      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 15, 2002
                           REGISTRATION NO. 333-87278
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO
                        FORM SB-2 REGISTRATION STATEMENT


                        UNDER THE SECURITIES ACT OF 1933

                                   ---------

                                 MIGRATEC, INC.
                 (Name of Small Business Issuer in its Charter)

--------------------------------------------------------------------------------

                     Delaware                           5045                      65-0125664
         (State or Other Jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
         Incorporation or Organization)     Classification Code Number)       Identification No.)

                                            11494 Luna Road, Suite 100
                                         Farmers Branch, Texas 75234-9421
                                                  (972) 969-0300
           (Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

                                                T. Ulrich Brechbuhl
                                            11494 Luna Road, Suite 100
                                         Farmers Branch, Texas 75234-9421
                                                  (972) 969-0300
                             (Name, Address and Telephone Number of Agent for Service)

                                                  With a copy to:
                                            Ted. S. Schweinfurth, Esq.
                                          Winstead Sechrest & Minick P.C.
                                              5400 Renaissance Tower
                                                  1201 Elm Street
                                             Dallas, Texas 75270-2199
                                                  (214) 745-5473

                                                      ---------


APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE



TITLE OF EACH CLASS OF                           PROPOSED MAXIMUM
   SECURITIES TO BE            NUMBER OF             OFFERING           PROPOSED MAXIMUM          AMOUNT OF
      REGISTERED           SHARES REGISTERED     PRICE PER SHARE(1)     OFFERING PRICE(1)     REGISTRATION FEE(2)
----------------------     -----------------     ------------------     -----------------     -------------------
Common stock, par                                    $1.03125
value $.001 per share                                $0.70875
                                                     $  0.335
                                                     $  0.570
                                                     $  0.365
                                                     $  0.275
                              81,987,685             $  0.415             $1,464,773.63             $134.76



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (o) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the common stock on August 28, 2000, with respect to 65,421,083 shares, on November 10, 2000, with respect to 3,669,250 shares, on April 25, 2001 with respect to 729,166 shares, on June 27, 2001, with respect to 6,533,451 shares, on December 14, 2001, with respect to 4,633,334 shares, on April 23, 2002, with respect to 14,619,425 shares, and on May 13, 2002 with respect to 3,529,575 shares as reported on the OTC Bulletin Board.

(2) Pursuant to Rule 429, the registration fee does not include $17,810.89 paid on August 31, 2000 with respect to 65,421,083 shares, $686.55 paid on November 13, 2000 with respect to 3,669,250 shares, $61.07 paid on April 30, 2001 with respect to 729,166 shares, $931.02 paid on June 28, 2001 with respect to 6,533,451 shares and $404.19 paid on December 19, 2001 with respect to 4,633,334 shares covered by Registration Statement No. 333-44946.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

         Pursuant to Rule 429 promulgated under the Securities Act of 1933, the prospectus that constitutes part of this Registration Statement is a combined prospectus and also relates to an aggregate of 68,225,485 shares of our common stock which were previously registered for sale in a Registration Statement on Form SB-2, Registration No. 333-44946. This Registration Statement also constitutes post-effective amendment no. 5 to Registration Statement No. 333-44946. This post-effective amendment shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act as amended.

PROSPECTUS

                                 MIGRATEC, INC.


                       81,987,685 SHARES OF COMMON STOCK

         This prospectus relates to the 81,987,685 shares of common stock, par value $0.001 per share, being registered for possible future resale, from time to time, by certain of our security holders. Of such shares, 80,872,685 shares are currently outstanding and 1,115,000 shares are reserved for issuance upon exercise of options and warrants that we have granted to these selling security holders or upon conversion of convertible debt held by these selling security holders. We will not receive any proceeds from the sale of the shares by these selling security holders. We may, however, receive up to approximately $358,000 in the event all the options and warrants held by the selling security holders are exercised. Any proceeds we receive from the exercise of the options and warrants will be used for general corporate purposes.



         Our common stock is traded on the OTC Bulletin Board under the trading symbol "MIGR." On May 13, 2002, the closing sale price for our common stock was $0.41.


                                   ---------

         AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                                   ---------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                   ---------


                  THE DATE OF THIS PROSPECTUS IS MAY 15, 2002.

                                TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
PROSPECTUS SUMMARY .......................................................................    1


RISK FACTORS .............................................................................    3


A NOTE ABOUT FORWARD-LOOKING STATEMENTS ..................................................    6


USE OF PROCEEDS ..........................................................................    7


PLAN OF DISTRIBUTION .....................................................................    7


SELLING SECURITY HOLDERS .................................................................    8


PRICE RANGE OF COMMON STOCK ..............................................................   13


DIVIDEND POLICY ..........................................................................   13


CAPITALIZATION ...........................................................................   14


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ....   16


BUSINESS .................................................................................   24


MANAGEMENT ...............................................................................   32


EXECUTIVE COMPENSATION ...................................................................   34


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ...........................................   37


STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS ...................   39


DESCRIPTION OF CAPITAL STOCK .............................................................   40


THE PRIVATE EQUITY LINE OF CREDIT COMMON STOCK PURCHASE AGREEMENT ........................   41


LEGAL PROCEEDINGS ........................................................................   42


LEGAL MATTERS ............................................................................   42


EXPERTS ..................................................................................   42


WHERE YOU CAN FIND MORE INFORMATION ......................................................   42

                                 MIGRATEC, INC.

                               PROSPECTUS SUMMARY

         We design, develop and market proprietary software code that automates the process of modifying software applications so that they will run efficiently when they are moved between operating systems (e.g., Windows, proprietary Unix and Linux) and between hardware architectures (e.g., 32-bit processors and 64-bit processors), a process known as "software migration." Because our software code automates the migration process, as opposed to requiring the entire migration process to be performed manually, our patented technology enables businesses to reduce the costs of migrating their existing software applications to more powerful operating environments, while modifying the code for the new environment and improving its quality. With our automated technology and processes, a programmer can effectively upgrade up to 10 times more lines of code per day as compared to the typical manual migration process which requires the programmer to manually upgrade source codes. To our knowledge, our migration products are the first to provide programmers with automated migration assistance for migrations involving "C" and "C++" languages.

         Currently, we focus on software migration involving code written in the "C" and "C++" computer languages for use in the Windows, Linux and Unix operating environments and expect that, for the foreseeable future, the majority of our revenues will be derived from migration products and services involving these computer languages. Estimates by the Aberdeen Group, an information technology consulting firm, indicate that "C" and "C++" based code comprises 20%-30% of the entire United States business application code base. This code base equates to a current market of over 30 billion unique lines of "C" and "C++" based code in the United States alone that are actively maintained and tens of billions more that are customized versions of prepackaged code. Over time, a portion of this code will need to be migrated to more capable hardware platforms, such as hardware platforms utilizing Intel's(R) new IA-64 chip known as "Itanium(TM)" and operating systems, such as Linux, yet current manual programming costs to upgrade or migrate software applications are expensive, with a cost estimated by us at about $0.75 to $1.25 per line of code. Our automated code migration engines permit code to be migrated at a fraction of that cost. Our experiences, as well as the experiences of our customers, indicate that, per line of code, costs to migrate software applications using our automated processes equate to approximately 20% of the costs incurred when such migrations are performed entirely manually.

         We derive revenue, and/or anticipate deriving revenue, from the following sources:

         o licensing our technology and software products to independent software vendors and systems integrators (software developers and those who build systems from a variety of diverse components, respectively) who then act as distribution channels by using our software to aid in the delivery of their services;

         o        providing migration services directly to customers; and

         o        consulting on specific migration assignments and issues.

         Our revenues in 1999, 2000 and 2001 totaled $905,179, $201,500 and
$209,900, respectively and our net losses in 1999, 2000 and 2001 totaled $4,184,078, $10,193,130 and $5,863,017, respectively. Our revenues in 2000 and
2001 resulted primarily from consulting services rather than software licensing as we spent the majority of our efforts during that period developing our software. We continue to develop new software products, but our products that facilitate both cross-platform (between operating systems) migration and the use of the Intel Itanium 64-bit processor are commercially ready and the subject of our current marketing efforts.


         Our 64Express(TM) product line entered the marketplace in October 2000 and the first of our 32Direct(TM) series of products became commercially available in April 2001. We have established a contractual, non-exclusive technology relationship with Intel, a contractual, non-exclusive referral relationship with Dell, non-contractual, non-exclusive technology relationships with IBM and Microsoft, as well as non-contractual, non-exclusive marketing relationships with Unisys, Intel, Hewlett-Packard/Compaq, Dell and IBM. We hope to develop similar relationships with other companies as well.


         Our contractual, non-exclusive relationship with Intel and our non-contractual, non-exclusive relationship with IBM were primarily technology based relationships pursuant to which they provided input which allowed us to adapt our software to facilitate migration to their technology. Our contractual, non-exclusive technology relationship with Dell was centered on a 64-bit consulting services agreement, under which we helped educate Dell customers on the issues involved with the move to 64-bit technology. We successfully transformed the Dell and IBM relationships into non-contractual, non-exclusive marketing relationships, encompassing both the cross-platform as well as the 64-bit opportunities, that we believe will prove successful in 2002. Our non-contractual, non-exclusive marketing relationships with Unisys and Hewlett-Packard/Compaq also encompass cross-platform and 64-bit opportunities. Our initial non-contractual, non-exclusive relationship with Microsoft was centered on facilitating the success of their 64-bit operating system. However, our relationship has grown to encompass the 32-bit cross-platform opportunity as well, as evidenced by the recent execution of a Master Services Agreement between MigraTEC and Microsoft. For further discussion regarding the nature and scope of our technology and marketing relationships, see "Management's Discussion and Analysis of Financial Condition and Results of Operations."


         Our desire to continue to expand our business, develop new products, and enhance existing services while maintaining our current operations will require additional capital. The additional capital required for us to continue as a going concern is discussed in the second risk factor on page 3 and in the report of our independent auditors contained in our financial statements beginning on page F-2 and specifically, in Note 2, "Going Concern Uncertainty."


         On June 28, 2001, the SEC declared our Registration Statement on Form SB-2 (File No. 333-57830) effective. This registration statement registers 30,650,000 shares of our common stock associated with a private equity line of credit agreement with Ironhead Investments Inc. The equity line of credit allows us to draw down up to $20,000,000 over a 20 month period. As of May 14, 2002, we have issued 5,027,189 shares of common stock at a weighted average price of $0.3629 per share under the private equity line yielding proceeds of $1,726,690 net of commission and escrow costs. See "The Private Equity Line of Credit Common Stock Purchase Agreement" on page 41.


         We are headquartered at 11494 Luna Road, Suite 100, Farmers Branch, Texas 75234-9421 and our telephone number is (972) 969-0300. We currently have approximately 31 full-time employees and have engaged approximately two contract programming consultants for particular projects.

                                  RISK FACTORS

         Prospective purchasers of our common stock should consider carefully the factors set forth below, as well as other information contained in this prospectus, before making a decision to invest in our common stock.

WE HAVE INCURRED SIGNIFICANT OPERATING LOSSES IN RECENT YEARS.

         We had substantial operating losses during the year ended December 31, 2001 and the prior two years. For the years ended December 31, 2001, 2000 and 1999, we incurred net losses of $5,863,017, $10,193,130 and $4,184,078, respectively. At December 31, 2001, we had an accumulated deficit of $27,694,334.

         There can be no assurance that we will be profitable in the future. Our continued failure to operate profitably may materially and adversely affect the value of our common stock.

         Our losses to date have been funded by loans and equity sales.

WE WILL REQUIRE ADDITIONAL FINANCING IN THE FUTURE, AND IF ADDITIONAL CAPITAL IS NOT AVAILABLE, WE MAY HAVE TO CURTAIL OR CEASE OPERATIONS.


         The report of Ernst & Young LLP covering the December 31, 2001 consolidated financial statements contains an explanatory paragraph that states that our recurring losses from operations and accumulated deficit raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. Therefore, we will need to raise more money to continue to finance our operations. Since December 31, 2001, we have completed private placements of 17,217,000 shares of unregistered common stock yielding proceeds of $4,304,250, issued 979,000 shares of common stock upon exercise of options and warrants yielding proceeds of $195,800 and issued 2,036,519 shares of common stock in connection with our private equity line yielding proceeds of $615,500 net of commissions and escrow costs. Any failure to raise additional financing may place us in financial jeopardy. Accordingly, subject to the success of our development programs and potential licensing transactions, we may require an additional infusion of capital to complete the research and development activities we currently contemplate and to commercialize our proposed products. We may need to raise additional capital to maintain our current level of operations, to fund more rapid expansion, to develop new products and to enhance existing services to respond to competitive pressures, and to acquire complementary businesses or technologies. While we believe that funds will be available to maintain our current operations and to fund expansion, development and enhancement of our existing products over the next 12 months, the extent of our future capital needs depends on many factors, including:


         o the scope, duration and expenditures associated with our current research and development programs;

         o        continued progress in these programs;

         o        the outcome of potential licensing transactions, if any;

         o        competing technological developments;

         o        our proprietary patent position, if any, in our products; and

         o        other factors which may not be within our control.


         If it becomes necessary to obtain financing, we may not be able to obtain additional financing at these times on terms favorable to us, if at all. For example, a decline in the trading volume or price of our common stock would reduce the maximum amount we can draw down under our equity line of credit agreement with Ironhead Investments Inc. and a decline of more than 50% in the trading volume or price of our common stock may materially affect our ability to draw down under the equity line at all. In addition, we may not be able to draw down under the equity line if we fail to meet the preconditions in the equity line of credit common stock purchase agreement. The common stock purchase agreement limits our ability to raise money from other sources by prohibiting us from selling our securities to third parties at a discount to the market price under certain conditions during the term of the agreement. Therefore, if we need to raise capital from other sources, we may have to seek Ironhead's permission. If Ironhead does not allow us to obtain capital by selling our securities at a discount to market price, we will have to seek financing through other means, which may not be possible on terms favorable to us, if at all. See "The Private Equity Line of Credit Common Stock Purchase Agreement."


         Without additional funding, we may have to delay, reduce or eliminate one or more research or development programs and reduce overall overhead expenses. This action may reduce the market price of our common stock.

SUCCESSFUL IMPLEMENTATION OF OUR BUSINESS PLAN OVER THE NEXT TWELVE MONTHS IS DEPENDENT ON THE SUCCESSFUL INTRODUCTION AND ACCEPTANCE OF THE INTEL ITANIUM 64-BIT PROCESSOR FAMILY OF CHIPS AND ASSOCIATED PRODUCTS AND SERVICES INTO THE MARKETPLACE. UNSUCCESSFUL INTRODUCTION OF THESE PRODUCTS AND SERVICES WOULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.


         Currently, a portion of our product line and services are for the automated migration of software written for a 32-bit processor to a 64-bit environment. The demand for our 32-bit to 64-bit migration products and services depends on the successful introduction of the Intel Itanium 64-bit processor family of chips, including Itanium and McKinley, and associated products and services into, and their acceptance by, the market. Intel announced the future availability of its Itanium 64-bit processor in late May 2001. Introduction of McKinley, the second generation of the Intel Itanium 64-bit processor, is scheduled for the second half of 2002. If the introduction of the Intel Itanium 64-bit processor family of chips and associated products and services is not successful, the demand for our products and services will be delayed. Accordingly, our results of operations and financial condition would be materially adversely affected.


SLOW DEVELOPMENT OF A MARKET FOR OUR PRODUCTS AND SERVICES WOULD MATERIALLY AND ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.


         The demand for our migration products and services depends on, among other things, the introduction and widespread acceptance of new technology requiring migration of existing software programs, and the quantity of source code in such software programs requiring migration. While management believes that such demand exists and will develop, there can be no assurance as to the rate of development of such demand. Slow development of the demand for our products and services would adversely affect our short-term results of operations. We believe that funds will be available over the next twelve months to maintain our current operations and to fund expansion, development and enhancement of our existing products. However, if the demand for our products and services develops more slowly than management currently anticipates, we may need to raise additional capital sooner than currently projected to enable us to sustain our operations long enough to achieve profitability.


OUR BUSINESS IS LARGELY DEPENDENT ON ESTABLISHING AND MAINTAINING TECHNOLOGICAL DEVELOPMENT AND MARKETING RELATIONSHIPS WITH MAJOR TECHNOLOGY COMPANIES. THE LOSS OR FAILURE TO DEVELOP THESE RELATIONSHIPS WOULD RESULT IN A LACK OF TECHNOLOGICAL ADVANCES IN OUR MIGRATION SOFTWARE AND SERVICES AS WELL AS FEWER CUSTOMERS.


         We have established technological development and marketing relationships with major technology companies. As of May 14, 2002, we have established contractual, non-exclusive technology relationships with Intel and Microsoft, a contractual, non-exclusive referral relationship with Dell, a non-contractual, non-exclusive technology relationship with IBM, as well as non-contractual, non-exclusive marketing relationships with Unisys, Intel, Hewlett-Packard/Compaq, Dell and IBM. We depend on these relationships to help us develop products that are compatible with the products of these companies, to introduce us as a migration software provider to their key customers and to assist us in marketing our migration products. Failure to establish or maintain developmental and marketing relationships with major technology companies would result in a lack of technological advances in our migration software and services as well as fewer customers.


OUR CURRENT PRODUCTS AND SERVICES MAY BECOME QUICKLY OUTDATED.

         The markets for our products and services are characterized by rapidly changing technology. Accordingly, we believe that our future success depends on our ability to develop new products and services that can meet market needs on a timely basis. There can be no assurance that we will be able to do so, or that we will be able to respond effectively to technological changes introduced by our technological development associates or future competitors.

         If we delay or fail to introduce new products and services, our results of operations and financial condition would be materially adversely affected. Even if we develop timely and successful products and services, there can be no assurance that others will not introduce technology or services that significantly diminish the value of ours or render them obsolete.

OUR TECHNOLOGY AND INTELLECTUAL PROPERTY MAY INFRINGE UPON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

         We use patented technology, but we cannot be certain that our technology and intellectual property does not infringe upon issued patents or other intellectual property rights of others. Because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to our technology without our knowledge. If our technology infringes upon issued patents or intellectual property rights of others, we may be forced to stop, change or limit the development, marketing or sale of our products. We may be subject to legal proceedings and claims from time to time in the ordinary course of business relating to intellectual property rights.

WE DEPEND ON OUR KEY MANAGEMENT PERSONNEL FOR SUCCESSFUL OPERATION OF OUR BUSINESS.


         The operation and development of our business depend greatly on the efforts of our senior management. The loss of services of our key employees could adversely affect us. If we are unable to retain a skilled and cohesive management team, our results of operations and financial condition would be materially adversely affected.


WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR COMPETITORS.

         We currently face competition primarily from manual migration services providers. At this time, we do not believe that we have any direct competitors who have developed automated migration products for the "C" and "C++" languages, although there are a small number of companies who have developed automated migration products of one kind or another for other language sets. We expect that some competitors will emerge as the market develops and therefore, no assurance can be given that other companies will not develop technology that is similar or superior to ours. We believe we have a competitive advantage by virtue of having developed our software during the last few years and as a result of the in depth relationships we have built with the majority of the industry leading original equipment manufactures. However, our future competitors may have greater name recognition and have, or have access to, substantially greater financial and personnel resources than those available to us.


SUBSTANTIALLY ALL OF OUR OUTSTANDING COMMON STOCK IS FREELY TRADABLE AND MAY BE SOLD INTO THE MARKET AT ANY TIME, AND UP TO ANOTHER 25,622,811 SHARES WILL BE FREELY TRADABLE UPON THE EXERCISE OF WARRANTS ISSUED IN CONNECTION WITH, AND THE EXERCISE OF OUR OPTION TO SELL SHARES UNDER, OUR PRIVATE EQUITY LINE. IN ADDITION, 81,987,685 SHARES ARE FREELY TRADABLE PURSUANT TO THIS REGISTRATION STATEMENT, SUBJECT TO THE TERMS OF EXERCISE OF WARRANTS AND OPTIONS AND THE CONVERSION OF CONVERTIBLE DEBT. THIS COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.



         In June 2001, we filed a registration statement covering 30,000,000 shares of our common stock which are issuable pursuant to the equity line of credit agreement with Ironhead and an aggregate of 650,000 shares of our common stock issuable upon the exercise of warrants issued in connection with the equity line. As of May 14, 2002, we have issued 5,027,189 shares of common stock pursuant to the private equity line. The remaining 25,622,811 shares of our common stock that will be freely tradable upon the exercise of the warrants and the exercise of our option to sell shares under the private equity line represent an increase in our presently outstanding common stock of approximately 16.12%. In addition, of the 81,987,685 shares registered under this registration statement, 1,115,000 shares are subject to the terms and exercise of warrants and options, representing an increase in our presently outstanding common stock of approximately .70%. The market price of our common stock could drop significantly if the holders of all of our freely tradable shares sell them or are perceived by the market as intending to sell them.


         As we exercise our put rights and sell shares of our common stock to Ironhead, and if and to the extent that Ironhead sells the common stock, our common stock price may decrease due to the additional shares in the market. If the price of our common stock decreases, and if we decide to exercise our right to put additional shares to Ironhead, we would be required to issue more shares of our common stock for any given dollar amount invested by Ironhead. This may encourage short sales, which could place further downward pressure on the price of our common stock.

PRIVATE EQUITY LINE DRAWS MAY RESULT IN SUBSTANTIAL DILUTION.


         We issue shares to Ironhead upon exercise of our put rights at a price equal to 94% of the average of the volume weighted average price of our common stock over the 22 trading days immediately after the date we deliver and Ironhead confirms receipt of notice of a draw down request on the private equity line. Accordingly, the exercise of our put rights may result in substantial dilution to the interests of the other holders of our common stock. In the event all 30,000,000 of the shares registered in connection with the private equity line agreement were to be issued under the equity line at an average price of $.667 per share, a total of $20,000,000 would be raised. However, nothing prevents us from selling the shares for less than $.667 per share. Of the 30,000,000 shares of common stock that we may sell under the equity line, we have sold 5,027,189 shares through May 14, 2002 at a weighted average price of $0.3629 per share, raising a total of $1,726,690 net of commissions and escrow costs. If and when we exercise our option to sell the remaining 24,972,811 shares, the number of our shares outstanding would increase by approximately 15.71%. Accordingly, when the price of our common stock is less than $.667 per share during the 20-month period of the common stock purchase agreement, we may need to register additional shares for resale to access the full amount of financing available. Registering additional shares could have a further dilutive effect on the value of our common stock. If we are unable to register the additional shares of common stock, we may experience delays in accessing or be unable to access, some of the $20,000,000 available under the private equity line.


         Based on the number of shares of our common stock that could have been issued to Ironhead based on hypothetical draws made under the equity line in the aggregate amount of $767,139 (the maximum draw down amount available under the equity line on May 10, 2002) and calculated assuming sales prices of $0.430, $0.323, $0.215 and $0.108 per share (100%, 75%, 50% and 25%, respectively, of the closing price of our common stock on May 10, 2002), Ironhead's potential percentage ownership of our common stock would be 1.39%, 1.84%, 2.74% and 5.34%, respectively.


OUR COMMON STOCK HAS EXPERIENCED IN THE PAST, AND IS EXPECTED TO EXPERIENCE IN THE FUTURE, SIGNIFICANT PRICE AND VOLUME VOLATILITY, WHICH SUBSTANTIALLY INCREASES THE RISK OF LOSS TO PERSONS OWNING OUR COMMON STOCK.

         Because of the limited trading market for our common stock, and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. In 2000, our stock price ranged from a high of $3.2813 to a low of $0.2031 per share, in 2001, our stock price ranged from a high of $0.80 to a low of $0.25, and during the first quarter of 2002, our stock price ranged from a high of $0.39 to a low of $0.30. The inability to sell your shares in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our common stock may suffer greater declines because of its price volatility.

WE ARE SUBJECT TO THE "PENNY STOCK" RULES WHICH MAY MAKE BUYING OR SELLING OUR COMMON STOCK MORE DIFFICULT.

         Trading in our common stock is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. In addition, unless an exception is available, the broker-dealer must deliver a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market prior to any transaction. Further, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage them from effecting transactions in our common stock, which could severely limit the market price and liquidity of our securities.

                     A NOTE ABOUT FORWARD-LOOKING STATEMENTS

         All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus, are forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "such" or "believe." The forward-looking statements included in this prospectus are based on current expectations that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

         Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Although management believes that the expectations reflected in such forward-looking statements are accurate, no assurance can be given that such expectations will occur. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, the inclusion of such information should not be regarded as a representation by the Company, management or any other person that our objectives will be achieved.

         Key factors that could cause actual results to differ materially from our expectations, estimates of costs, projected results or anticipated results include, but are not limited to, the following risks:

         o we may not be able to generate sufficient cash flows to fund operations or to obtain additional financing on favorable terms;

         o we may not be able to effectively penetrate our target markets for migration products and sales;

         o we may not be able to successfully develop and/or protect our technology;

         o we may not be able to effectively control increases in expenses associated with sales growth and other costs;

         o management may not be able to successfully implement our business plan and sales strategy;

         o we may not be able to attract and retain a skilled and cohesive management group; and

         o unfavorable changes in economic and industry conditions and regulatory requirements may develop.

                                 USE OF PROCEEDS


         We will not receive any proceeds from the sale of the common stock by the selling security holders. We may, however, receive up to approximately $358,000 in the event all the options and warrants held by the selling security holders are exercised. We will use the net proceeds we receive from the exercise of options and warrants for working capital and general corporate purposes. Pending any such uses, we intend to invest the net proceeds from option and warrant exercises in short-term, interest-bearing securities or accounts.


                              PLAN OF DISTRIBUTION

         We are registering the shares of our common stock described in this prospectus for the selling security holders named below under the caption "Selling Security Holders." We are registering the common stock to satisfy our obligations under agreements with some of the selling security holders to register their common stock so that their shares will be freely tradable and to provide our affiliates with freely tradable shares of our common stock. We are unaware of any selling security holders with plans to sell their holdings of our common stock. Subject to the limitations on the use of this prospectus described below, the list of "selling security holders" also includes persons who receive shares as a gift from a selling security holder, commonly known as donees, and persons who receive shares from a selling security holder as collateral to secure a loan, commonly known as pledgees, selling shares received from a named selling security holder after the date of this prospectus.

         All costs, expenses and fees incurred in connection with the registration of the shares offered by this prospectus will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares will be borne by the selling security holders. Sales of the shares may be made by selling security holders from time to time in one or more types of transactions, which may include block transactions, in the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of the shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. We are not aware of any selling security holders having entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling security holders.

         The selling security holders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling security holders or the purchasers of the shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

         The selling security holders may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with such selling security holder, including in connection with distributions of the common stock by such broker-dealers. The selling security holders may enter into option or other transactions with broker-dealers that involve the delivery of their shares to the broker-dealers, who may then resell or otherwise transfer such shares.

         The selling security holders may also loan or pledge their shares to a broker-dealer and the broker-dealer may sell the shares so loaned or, upon a default, may sell or otherwise transfer the pledged shares.

         Certain selling security holders and any broker-dealers that act in connection with the sale of their shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. We have agreed to indemnify some of the selling security holders for liabilities they incur for selling their shares using this prospectus, including liabilities arising under the Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of their shares against certain liabilities, including liabilities arising under the Securities Act.

         Because certain selling security holders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, those selling security holders will be subject to the prospectus delivery requirements of the Securities Act. The anti-manipulative rules under the Securities Exchange Act, including Regulation M, may apply to their sales in the market.

         Selling security holders also may resell all or a portion of their common stock in open market transactions in reliance upon the SEC's Rule 144, provided they meet the criteria and conform to the requirements of the Rule.

         Upon our being notified by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of such selling security holder's shares of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will, if required, file a supplement or an amendment to this prospectus disclosing the name of each such selling security holder and of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold, the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus, and the other facts material to the transaction. In addition, upon our being notified by a selling security holder that a donee or pledgee intends to sell more than 500 shares, we will file a supplement to this prospectus.

         Sales of a substantial number of shares of the common stock in the public market by the selling security holders or even the potential of such sales could adversely affect the market price for our common stock, which could have a direct impact on the value of the shares being offered by the selling security holders.

                            SELLING SECURITY HOLDERS


         The following table sets forth the name of each selling security holder; the number of shares of common stock and the number of shares underlying the warrants, options and convertible debt beneficially owned by each selling security holder; the number of shares of common stock and the number of shares underlying the warrants, options and convertible debt offered for sale for each selling security holder's account; and the number of securities, and if 1% or more, the percentage of securities to be beneficially owned by each selling security holder after the offering's completion. The information set forth in the table below is as of May 14, 2002 and is based on information provided to us by the selling security holders. Because the selling security holders may sell all, a portion or none of their shares, no estimate can be made of the aggregate number of shares that may actually be sold by any selling security holder or that may be subsequently owned by any selling security holder.


         The shares offered by this prospectus may be sold from time to time by the selling security holders named below.


                                                     SECURITIES BENEFICIALLY
                                                     OWNED PRIOR TO OFFERING
                                                 -------------------------------
                                                                       COMMON
                 NAME                            WARRANTS   OPTIONS     STOCK
                 ----                            --------   -------   ----------
4 Seas, LLC (3) ............................                             200,000
Allman, Pierce M. (2) ......................                              80,000
Atlas, Pearlman, Trop &
Borkson PA (4) (2) .........................                              71,429
Baker, Jr., Angus M. (28) ..................                              35,000
Baldwin, Glenn (3) .........................                              48,000
Bank of America, N.A. and
Ward Lay, Jr. Co-Trustees under
Agreement of Herman W. Lay
F/B/O H. Ward Lay, Jr. (28) (37) ...........                             400,000
Bankhead, Charles H. (28) ..................                             200,000
Barretti, Philip (2) .......................                             152,858
Bass, George T. (3) ........................                              50,000
BEM Capital Partners, LP (3) ...............                              40,000
Berkin, Larry (2) ..........................                             100,000
Boehme, Mark (3) ...........................                              75,000
Boutcher, Daniel (3) .......................                              33,500
                                                                                                    SECURITIES
                                                               SECURITIES OFFERED                  BENEFICIALLY
                                                 -----------------------------------------------       OWNED
                                                                         COMMON     TOTAL SHARES       AFTER
                 NAME                            WARRANTS    OPTIONS     STOCK       REGISTERED      OFFERING
                 ----                            --------    -------   ----------   ------------   ------------
4 Seas, LLC (3) ............................                              200,000        200,000              0
Allman, Pierce M. (2) ......................                               80,000         80,000              0
Atlas, Pearlman, Trop &
Borkson PA (4) (2) .........................                               71,429         71,429              0
Baker, Jr., Angus M. (28) ..................                               35,000         35,000              0
Baldwin, Glenn (3) .........................                               48,000         48,000              0
Bank of America, N.A. and
Ward Lay, Jr. Co-Trustees under
Agreement of Herman W. Lay
F/B/O H. Ward Lay, Jr. (28) (37) ...........                              400,000        400,000              0
Bankhead, Charles H. (28) ..................                              200,000        200,000              0
Barretti, Philip (2) .......................                              152,858        152,858              0
Bass, George T. (3) ........................                               50,000         50,000              0
BEM Capital Partners, LP (3) ...............                               40,000         40,000              0
Berkin, Larry (2) ..........................                              100,000        100,000              0
Boehme, Mark (3) ...........................                               75,000         75,000              0
Boutcher, Daniel (3) .......................                               33,500         33,500              0

                                                   SECURITIES BENEFICIALLY
                                                    OWNED PRIOR TO OFFERING
                                                 -------------------------------
                                                                       COMMON
                 NAME                            WARRANTS   OPTIONS     STOCK
                 ----                            --------   -------   ----------
Brodsky, Fred (3) ..........................                             480,000
Brown, Chris (3) ...........................                              48,000
Brown, Larry (3) ...........................                              19,200
Bruce, Carl and Tracie (3) .................                               2,400
Cabe, Thomas (5) (8) .......................                           6,984,000
Campbell, Matthew (3) ......................                             250,000
Campbell, Norma H. (28) ....................                             250,000
Carpenter, James R. (2) ....................                              71,429
Carsam Capital (28) (29) ...................                             400,000
Carter, Michael L. (28) ....................                             632,000
CeCe Turner Partners, LP (28) (30) .........                             200,000
Craig, James E. (2) ........................                              71,429
David, Leslie W. (3) .......................                             191,429
Davis, James L. (3) ........................                              50,000
Dews, Richard G. (6) (2) ...................                             600,000
Dreher Living Trust (7) (3) ................                              60,000
EAI Partners, Inc. (8) .....................                             860,910
Engenheiro, Marcel (3) .....................                              25,000
FB Investment Club (2) .....................                             200,000
Feldman, Richard (2) .......................                             214,287
Fialkow, Frederick H. (2) ..................                              71,429
Franklin, Janet (3) ........................                              25,000
Franklin, John W. (3) ......................                             960,000
Friedman, Richard (2) ......................                             285,716
Frisco, William E. (3) .....................                             100,000
Gellis, Henry (3) ..........................                             556,000
GHK Corporation (9) (2) ....................                           1,013,500
Gillette, John O. (3) ......................                              50,000
Gray, Brenda R. (28) .......................                             431,000
Gray, George D. (3) ........................                             208,000
Gray, Jr., Richard A. (10) (28) ............      300,000   250,000    2,595,000
Gray, Richard & Carolyn TTEES (3) ..........                             250,000
Green, III, Leon C. (28) ...................                             160,000
Grover, Paul (28) ..........................                              24,000
Haberman, James (2) ........................                              71,429
Hefner, C.R., Jr. (2) (28)..................                           1,080,000
Helfan, Robin (3) ..........................                              35,715
Helmbrist Investments Ltd.(11) (3) ........                               71,429
Henning, Han (2) ...........................                             142,858
Innovative Research Associates,
Inc. (12) (3) .............................                               35,000
Irish, Charles F., Jr. (28) ................                             220,000
Jackson, Reta (3) ..........................                              25,000
Jansson, Anders (2) ........................                              71,429
Jess Turner, sole proprietor
d/b/a Delta Traders (28) ...................                           1,200,000
John S. and Patricia S. Bailey
Revocable Living Trust (28) ................                             300,000
Johnston, Lance (3) ........................      240,000
Karlin, Maurice J. (2) .....................                              71,429
Knighton, Maurice H. (3) ...................                               8,000
Korita, Eric (28) ..........................                             250,000
Korita, Irving (3) .........................                              50,000
L&L Investments, Ltd. (31) .................                              50,000
Lancaster, Robert P. (28) ..................                              50,000
Landau, Frances S. Trust (13) (2) ..........                             214,287
Larzelere, H.T. (28) .......................                              50,000
Lay, H. Ward (2) ...........................                             960,000
Lee, Jiin Jen (2) ..........................                              71,429
Lewis, Lee (28) ............................                             600,000
                                                                                                    SECURITIES
                                                               SECURITIES OFFERED                  BENEFICIALLY
                                                 -----------------------------------------------       OWNED
                                                                         COMMON     TOTAL SHARES       AFTER
                 NAME                            WARRANTS    OPTIONS     STOCK       REGISTERED      OFFERING
                 ----                            --------    -------   ----------   ------------   ------------
Brodsky, Fred (3) ..........................                              480,000        480,000              0
Brown, Chris (3) ...........................                               48,000         48,000              0
Brown, Larry (3) ...........................                               19,200         19,200              0
Bruce, Carl and Tracie (3) .................                                2,400          2,400              0
Cabe, Thomas (5) (2) .......................                            6,984,000      6,984,000              0
Campbell, Matthew (3) ......................                              250,000        250,000              0
Campbell, Norma H. (28) ....................                              250,000        250,000              0
Carpenter, James R. (2) ....................                               71,429         71,429              0
Carsam Capital (28) (29) ...................                              400,000        400,000              0
Carter, Michael L. (28) ....................                              632,000        632,000              0
CeCe Turner Partners, LP (28) (30) .........                              200,000        200,000              0
Craig, James E. (2) ........................                               71,429         71,429              0
David, Leslie W. (3) .......................                              191,429        191,429              0
Davis, James L. (3) ........................                               50,000         50,000              0
Dews, Richard G. (6) (2) ...................                              600,000        600,000              0
Dreher Living Trust (7) (3) ................                               60,000         60,000              0
EAI Partners, Inc. (8) .....................                              860,910        860,910              0
Engenheiro, Marcel (3) .....................                               25,000         25,000              0
FB Investment Club (2) .....................                              200,000        200,000              0
Feldman, Richard (2) .......................                              214,287        214,287              0
Fialkow, Frederick H. (2) ..................                               71,429         71,429              0
Franklin, Janet (3) ........................                               25,000         25,000              0
Franklin, John W. (3) ......................                              960,000        960,000              0
Friedman, Richard (2) ......................                              285,716        285,716              0
Frisco, William E. (3) .....................                              100,000        100,000              0
Gellis, Henry (3) ..........................                              556,000        556,000              0
GHK Corporation (9) (2) ....................                            1,013,500      1,013,500              0
Gillette, John O. (3) ......................                               50,000         50,000              0
Gray, Brenda R. (28) .......................                              431,000        431,000     100,000/(1)
Gray, George D. (3) ........................                              208,000        208,000              0
Gray, Jr., Richard A. (10) (28) ............      300,000    250,000    2,595,000      3,145,000     500,000/(1)
Gray, Richard & Carolyn TTEES (3) ..........                              250,000        250,000              0
Green, III, Leon C. (28) ...................                              160,000        160,000              0
Grover, Paul (28) ..........................                               24,000         24,000              0
Haberman, James (2) ........................                               71,429         71,429              0
Hefner, C.R., Jr. (2) ......................                            1,080,000      1,080,000              0
Helfan, Robin (3) ..........................                               35,715         35,715              0
Helmbrist Investments Ltd.(11) (3) ........                                71,429         71,429              0
Henning, Han (2) ...........................                              142,858        142,858              0
Innovative Research Associates,
Inc. (12) (3) .............................                                35,000         35,000              0
Irish, Charles F., Jr. (28) ................                              220,000        220,000              0
Jackson, Reta (3) ..........................                               25,000         25,000              0
Jansson, Anders (2) ........................                               71,429         71,429              0
Jess Turner, sole proprietor
d/b/a Delta Traders (28) ...................                            1,200,000      1,200,000              0
John S. and Patricia S. Bailey
Revocable Living Trust (28) ................                              300,000        300,000              0
Johnston, Lance (3) ........................      240,000                                240,000              0
Karlin, Maurice J. (2) .....................                               71,429         71,429              0
Knighton, Maurice H. (3) ...................                                8,000          8,000              0
Korita, Eric (28) ..........................                              250,000        250,000              0
Korita, Irving (3) .........................                               50,000         50,000              0
L&L Investments, Ltd. (31) .................                               50,000         50,000              0
Lancaster, Robert P. (28) ..................                               50,000         50,000              0
Landau, Frances S. Trust (13) (2) ..........                              214,287        214,287              0
Larzelere, H.T. (28) .......................                               50,000         50,000              0
Lay, H. Ward (2) ...........................                              960,000        960,000              0
Lee, Jiin Jen (2) ..........................                               71,429         71,429              0
Lewis, Lee (28) ............................                              600,000        600,000

                                                     SECURITIES BENEFICIALLY
                                                     OWNED PRIOR TO OFFERING
                                                 -------------------------------
                                                                       COMMON
                 NAME                            WARRANTS   OPTIONS     STOCK
                 ----                            --------   -------   ----------
Light, Larry & Bruce (2) ...................                              71,429
Liston, III, Jack D. (28) ..................                              40,000
MacPhee, Larry (3) .........................                              60,000
Manchester, Jeffrey C. (2) .................                              96,429
Mannix, J. Stephen  (28) ...................                              40,000
Mantzke, Jody L. (28) ......................                              40,000
Markowitz, Jeffrey (2) .....................                             285,716
Matthews, Ronda (28) .......................                             100,000
McBee, III, William D. (28) ................                              60,000
Mercury Fund No. 1, Ltd. (16) (28) .........                          15,414,800
Meredith, Joy (3) ..........................                              40,000
MJ Capital Partners (14) (2) ...............                             240,000
MT Partners, LP (15) (28) ..................                          12,788,700
Murfin, Steven J. (3) ......................                              50,000
Muth, Harold and Doloras (28) ..............                             100,000
Myers, Mark C. (17) (2) ....................                225,000      205,000
Napolitani, Frank L. (3) ...................                              10,000
Nisovoccia, Raymond (2) ....................                              37,500
Noble Investment Company (18) (3) ..........                             704,878
Norris, Darell F. (2) ......................                             262,858
Norris Family Trust (19) (2) ...............                              20,000
Notowitz, Allen (28) .......................                             200,000
O'Keefe, Ian (28) ..........................                             160,000
Overstreet, John V. (3) ....................                              96,000
Passanante, Albert (3) .....................                              37,500
Phoenix Energy Companies, Inc. (5) (2) .....                           2,000,000
Plimpton, Leslie (3) .......................                               2,400
Podesta, Jeffrey & Sofia (3) (28) ..........                             575,000
Podesta, Nicolas (2) .......................                              50,000
Pollock, Thomas L. &  Barbara L. (3) .......                              35,714
Price, W. Christopher (2) ..................                             125,000
Pyatt, Ken (28) ............................                             378,000
Pyrenees Capital Ltd. (20) (2) .............                             142,858
Richard A. Gray Children's
Trust (28) (32) ............................                             200,000
Richards, Glenn and Bernita (3) ............                             155,000
Rothman, Norman (2) ........................                              71,429
Rothman, Norman & Caryl (2) ................                              71,429
Rowan, Marcus A. (21) (2) ..................       50,000              1,460,750
Russell Post Properties (22) (2) ...........                              71,429
Schaufele, Louis J. (3) ....................                              40,000
Schrock, Omer (2) ..........................                              71,429
Schubert, Dennis D. (3) ....................                              35,715
Schwartz, Armond G., Jr. (3) ...............                             120,000
Scot Holding, Inc. (28) (33) ...............                           1,000,000
Seaview Holding Company (28) (34) ..........                              40,000
Singer, Daniel (3) .........................                               3,200
Sohm, Henry J. (3) .........................                               6,000
SSJ Development, LLC (23) (28) .............                           5,055,000
                                                                                                    SECURITIES
                                                               SECURITIES OFFERED                  BENEFICIALLY
                                                 -----------------------------------------------       OWNED
                                                                         COMMON     TOTAL SHARES       AFTER
                 NAME                            WARRANTS    OPTIONS     STOCK       REGISTERED      OFFERING
                 ----                            --------    -------   ----------   ------------   ------------
Light, Larry & Bruce (2) ...................                               71,429         71,429              0
Liston, III, Jack D. (28) ..................                               40,000         40,000              0
MacPhee, Larry (3) .........................                               60,000         60,000              0
Manchester, Jeffrey C. (2) .................                               96,429         96,429              0
Mannix, J. Stephen  (28) ...................                               40,000         40,000              0
Mantzke, Jody L. (28) ......................                               40,000         40,000              0
Markowitz, Jeffrey (2) .....................                              285,716        285,716              0
Matthews, Ronda (28) .......................                              100,000        100,000              0
McBee, III, William D. (28) ................                               60,000         60,000              0
Mercury Fund No. 1, Ltd. (16) (28) .........                           15,414,800     15,414,800              0
Meredith, Joy (3) ..........................                               40,000         40,000              0
MJ Capital Partners (14) (2) ...............                              240,000        240,000              0
MT Partners, LP (15) (28) ..................                           12,788,700     12,788,700              0
Murfin, Steven J. (3) ......................                               50,000         50,000              0
Muth, Harold and Doloras (28) ..............                              100,000        100,000              0
Myers, Mark C. (17) (2) ....................                 225,000      205,000        430,000              0
Napolitani, Frank L. (3) ...................                               10,000         10,000              0
Nisovoccia, Raymond (2) ....................                               37,500         37,500              0
Noble Investment Company (18) (3) ..........                              704,878        704,878              0
Norris, Darell F. (2) ......................                              262,858        262,858              0
Norris Family Trust (19) (2) ...............                               20,000         20,000              0
Notowitz, Allen (28) .......................                              200,000        200,000              0
O'Keefe, Ian (28) ..........................                              160,000        160,000              0
Overstreet, John V. (3) ....................                               96,000         96,000              0
Passanante, Albert (3) .....................                               37,500         37,500              0
Phoenix Energy Companies, Inc. (5) (2) .....                            2,000,000      2,000,000              0
Plimpton, Leslie (3) .......................                                2,400          2,400              0
Podesta, Jeffrey & Sofia (3) (28) ..........                              575,000        575,000              0
Podesta, Nicolas (2) .......................                               50,000         50,000              0
Pollock, Thomas L. &  Barbara L. (3) .......                               35,714         35,714              0
Price, W. Christopher (2) ..................                              125,000        125,000              0
Pyatt, Ken (28) ............................                              378,000        378,000              0
Pyrenees Capital Ltd. (20) (2) .............                              142,858        142,858              0
Richard A. Gray Children's
Trust (28) (32) ............................                              200,000        200,000              0
Richards, Glenn and Bernita (3) ............                              155,000        155,000              0
Rothman, Norman (2) ........................                               71,429         71,429              0
Rothman, Norman & Caryl (2) ................                               71,429         71,429              0
Rowan, Marcus A. (21) (2) ..................       50,000               1,460,750      1,510,750     550,000/(1)
Russell Post Properties (22) (2) ...........                               71,429         71,429              0
Schaufele, Louis J. (3) ....................                               40,000         40,000              0
Schrock, Omer (2) ..........................                               71,429         71,429              0
Schubert, Dennis D. (3) ....................                               35,715         35,715              0
Schwartz, Armond G., Jr. (3) ...............                              120,000        120,000              0
Scot Holding, Inc. (28) (33) ...............                            1,000,000      1,000,000              0
Seaview Holding Company (28) (34) ..........                               40,000         40,000              0
Singer, Daniel (3) .........................                                3,200          3,200              0
Sohm, Henry J. (3) .........................                                6,000          6,000              0
SSJ Development, LLC (23) (28) .............                            5,055,000      5,055,000              0

                                                    SECURITIES BENEFICIALLY
                                                    OWNED PRIOR TO OFFERING
                                                 -------------------------------
                                                                       COMMON
                 NAME                            WARRANTS   OPTIONS     STOCK
                 ----                            --------   -------   ----------
Stallones W. Leighton &
Sandra S. TIC (3) ..........................                             100,000
Sterquel, JC (28) ..........................                           2,072,500
Sterquel, Steve (28) .......................                           1,000,000
Stoica, Mariana (3) ........................                              50,000
Street Search Partners, LP (3) .............                             954,285
Swirsky, Benjamin (24) (2) .................       50,000                197,500
TDF Management (25) (2) ....................                              71,429
Technology Enablers Inc. (28) ..............                             900,000
Templin, David W. (28) .....................                              50,000
The Glebe Group (9) (2) ....................                              40,000
The Hoot Family Trust (28) (35) ............                             320,000
Tripplehorn, David R. (28) .................                              25,000
Van Burkleo Grantor Trust (26) (2) .........                              96,000
Varel, Carrie (28) .........................                              32,000
Vervack, James (3) .........................                              50,000
Wahlin, Lars (3) ...........................                             142,858
Walker Smith Capital Master
Fund (28) (30) .............................                           1,000,000
Walker Smith International Fund,
Ltd. (28) (30) .............................                           1,000,000
Watson, Deane C., Jr. (27) (2) .............                             675,000
Watson Family Trust (27) (2) ...............                             300,000
Whiddon, Lonnie L. (2) .....................                             480,000
Wilson, Bruce L. (28) ......................                              20,000
Worldwide Iron, Inc. (28) (36) .............                             500,000
WS Opportunity Fund
International, Ltd. (28) (30) ..............                             500,000
WS Opportunity Master Fund (28) (30) .......                           1,900,000
Zhuang, Fei (2) ............................                              71,429
                                                  -------   -------   ----------
                                                  640,000   475,000   80,872,685
                                                  =======   =======   ==========
                                                                                                    SECURITIES
                                                             SECURITIES OFFERED                    BENEFICIALLY
                                                 -----------------------------------------------       OWNED
                                                                         COMMON     TOTAL SHARES       AFTER
                 NAME                            WARRANTS    OPTIONS     STOCK       REGISTERED      OFFERING
                 ----                            --------    -------   ----------   ------------   ------------
Stallones W. Leighton &
Sandra S. TIC (3) ..........................                             100,000        100,000              0
Sterquel, JC (28) ..........................                           2,072,500      2,072,500              0
Sterquel, Steve (28) .......................                           1,000,000      1,000,000              0
Stoica, Mariana (3) ........................                              50,000         50,000              0
Street Search Partners, LP (3) .............                             954,285        954,285              0
Swirsky, Benjamin (24) (2) .................      50,000                 197,500        247,500              0
TDF Management (25) (2) ....................                              71,429         71,429              0
Technology Enablers Inc. (28) ..............                             900,000        900,000              0
Templin, David W. (28) .....................                              50,000         50,000              0
The Glebe Group (9) (2) ....................                              40,000         40,000              0
The Hoot Family Trust (28) (35) ............                             320,000        320,000              0
Tripplehorn, David R. (28) .................                              25,000         25,000              0
Van Burkleo Grantor Trust (26) (2) .........                              96,000         96,000              0
Varel, Carrie (28) .........................                              32,000         32,000              0
Vervack, James (3) .........................                              50,000         50,000              0
Wahlin, Lars (3) ...........................                             142,858        142,858              0
Walker Smith Capital Master
Fund (28) (30) .............................                           1,000,000      1,000,000              0
Walker Smith International Fund,
Ltd. (28) (30) .............................                           1,000,000      1,000,000              0
Watson, Deane C., Jr. (27) (2) .............                             675,000        675,000              0
Watson Family Trust (27) (2) ...............                             300,000        300,000              0
Whiddon, Lonnie L. (2) .....................                             480,000        480,000              0
Wilson, Bruce L. (28) ......................                              20,000         20,000              0
Worldwide Iron, Inc. (28) (36) .............                             500,000        500,000              0
WS Opportunity Fund
International, Ltd. (28) (30) ..............                             500,000        500,000              0
WS Opportunity Master Fund (28) (30) .......                           1,900,000      1,900,000              0
Zhuang, Fei (2) ............................                              71,429         71,429              0
                                                 -------    -------   ----------     ----------      ---------
                                                 640,000    475,000   80,872,685     81,987,685      1,150,000
                                                 =======    =======   ==========     ==========      =========


(1)       Less than 1%.

(2) We reasonably believe that at the time the selling security holder acquired these securities, such selling security holder was an accredited investor. We issued these securities in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

(3) We reasonably believe that at the time the selling security holder acquired these securities, such selling security holder had sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment and was able to bear the economic risk of the investment. The selling security holder had access to the type of information that would be contained in a registration statement (i.e. copies of the Company's most recent quarterly report on Form 10-QSB, copies of the Company's most recent annual report on Form 10-KSB and copies of the Company's most recent prospectus) at the time such selling security holder acquired these securities. We issued these securities in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

(4) The ultimate beneficial owners of these securities are Charles Pearlman and James Schneider.

(5) Thomas Cabe is the beneficial owner of more than 5% of our voting securities. Mr. Cabe is the President of Phoenix Energy Companies, Inc. and exercises voting control over the securities held by Phoenix Energy Companies, Inc.

(6) Richard G. Dews was an executive officer of the Company at the time he acquired these securities.

(7)      The ultimate beneficial owner of these securities is Steve Dreher.

(8) The ultimate beneficial owner of these securities is Milton Barbaroush. EAI Partners, Inc. purchased these securities in the ordinary course of business upon the exercise of options which were acquired in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act. At the time that EAI Partners, Inc. acquired the options to purchase the securities to be resold, EAI Partners, Inc. represented that it was an accredited investor and that it had the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in these securities. EAI Partners, Inc. confirmed that it was acquiring these securities for investment purposes only, for its own account, and not with a view to, or for resale in connection with, any distribution of the securities and that it had no agreement or other arrangement with any person or entity to sell, transfer or pledge any part of the securities and had no plans to enter into any such agreement or arrangement.

(9)      The ultimate beneficial owner of these securities is Robert S. May.

(10)     Richard A. Gray, Jr. currently serves as a director of the Company.

(11)     The ultimate beneficial owner of these securities is E.M. Hershenfield.

(12)     The ultimate beneficial owner of these securities is Thomas M. Dean.

(13)     The ultimate beneficial owner of these securities is Theodore K.
         Landau.

(14)     The ultimate beneficial owner of these securities is Thomas A.
         Montgomery.

(15) MT Partners, LP is the beneficial owner of more than 5% of our voting securities. Marshall B. Payne exercises voting and disposition power over these securities in his capacity as President of Cardinal Holding Corporation, the General Partner of MT Partners, LP.

(16) Mercury Fund No. 1, Ltd. is the beneficial owner of more than 5% of our voting securities. Kevin C. Howe exercises voting and disposition power over these securities in his capacity as Manager of Mercury Management, LLC, the General Partner of Mercury Ventures, Ltd., which is the General Partner of Mercury Fund No. 1, Ltd.

(17) Mark C. Myers served as Chief Financial Officer and Secretary of the Company from April 1998 to January 2000.

(18)     The ultimate beneficial owner of these securities is Nico Pronk.

(19) The ultimate beneficial owners of these securities are Darell F. Norris and Thordis M. Norris.

(20)     The ultimate beneficial owner of these securities is Andre Desaulniers.

(21) Marcus A. Rowan served as a director of the Company from June 1997 through January 2000.

(22)     The ultimate beneficial owner of these securities is Russell A. Post.

(23) 1,270,834 shares are held by SSJ Enterprises, an affiliate of SSJ Development LLC. The ultimate beneficial owner of these securities is Stephen S. Jemal.

(24) Benjamin Swirsky served as a director of the Company form April 1998 through January 2000.

(25)     The ultimate beneficial owner of these securities is Harrison Fortney.

(26) The ultimate beneficial owners of these securities are James and Dorinda Van Burkleo.

(27) Dean C. Watson, Jr. served as a director of the Company from March 1998 through November 2000. Mr. Watson is the trustee and beneficiary of the Watson Family Trust, and is therefore the ultimate beneficial owner of the securities held by the Watson Family Trust.

(28) We reasonably believe that at the time the selling security holder acquired these securities, such selling security holder was an accredited or sophisticated investor. All of these securities were issued in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and, with respect to certain securities, in reliance upon the safe harbor provided by Rule 506 of the Securities Act.

(29)     The ultimate beneficial owner of these securities is G. Stacy Smith.

(30)     The ultimate beneficial owner of these securities is Jess Turner.

(31)     The ultimate beneficial owner of these securities is H.T. Larzelere.

(32) Addison Wilson, III, exercises voting and disposition power over these securities as trustee.

(33)     The ultimate beneficial owner of these securities is Thomas
         Prendergast.

(34) Bradley Haupt and Richard Blithe exercise voting and disposition power over these securities as trustees for Seaview Holding Company.

(35) Jonathan and Andrea Hoot exercise voting and disposition power over these securities as trustees.

(36)     The ultimate beneficial owner of these securities is Jeff Navin.

(37) Bank of America, N.A. and Ward Lay, Jr. exercise voting and disposition power over these securities as trustees.

(38) John S. and Patricia S. Bailey exercise voting and disposition power over these securities as trustees.


                           PRICE RANGE OF COMMON STOCK


         Our common stock is quoted and traded on the OTC Bulletin Board operated by The Nasdaq Stock Market, Inc. under the trading symbol "MIGR." The trading does not constitute a well-established public trading market for our common stock. The following table sets forth the high and low closing bid prices for our common stock for the periods indicated, as reported by the OTC Bulletin Board, Nasdaq Trading and Market Services. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not necessarily represent actual transactions. The approximate number of holders of record of our common stock on May 14, 2002 was 948.


                     HIGH      LOW
                   -------   -------
2002
First Quarter      $0.3900   $0.3000

2001
First Quarter       0.7188    0.3281
Second Quarter      0.8000    0.3000
Third Quarter       0.5400    0.2500
Fourth Quarter      0.4200    0.3100

2000
First Quarter       3.2813    0.2900
Second Quarter      2.6875    0.7188
Third Quarter       1.4688    0.8750
Fourth Quarter      1.0156    0.2031

                                 DIVIDEND POLICY

         We have not declared or paid any cash dividends or distributions on our common stock during the past two fiscal years. For the foreseeable future, we expect to retain any earnings to finance the operation and expansion of our business. The declaration of dividends in the future will be determined by our board of directors based upon earnings, financial conditions, capital requirements and other relevant factors.


         Pursuant to the shareholders' agreement between us and certain stockholders, dated as of January 25, 2000, we may not declare or pay dividends, or make any distribution with respect to our capital stock without the approval of 70% of the members of our board of directors.

                                 CAPITALIZATION

         The following sets forth our capitalization at December 31, 2001, excluding any proceeds from exercise of options or warrants related to shares registered in this registration statement:

         o        On an Actual Basis.


         o On a Pro Forma Maximum Currently Issuable basis which gives effect to the maximum number of shares that can be issued without exceeding the 9.9% limit on ownership of our common stock by Ironhead and using an average closing price of our common stock as of the most recent 22 trading day period (ended May 10, 2002). We will incur a 5% fee payable to GKN Securities related to the 11,753,469 shares of common stock issued under the equity line of credit plus a $1,000 escrow fee for each settlement date. This column includes estimated offering expenses of approximately $150,705.


         o As supplemental disclosure, the table also sets forth our capitalization on a pro forma basis as follows:


                  Pro Forma Maximum Offering Assuming Resale - Assumes issuance of 27,009,330 shares (maximum issuable net of shares previously issued under the private equity line) of our common stock pursuant to the private equity line at an average exercise price per share of $0.32. Issuance of the maximum number of shares under the equity line assumes that Ironhead will resell a sufficient number of shares it purchases under the equity line which would create additional availability without exceeding the 9.9% limitation on Ironhead's ownership of our common stock. Management can give no assurance that the maximum number of shares or the maximum dollar amount will be issuable under the equity line. We will incur a 5% fee payable to GKN Securities related to the shares of common stock issued under the equity line of credit plus a $1,000 escrow fee for each settlement date. This column assumes 11 settlement dates and includes estimated offering expenses of approximately $150,705.



                  Pro Forma Maximum Offering Assuming Resale as Adjusted - In addition to the same assumptions under Pro Forma Maximum Offering Assuming Resale, reflects the conversion of the $2,500,000 of convertible promissory notes into 20,000,000 shares of our common stock at $0.125 per share, which occurred effective as of May 14, 2002.

         This table should be read with our financial statements and the accompanying notes included elsewhere in this prospectus.


                                                                                              DECEMBER 31, 2001
                                                                                           SUPPLEMENTAL DISCLOSURE
                                                                                     ----------------------------------
                                                                                        PRO FORMA          PRO FORMA
                                                                    PRO FORMA            MAXIMUM            MAXIMUM
                                                                     MAXIMUM            OFFERING            OFFERING
                                                                    CURRENTLY           ASSUMING        ASSUMING RESALE
                                                   ACTUAL           ISSUABLE             RESALE           AS ADJUSTED
                                               -------------      -------------      -------------      --------------
Cash                                           $     649,302      $   3,818,102      $   8,118,076      $   8,118,076
Long-term debt and notes payable
    Current portion of long-term debt and
        Notes payable                                118,763            118,763            118,763            118,763
    Long-term portion of notes payable             2,509,639          2,509,639          2,509,639              9,639

Preferred stock, $0.001 par value;
    50,000,000 shares authorized, none
    issued or outstanding                                 --                 --                 --                 --
Common stock, $0.001 par value;
    Authorized-200,000,000 shares
    Actual-128,586,361 shares issued and
        118,721,912 outstanding
    Pro Forma Maximum Currently Issuable-
        140,339,830 shares issued and
        130,475,381 outstanding
    Pro Forma Maximum Offering
        Assuming Resale-155,595,691 shares
        issued and 145,731,242 outstanding
    Pro Forma Maximum Offering
        Assuming Resale As Adjusted-
        175,595,691 shares issued and
        165,731,242 shares outstanding               128,586            140,339            155,595            175,595
Additional paid-in capital                        27,911,907         31,068,954         35,353,672         37,833,672
Deferred stock compensation                         (769,062)          (769,062)          (769,062)          (769,062)
Treasury stock, at cost
    (9,864,449 shares)                            (1,777,891)        (1,777,891)        (1,777,891)        (1,777,891)
Accumulated deficit                              (27,694,334)       (27,694,334)       (27,694,334)       (27,694,334)
                                               -------------      -------------      -------------      -------------

    Total stockholders' equity (deficit)       $  (2,200,794)     $     968,006      $   5,267,980      $   7,767,980
                                               =============      =============      =============      =============

    Fully Diluted Shares Outstanding             118,721,912        130,475,381        145,731,242        165,731,242
                                               =============      =============      =============      =============


The foregoing table excludes the following shares:

         o 350,000 shares of common stock issuable upon exercise of stock options at a weighted average exercise price of $0.5686 per share;

         o 5,073,170 shares of common stock available for issuance under the MigraTEC, Inc. Long-Term Incentive Plan at a weighted average exercise price of $0.4867 per share;

         o 12,072,500 shares of our common stock issuable upon exercise of stock options granted to officers, directors and former officers and directors at a weighted average price of $0.2795, and

         o 1,152,143 shares of common stock issuable upon the exercise of warrants at a weighted average exercise price of $0.3365 per share in connection with various financings and private placements of stock.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion and analysis explains the major factors affecting our results of operations and variance of results between periods. The following discussion of our financial condition and results of operations should be read along with the financial statements and notes to the financial statements included elsewhere in this prospectus.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

         GENERAL

         Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates and judgments, including those related to revenue recognition, bad debts, capitalization of costs to develop software for sale, and income taxes. We base our estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

         We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

         REVENUE RECOGNITION

         Our current revenues consist of consulting services revenues and software maintenance and support revenues.

         Consulting services are provided under time and materials contracts and agreed upon fixed or variable fee arrangements. Revenues from consulting services under time and materials contracts and for training are recognized as services are performed. Revenues from agreed upon fee arrangements typically have short-term durations and are recognized upon completion and acceptance by the customer.

         Revenues from software licenses and software maintenance and support services are recognized in accordance with American Institute of Certified Public Accountant's Statement of Position 97-2 "Software Revenue Recognition."

         We intend to license software under software license agreements. License fee revenues are recognized when an agreement is in force, the product has been delivered, the license fee is fixed or determinable, no significant production modification or customization of the software is required and collectibility is reasonably assured. Total fees under multiple element arrangements are allocated to individual elements based on vendor-specific objective evidence of fair value, principally determined on values when sold separately. License fee revenue for certain application development and data access tools is recognized upon direct shipment to the end user. If collectibility is not considered probable, revenue is recognized when the fee is collected.

         Software maintenance and support revenues are recognized ratably over the term of the related agreements, which in most cases is one year.

         BAD DEBT

         We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.

         COSTS OF SOFTWARE DEVELOPED FOR SALE

         We expense or capitalize development costs of software to be sold in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." These development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. During 2001, costs related to development were included in research and development costs. No costs were capitalized in 2001. Other research and development expenditures relate to our on going efforts to extend our product lines and evaluate future products, such as computer language conversion software which would convert code written in one computer language to another (e.g., from "C" and "C++" to Java or managed "C#").

         INCOME TAXES

         We record a valuation allowance to reduce our deferred tax assets to the amount that is more likely than not to be realized. At December 31, 2001, a full valuation allowance has been recorded. While we have considered future taxable income and ongoing prudent and feasible tax planning strategies in assessing the need for the valuation allowance, in the event we were to determine that we would be able to realize our deferred tax assets in the future in excess of our net recorded amount, an adjustment to the deferred tax asset would increase income in the period such determination was made.

RESULTS OF OPERATIONS

         Management believes that the net loss for the year ended December 31, 2001 was primarily due to the delay in the demand for our 64Express product line, which delay resulted from the delay in the demand for the Intel Itanium 64-bit processor family of chips and associated products and services. This delay in demand resulted in our revenues in 2001 being roughly equal to our revenues in 2000. These revenues were insufficient to cover the cost of our two major endeavors in 2001, the marketing of our 64 Express(TM) and 32Direct product lines and the development and enhancement of our 32Direct products to meet the cross-platform migration needs of the information technology ("IT") industry.

         After several years' of delays in production and market introduction, in May 2001, Intel announced that the first generation of its Intel Itanium 64-bit processor would begin shipping to original equipment manufacturers ("OEMs") by July 2001. While according to industry reports a very small number of chips actually did ship to OEMs, in retrospect it is very clear that these shipments were extremely limited and that Intel, the hardware OEMs and operating system vendors ("OSVs") spent very little capital and even less effort marketing 64-bit products. Given the economic downturn of 2001 and the turmoil in the technology sector, industry reports speculate that these parties are waiting for the introduction of McKinley, the second generation of the Intel Itanium 64-bit processor (currently scheduled for the second half of this year), to actively promote the benefits of 64-bit computing and the Intel Itanium 64-bit processor. Sales of our 64Express product line and related services will likely remain very low until the OEMs drive the industry's interest in 64-bit computing and purchases of Intel Itanium 64-bit processor based systems significantly increases.

         An additional factor contributing to the delay in market demand for our 64Express products and related services was the delay in the introduction of 64-bit operating systems to run Intel Itanium 64-bit processor based systems. Management believes that Intel's initial shipments of Itanium will go to tier two independent software vendors ("ISVs") who will then begin the process of making their software 64-bit compliant. These tier two vendors are generally focused on the release of Microsoft's Windows 64-bit server operating system to trigger their migration. Introduction of Microsoft's 64-bit operating system, originally expected for the first half of 2002, is now slated for the last quarter of the year leaving Linux as the only available major 64-bit operating system that runs on Intel Itanium 64-bit processor based machines. Management believes that the larger OEMs will start advertising Itanium related systems heavily once the Windows 64-bit operating system is available and that market demand for our products and services will increase at that time. Despite the delays in introduction of 64-bit systems and enabling technology, management continues to believe that the migration of a portion of the tens of billions of lines of eligible code to 64-bit systems represents a tremendous business opportunity. We are therefore continuing to invest in 64-bit migration opportunities and intend to capitalize on the anticipated demand for 64-bit migrations.

         In late 2000, as management sensed the delays in the market introduction of Intel Itanium 64-bit processors, we sought to leverage our core technology by adapting it to facilitate the migration of software from one 32-bit platform to another. Our rationale for doing so was based largely on the belief that with the introduction of the Linux operating system and the push of Windows based technology into the enterprise computing space, open standard systems with dramatically lower total cost of ownership ("TCO") than proprietary UNIX systems would become very popular and there would be a large gain in market share for such technology. The move from proprietary UNIX to lower TCO platforms requires either purchasing new code, the use of emulation software or the migration of the existing, proven working code. The last of these options represents the cross-platform migration market and in early 2002 it began to show signs of rapid growth. Our 32Direct product line targets this cross-platform market.

         2001 was a transition year for us in many ways. First, we shifted our emphasis on development away from the 64Express product line, as we believe it is mature enough to meet market demand when that demand starts to grow, and towards our 32Direct product line. Second, we decreased our focus on software development and significantly increased our focus on business development, sales and marketing. The reduced development demands on the part of the 64Express product line and the increased focus on sales and marketing allowed us to decrease our development resources by roughly 40% and preserve capital.

         As a result of feedback received from the marketplace and our development efforts to meet the needs of the IT industry, we currently are marketing six products, all of which comprise our 32Direct and 64Express product lines. These products include: 32Direct Solaris(TM) to Windows, 32Direct Solaris to Linux, 32Direct Solaris to AIX(TM), 64Express to Windows, 64Express to Linux and 64Express to AIX 5L(TM). Our 64Express products facilitate the use of the Intel Itanium 64-bit processor and the PowerPC(TM) 64-bit processor.


         The increased focus on marketing, business development and sales in 2001 resulted in some significant progress. We began the year with three primary relationships (Intel, IBM and Dell). Our contractual, non-exclusive technology relationship with Intel and our non-contractual, non-exclusive relationship with IBM were primarily technology based relationships pursuant to which they provided input which allowed us to adapt our software to facilitate migration to their technology. Our contractual, non-exclusive technology relationship with Dell was centered on a 64-bit consulting services agreement, under which we helped educate Dell customers on the issues involved with the move to 64-bit technology. During the course of the year we successfully transformed the Dell and IBM relationships into non-contractual, non-exclusive marketing relationships, encompassing both the cross-platform as well as the 64-bit opportunities, that we believe will prove successful in 2002. We also were successful in creating new non-contractual, non-exclusive marketing relationships with Unisys and Hewlett-Packard/Compaq which also encompass cross-platform and 64-bit opportunities. We formed additional non-contractual, non-exclusive relationships with other entities, including Microsoft. Our initial relationship with Microsoft was centered on facilitating the success of their 64-bit operating system, hence their invitation to us to accompany them on two tours to promote their 64-bit technology. The relationship rapidly grew to encompass the 32-bit cross-platform opportunity as well. Microsoft has publicly stated their intent to enter the enterprise computing space and gain significant market share in that area. In order to be successful in that endeavor, Microsoft must convince its customers that moving their software from a proprietary UNIX system to a lower TCO Windows based system can be accomplished in a low risk, short cycle time and economical manner. Our migration products can neatly facilitate this. Management is extremely encouraged by the progress we have made with Microsoft, including the execution of a Master Services Agreement with them, and believes that our relationship will be rewarding for us. Management continues to identify and pursue additional relationships with other entities that we believe are focused on benefiting from the market move to low TCO opportunities.


         Generally, all of our technology and marketing relationships develop and progress in a similar manner. Initially, as we generate interest through a technology demonstration, we are asked to perform a proof of concept project to demonstrate the technological feasibility of our products. Once we successfully complete the proof of concept project and the value of our technology is demonstrated, our colleagues typically ask us to work with them on a pilot project so that we can jointly see how we should build the engagement model to maximize the benefit for our colleague and ourselves. Activity to this point usually does not result in any revenue for us. Once the engagement model is built, our colleague typically takes us to a few customers to complete small projects, to generate success stories and build credibility in the market place for the initial offering of our products. This is usually done on a cost recovery basis. Once the success stories are in place and the engagement model refined, our colleague is ready to commercialize and scale the offering. At this stage we will begin to realize real revenues. Currently, most of our relationships are in the pilot and success story building phases.

         We encourage those who utilize our technology to use the same three-phase model to deliver migration services to their customers that we do. This approach consists of a diagnostic assessment, a planning assessment and the full migration. This model is typically easier for our technology colleagues to sell and for their customers to buy, as investment increases only as the risk of the project, both perceived and actual, decreases.

         As a result of the successful proof of concept and pilot projects to date, several OEMs have asked us to bid on migration projects within their respective customer bases. These bids involve both cross-platform and 32-bit to 64-bit migrations. Management expects that we will be awarded some or all of these projects, enabling us to generate additional revenue during 2002. We also expect that the number of such bid opportunities and resulting assessments and projects will grow throughout 2002.

         We are also working to position our migration technology, both cross-platform and 64-bit, in such a manner that the professional service organizations, including systems integrators engaged by the corporate world (where management believes upwards of 90% of the business code base resides) to perform the majority of software migrations, will utilize our automated migration products as opposed to performing such migrations manually.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

         REVENUES

         During 2001, our revenues increased by approximately 4% to $209,000, compared to $201,500 for 2000. Revenues for 2001 and 2000 consisted primarily of consulting services related to 32 to 64-bit and cross-platform conversions. Management believes that revenues will increase in 2002 as the cross-platform migration market grows and as Intel's second-generation 64-bit chip, known as McKinley, becomes available in the latter part of the year.

         COSTS AND EXPENSES

         Our total operating expenses decreased by approximately 11% to $5,899,555 during 2001, compared to $6,595,313 for 2000. The majority of our costs and expenses are related to compensation costs. Our operating expenses were lower in 2001 as compared to 2000 because we employed an average of 35 individuals during 2001, as compared to an average of 38 individuals in 2000.

         Costs of revenues increased approximately 108% to $104,242 during 2001, as compared to $50,173 for 2000. Costs of revenues in 2001 and 2000 consist of personnel costs and benefits directly attributable to revenues. The decrease in operating margins from 75% in 2000 to 50% in 2001 was due to the fact that we engaged in more labor-intensive cross-platform contract work in 2001.

         Selling and marketing expenses increased approximately 8% to $1,156,442 during 2001, as compared to $1,071,559 for 2000. This increase was the result of our adding one individual and one contractor to market our products and services in 2001.

         Research and development expenses decreased approximately 36% to $1,564,616 during 2001, as compared to $2,434,125 for 2000. This decrease was the result of our reducing our research and development staff by an average of three individuals in 2001 as compared to 2000. This represents a decrease of 15% from 2000 average staffing levels. Additionally, we reduced contract labor and employment fees in 2001 by an aggregate of $449,291 as compared to 2000. This accounted for an 18% reduction in research and development costs. These decreases were possible as some major product development efforts were concluded.

         General and administrative expenses increased 1% to $3,074,255 during 2001, as compared to $3,039,456 for 2000. This minor increase was due to the following factors:

         o Insurance - increased by $60,225 in 2001 due to higher premiums experienced in 2001 as compared to 2000.

         o Building rent - increased by $50,473 in 2001 primarily due to expansion of leased space in 2001.

         o Stock compensation - decreased by $320,104 in 2001 due to three stock compensation amounts aggregating $398,750 becoming fully vested in 2000.

         o Legal and accounting fees - decreased by $132,475 in 2001 due to lower audit fees and less legal and accounting fees associated with SEC filings.

         o Stockholder meeting expenses - decreased by $64,505 because we did not hold a stockholders meeting in 2001.

The forgoing changes were generally offset by normal fluctuations in other recurring general and administrative expenses.

         In 2000 we issued options to purchase an aggregate of 12,185,382 shares of common stock to directors, officers and employees, of which an aggregate of 3,800,000 options to purchase common stock have exercise prices less than the market value at the date of grant. The aggregate excess of the market value as compared to the exercise price at the date of grant was deferred and is being amortized, as compensation expense, over the respective vesting periods. The amount amortized as compensation expense in 2001 and 2000 was $728,334 and $1,147,604, respectively. The amounts were expensed as follows:

                                  2001           2000
                               ----------     ----------
Selling and marketing          $   44,584     $  150,417
Research and development           40,000         33,333
General and administrative        643,750        963,854
                               ----------     ----------
                               $  728,334     $1,147,604
                               ==========     ==========

         INTEREST AND FINANCING EXPENSE

         Our interest and financing expense decreased to $182,560 during 2001, as compared to $3,863,615 for 2000. During 2000, we recorded $3,750,000 of interest expense in accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios." The interest expense recorded relates to the convertible secured promissory notes payable and related warrants issued with a conversion price below the market price of our common stock at the date of issuance. No similar expense was incurred during 2001. Financing fees increased to $116,336 during 2001, as compared to $34,930 for 2000, due to additional working capital requirements.

         OTHER NET INCOME

         Other net income in 2001 decreased to $10,098, as compared to $64,298 in 2000. In 2000, we were able to invest in short-term interest-bearing investments using funds received from the private financing of $3,750,000 received in the first and second quarters of 2000, whereas in 2001, we did not have similar balances of excess cash to invest.

         PROVISION FOR INCOME TAXES

         As a result of operating losses for 2001 and 2000, we have not had a federal income tax obligation. During the year ended December 31, 2001, we incurred a net operating loss for federal tax purposes of approximately $5,304,803. No tax benefit has been recorded due to the uncertainty that we will generate sufficient taxable income during the carry forward period to realize the benefit of the net deferred tax asset. The net operating loss carryover for the year ended December 31, 2001, will expire in 2016. We have aggregate net operating loss carry-forwards for federal tax purposes totaling approximately $25,115,000, which will expire between 2011 and 2016.

         NET LOSS

         For the year ended December 31, 2001, we incurred a net loss of $5,863,017 or $0.06 per share, as compared with a net loss of $10,193,130 or $0.13 per share for the year ended December 31, 2000.

         CAPITAL RAISED IN 2001

         During 2001, we raised approximately $6,356,000 from the following sources:


         o We issued 2,990,670 shares of unregistered common stock under the Common Stock Purchase Agreement with Ironhead Investments Inc. (see Liquidity and Capital Resources). These shares were sold in four transactions and raised $949,320 (net of commissions and escrow costs of $161,870) with a weighted average price per share of $0.3926.


         o We issued 13,328,055 shares of common stock upon exercise of previously issued options and warrants yielding proceeds of $2,667,143 with a weighted average price per share of $0.2001.

         o We issued 10,914,285 shares of unregistered common stock in connection with completed private placements yielding proceeds of $2,289,500 with a weighted average price per share of $0.2098.

         o We obtained proceeds aggregating $450,000 from short-term loans from BEM Capital Partners, Inc. and The Glebe Group (see Liquidity and Capital Resources).

         POTENTIAL DILUTION

         The following chart demonstrates the potential dilution of our issued and outstanding common stock as of December 31, 2001.


Common stock issued                              128,586,361
Treasury stock                                    (9,864,449)
                                                 -----------
     Common stock outstanding as of              118,721,912
     December 31, 2001
Warrants                                           1,152,143
Stock Options:
     Non-Employees                                   350,000
     Directors, Officers and Employees            17,145,670
Shares issuable based on conversion in
full of promissory notes                          20,000,000
                                                 -----------
                                                 157,369,725
                                                 ===========

         Subsequent to December 31, 2001, we issued an aggregate of 19,253,519 shares of unregistered common stock in connection with completed private placements and the private equity line. In March and May 2002, we issued three-year warrants to purchase an aggregate of 300,000 shares of common stock at $0.25 per share to Richard A. Gray, Jr., a director of the Company, for services rendered to the Company. We also issued options to purchase an aggregate of 3,220,000 shares of common stock at prices ranging from $0.33 to $0.34 per share to one director and certain employees.


         LIQUIDITY AND CAPITAL RESOURCES

         For 2001, the net cash used in operating activities of $4,952,831 resulted from our net loss of $5,863,017, which included non-cash charges for depreciation, and amortization of $113,981 and charges for deferred stock compensation of $728,334. For 2000, the net cash used in operating activities of $5,096,684 resulted from our net loss of $10,193,130, which included non-cash charges for depreciation and amortization of $119,185, deferred stock compensation of $1,147,604 and non-cash interest expense associated with the beneficial conversion feature of convertible debt of $3,750,000.

         As of December 31, 2001, we had cash of $649,302 and $15,000 in outstanding accounts receivable, compared to cash of $242,254 and $15,000 in outstanding accounts receivable at December 31, 2000.

         As of December 31, 2001, our contractual cash obligations and the periods in which payments under such cash obligations are due are as follows:


                                                     PAYMENTS DUE BY PERIOD
                                      -----------------------------------------------------
                                                     LESS THAN                    AFTER 3
CONTRACTUAL OBLIGATIONS                  TOTAL        1 YEAR       1-3 YEARS       YEARS
-----------------------               ----------    ----------    ----------    -----------
Long Term Debt                        $2,628,402    $  118,763    $2,509,639    $       --

Capital Lease Obligations                  4,203         1,744         2,459            --

Operating Leases                         486,720       224,640       262,080            --
                                      ----------    ----------    ----------    -----------

Total Contractual Cash Obligations    $3,119,325    $  345,147    $2,774,178    $       --
                                      ==========    ==========    ==========    ==========

         As of December 31, 2001, our outstanding obligations under notes payable totaled $2,628,402 as compared to $4,344,523 at December 31, 2000. Our outstanding obligations under notes payable as of December 31, 2001 and December 31, 2000 are summarized below.

                                NOTES PAYABLE                                    DECEMBER 31, 2001     DECEMBER 31, 2000
                                -------------                                    -----------------     -----------------
Note payable to Mercury Fund No. 1, Ltd. in the amount of $565,000, dated
December 1, 2000, with interest varying between 0% and 10%, due the earlier of December 1, 2001 or upon the occurrence of a qualified financing transaction, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998,
January 4 and 27, 1999 and January 25, 2000.    This note was repaid on
June 22, 2001 upon Mercury's exercise of warrants, originally obtained with the issuance of the convertible secured promissory notes, to purchase
2,839,800 shares of common stock as the exercise price consisted of
conversion of this note plus cash in the amount of $2,960.                       $              --     $         565,000


Convertible secured promissory notes to Mercury Fund No. 1, Ltd. in the amount of $1,775,000, dated January 25, 2000, without interest, due January
24, 2003, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998 and
January 4 and 27, 1999.  Such notes are convertible at any time on the basis of one share of common stock for each $0.125 in principal amount of the notes outstanding at the time of conversion.  The notes automatically convert into shares of common stock upon the earlier of either the closing of a sale of our common stock, preferred stock or issuance of debt with equity features in one or more related transactions in which we receive aggregate proceeds of at least $5,000,000, or the first trading day following a period of 90 consecutive trading days, during which the closing sale price of our common stock has been in excess of $1.25. In connection with these notes, Mercury was issued warrants to purchase 2,839,800 shares of common stock.  As of December 31, 2001, Mercury had converted $500,000 of these notes into 4,000,000 shares of common stock and exercised all of its warrants. Effective as of May 14, 2002, the balance of these notes were
converted into 10,200,000 shares of common stock.                                        1,275,000             1,775,000



Convertible secured promissory notes to MT Partners, L.P. in the amount of
$1,975,000, dated January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998 and January 4 and
27, 1999.  Such notes are convertible at any time on the basis of one share of common stock for each $0.125 in principal amount of the notes outstanding at the time of conversion.  The notes automatically convert into shares of common stock upon the earlier of either the closing of a sale of our common stock, preferred stock or issuance of debt with equity features in one or more related transactions in which we receive aggregate proceeds of at least $5,000,000, or the first trading day following a period of 90 consecutive trading days, during which the closing sale price of our common stock has been in excess of $1.25. In connection with these notes, MT
Partners was issued warrants to purchase 3,160,200 shares of common stock.
As of December 31, 2001, MT Partners had converted $750,000 of these notes into 6,000,000 shares of common stock and exercised all of its warrants.
Effective as of May 14, 2002, the balance of these notes were converted
into 9,800,000 shares of common stock.                                                   1,225,000             1,975,000

                                NOTES PAYABLE                                    DECEMBER 31, 2001     DECEMBER 31, 2000
                                -------------                                    -----------------     -----------------
Notes payable to BEM Capital Partners, Inc. (assignee of MJ Capital
Partners III, L.P. as of January 2001) in the original aggregate amount of
$250,000. Modified, extended and renewed January 26, 2001, so as to increase the outstanding loan amount to $250,000, bearing interest at 15% per annum, interest only payable monthly until May 1, 2001.  Thereafter payable with monthly installments of principal and interest totaling $22,565 with a final maturity of May 1, 2002.  In connection with the January 26, 2001 modification, the note holder was issued a one-year warrant to purchase
40,000 shares of common stock at $0.01 per share.  This warrant was exercised
in March 2001 and the notes were repaid in full in May 2002.                     $         108,777     $             958

Note payable to a former employee in the amount of $68,250, dated March 3,
1998, bearing interest at 14%, payable in monthly installments of $1,000,
due December 10, 2003.                                                                      19,625                28,565
                                                                                 -----------------     -----------------

                                                                                 $       2,628,402     $       4,344,523
                                                                                 =================     =================


         During the year ended December 31, 2001, we had net cash provided by financing activities of $5,438,832 consisting of $5,906,112 in connection with the issuance of common stock, and $450,000 in proceeds from short-term loans from BEM Capital Partners, Inc., as described above, and The Glebe Group, which note was issued and repaid in 2001. The cash proceeds were offset by $917,280 expended for the repayment of principal of notes payable and an obligation under a capital lease. During the year ended December 31, 2000, we had net cash provided by financing activities of $5,517,070, consisting of $3,750,000 in proceeds from the long-term loans from Mercury Fund No. 1, Ltd. and MT Partners, L.P., and proceeds from a note payable in the amount of $565,000 from Mercury Fund No. 1, Ltd., as described above, and $2,177,108 in connection with the issuance of common stock. The cash proceeds were offset by $975,038 expended for the repayment of principal of notes payable and an obligation under a capital lease.

         On March 27, 2001, we entered into a Common Stock Purchase Agreement with Ironhead Investments, Inc. establishing a private equity line of credit. Ironhead has committed to purchase from us approximately 30,000,000 shares of common stock for a maximum of up to $20,000,000 over a twenty-month period. The number of shares issuable by us and the price per share to be paid by Ironhead are dependent upon a defined trading volume of our common stock and a defined average trading price (net of a 6% discount). We have reserved 30,000,000 shares of common stock for possible issuance under the private equity line of credit. During 2001, we raised net proceeds of $949,320 under this arrangement through the sale of 2,990,670 shares of common stock at a weighted average price per share of $0.3926.

         In connection with the private equity line of credit, Ironhead and GKN Securities were issued five-year warrants to purchase an aggregate of 650,000 shares of our common stock at an exercise price of $0.42 per share. We engaged GKN as an agent to facilitate this transaction. GKN will also receive a 5% placement fee for each draw under the equity line of credit.

         We are prevented from issuing shares to Ironhead to the extent Ironhead would beneficially own more than 9.9% of the then outstanding common stock. Any resale of shares by Ironhead would reduce the number of shares beneficially owned by Ironhead and would enable us to issue additional shares to Ironhead without violating this condition.

         We had substantial operating losses during the year ended December 31, 2001 and the prior three years. While we have experienced certain periods of profitability since inception, we have sustained substantial losses in recent years. For the years ended

December 31, 2001, 2000 and 1999, we incurred net losses of $5,863,017, $10,193,130 and $4,184,078, respectively. At December 31, 2001, we had an accumulated deficit of $27,694,334.

         We may raise additional capital to fund expanded sales and marketing efforts and other normal operating costs. We may need additional capital over the next 12 months to further develop and aggressively market our new products and services. Results of operations in the future will be influenced by numerous factors including, but not limited to:


         o internal technological developments and those of our technology and marketing associates, including Intel, IBM, Dell, Unisys, Microsoft and Hewlett-Packard/Compaq;


         o the continued and accelerated movement of the IT industry to low TCO platforms;

         o the successful introduction and acceptance of Intel's 64-bit chips, Itanium and McKinley;

         o rapid and wide-spread adoption of automated migration technology;

         o further development and protection of our proprietary software products and services;

         o expansion of our marketing program and market acceptance of our products and services;

         o capacity to further identify us as a provider of migration products;

         o our ability to control increases in expenses associated with sales growth and other costs;

         o        the availability of substantial additional funding; and

         o our ability to attract and maintain a skilled and cohesive management group.


         Our continued existence and plans for future growth are dependent, in part, upon our ability to obtain the capital necessary to operate, primarily through the generation of revenue and supplemented through the issuance of additional debt or equity. If we are not able to generate sufficient revenues and cash flows in the near term or obtain additional or alternative funding, we will be unable to continue as a going concern. As disclosed in the report of independent auditors on our financial statements provided elsewhere in this prospectus, our recurring losses, negative cash flow from operations and net capital deficiency raise substantial doubt about our ability to continue as a going concern. Since December 31, 2001, we have completed private placements of 17,217,000 shares of unregistered common stock yielding proceeds of $4,304,250, issued 979,000 shares of common stock upon exercise of options and warrants yielding proceeds of $195,800 and issued 2,036,519 shares of common stock in connection with the private equity line yielding proceeds of $615,500 net of commissions and escrow costs. As a result of these transactions, we believe that funds will be available to meet our obligations for at least twelve months from the date of our most recent balance sheet. Beyond that, in the event we are unable to obtain additional capital from either profitable operations or capital sources, we may be forced to significantly reduce or discontinue our current operations. For a discussion regarding the funding potentially available under the private equity line and the limited circumstances under which funding may not be available to us, you should refer to the section of the prospectus entitled "The Private Equity Line of Credit Common Stock Purchase Agreement" beginning on page 41.


                                    BUSINESS

GENERAL

         We design, develop and market proprietary software code engines that automate the migration and upgrade of "C" and "C++" based software applications between operating systems (e.g., Windows, proprietary Unix and Linux) and between hardware architectures (e.g., 32-bit and 64-bit processors). Because our software code automates the migration process, as opposed to requiring the entire migration process to be performed manually, our patented technology enables businesses to reduce the costs of migrating their existing software applications to more powerful operating environments, while modifying the code for the new environment and improving its quality. While our automated migration products do not eliminate the need for a programmer, as a programmer is always necessary to initiate and monitor the migration process, our software can increase the efficiency and productivity of a programmer by automating the process for generating new upgraded source code. With our automating technology and processes, a programmer can effectively upgrade up to 10 times more lines of code per day as compared to the typical manual migration process. To our knowledge, our migration products are the first to provide programmers with automated migration assistance for "C" and "C++" code. In addition to this baseline improvement in project completion timelines, our products enhance overall quality assurance and mitigate project risk by imposing standardization of the processes and ongoing software code documentation. Our products also remove the human error of keying in the new source code, reducing the time spent testing and debugging the new source code.

         We currently derive revenue, and/or anticipate deriving revenue, from the following sources:

         o licensing our technology and software products to independent software vendors and systems integrators (software developers and those who build systems from a variety of diverse components, respectively) who then act as distribution channels by using our software to aid in the delivery of their services;

         o        providing migration services directly to customers; and

         o        consulting on specific migration assignments and issues.

         Our revenues in 2001 and 2000 resulted primarily from consulting services rather than software licensing as we spent the majority of our efforts during that period developing our software. We continue to develop new software products, but our products that facilitate both cross-platform (between operating systems) migration and the use of the Intel Itanium 64-bit processor are commercially ready and the subject of our current marketing efforts.


         Our 64Express product line entered the marketplace in October 2000 and the first of our 32Direct series of products became commercially available in April 2001. We have established a contractual, non-exclusive technology relationship with Intel, a contractual, non-exclusive referral relationship with Dell, non-contractual, non-exclusive technology relationships with IBM and Microsoft, as well as non-contractual, non-exclusive marketing relationships with Unisys, Intel, Hewlett-Packard/Compaq, Dell and IBM. We hope to develop similar relationships with other companies as well.


         Prior to 2000, we concentrated on software consulting and Y2K remediation. Therefore, our software licensing revenue in the years immediately preceding 2000 was the result of Y2K remediation. In 2001 and 2000 we restructured our operations and research and development activities to concentrate on licensing and selling migration software and services. The first of these products did not enter the commercial marketplace until October 2000. As a result, we expended over 80% of our time and efforts on research and development activities in 1999 and 2000. This percentage decreased significantly during 2001 due to increased sales and marketing efforts.

         MigraTEC is a Delaware corporation. We were incorporated in Florida in 1989. In 1996, we acquired One Up Corporation, a Texas corporation. In February of 2000, One Up Corporation merged into MigraTEC and in August of 2000, MigraTEC reincorporated in Delaware.

INDUSTRY OVERVIEW

         The Internet and e-commerce are revolutionizing the way business is conducted. Being able to fully exploit the opportunity this revolution represents demands the creation of new, more powerful and more capable technological infrastructures. Original equipment manufacturers and developers of operating systems are focusing on building these new infrastructures, with the result being that older platforms are becoming rapidly outdated and far more difficult - if not impossible - to support. Consequently, businesses must upgrade, or improve, their existing software applications to take advantage of these new technologies. According to the Aberdeen Group, the market for such software improvement presents businesses wishing to deploy the new technologies with a number of difficult choices such as:

         o Writing New Custom Code: abandoning previous investments in software and writing all new programs (an expensive and time-consuming process for which proven business rules have to be recreated);

         o Acquiring the Necessary Code: buying a prepackaged software product that does not address all of the specifics of their business or requires training of their employees; or

         o Software Migration: modifying the software programs that run their businesses today, so that they will run efficiently in the new environment (a less expensive but equally time-consuming process).

         Independent software vendors cater to businesses choosing to acquire the necessary code or functional enhancement. Businesses choosing to write new applications or migrate their software can do it themselves or hire a systems integrator to perform such functions. We develop and market products and services enabling software migration. A significant benefit of software migration is that a business can leverage past investment and can continue to depend on software that contains the business rules it has refined and perfected over time without having to retrain employees.

         Historically, migration of software to a new technological base has been done manually which requires the programmer to manually review every line of code to detect issues and then make necessary changes. Our products and services automate the migration process, decreasing the numerous problems associated with the traditional manual approach, including the following:

         o Too slow: In a competitive environment, businesses cannot afford to wait the time required to upgrade manually (for example, the earlier 16-bit to 32-bit migration took the industry over ten years to complete).

         o Not enough resources: We estimate that on average, a capable software engineer can migrate only about 2,500 lines of computer code per day, at best. Information technology ("IT") industry sources report that an estimated tens and possibly hundreds of thousands of IT jobs are unfulfilled which, in management's opinion, makes it virtually impossible for businesses to hire the substantial number of additional programmers required for migration activities.

         o Too expensive: Our estimates for the total cost for manually migrating an average line of code is approximately $0.75 to $1.25, and is expected to increase as a result of the ever-increasing shortage of skilled labor. With potentially billions of lines of code worldwide needing to be migrated, the total cost of manual migration is unacceptable.

         o Quality is more important than ever: The fundamental drivers of the need to migrate - realizing the full potential of the Internet and e-commerce - also demand that the software applications that are migrated to the new environments perform 24 hours a day and 7 days per week without failure. It is management's belief that experienced IT professionals know that due to the repetitive and tedious nature of performing a manual migration, the quality of the end product does not meet this standard.

MARKET OPPORTUNITY

         Currently, we focus on software migration involving code written in the "C" and "C++" computer languages for use in the Windows, Linux and Unix operating environments and expect that, for the foreseeable future, the majority of our revenues will be derived from migration products and services involving these computer languages. A report commissioned by us, and issued in 2001 by the Aberdeen Group, an information technology consulting firm, estimates that "C" and "C++" based code comprises 20%-30% of the entire United States business application code base. This code base equates to a current market of over 30 billion unique lines of "C" and "C++" based code in the United States alone that are actively maintained and tens of billions more that are customized versions of prepackaged code. Worldwide, Aberdeen estimates there are over 100 billion unique lines of "C" and "C++" based code with potentially tens of billions of additional lines in customized code. Management believes that over time, with the movement by original equipment manufacturers towards more powerful platforms and the abandonment of older platforms, a portion of this code will need to be migrated to more capable technologies such as hardware platforms utilizing Intel's new IA-64 chip known as "Itanium," and operating systems such as Linux.

         In the current market environment, the IT industry is focused on lowering operating costs by standardizing on a very limited number of open standard operating environments with low total cost of ownership ("TCO") such as Windows and Linux running on hardware powered by Intel chips.

         A typical enterprise information system might consist of multiple servers running on disparate operating systems. For example, a manufacturing company may have their engineering applications running on Sun Solaris, their financial accounting systems on IBM AIX and their customer relationship management systems on Microsoft NT. Management believes that with IT budgets shrinking and resource availability declining, many companies are adopting a strategy of server consolidation to reduce their TCO. These initiatives allow companies to dramatically reduce their IT budgets and costs by decreasing the number of different systems/environments they utilize and therefore have to support. A key component of any server consolidation effort is the migration of the software to the surviving platform/environment. The introduction and rapid market penetration of the open source Linux operating system has served to not only highlight this need but also to grow this market.

         Current costs to manually upgrade or migrate software applications are expensive, with a cost estimated by us at about $0.75 to $1.25 per line of code. By contrast, our automated code migration engines permit code to be migrated at a fraction of that cost. Our experiences, as well as the experiences of our customers, indicate that, per line of code, costs to migrate software applications using our automated processes equate to approximately 20% of the costs incurred when such migrations are performed entirely manually. According to the Aberdeen Group, the majority of the "C" and "C++" based code (70% or more) resides in the custom code of corporate enterprises, with the remainder belonging primarily to the thousands of individual independent software vendors. The Aberdeen Group predicts that by 2005, the new Itanium 64-bit technology will appear in almost 50% of all new server hardware products. While estimates vary on the total amount of code that will need to be migrated cross-platform or to 64-bit on a world-wide basis, clearly the task of migrating even a small fraction of this massive base is a daunting one.

         The market for our existing products and services consists of "C" and "C++" based business application code, and can be segmented primarily by the operating system on which the code runs. While, according to the Aberdeen Group, Unix has the largest installed base in the enterprise computing space, the Windows and Linux operating systems are growing much faster and taking market share. Our MigraSUITE(TM) enables the efficient upgrading of software applications from one 32-bit application to either a 32-bit application in a different operating platform or to a 64-bit application in either the same or a different operating platform.

         Our current strategic focus on providing migration products and services to both Windows and Linux operating environments is based on our belief that those two environments represent the vast majority of the growth in the market and will be increasingly successful in penetrating the mission critical enterprise computing space.

            [WORLDWIDE SERVER OPERATING ENVIRONMENT SHIPMENTS CHART]

                                2000-2004                   2004 Share of
                                   CAGR                       Shipments
                                   ----                       ---------
Other                              (41%)                          0%
Linux                               25%                          36%
Windows                             22%                          49%
Proprietary Unix                    (3%)                          7%
NetWare                             (3%)                          8%
                                   ---                          ---
                                    16%                         100%


         In summary, management believes that there is a sizable and growing potential market for the migration of "C" and "C++" based software. How quickly this potential market develops into active demand is still unclear. We are fully focused on making sure that we are well positioned to capture that market as it develops and are doing what we can to accelerate that development.

PRODUCT LINES

         Our products assist in the migration and porting, or conversion, of software code written in the "C" and "C++" languages from one information technology environment (the combination of an operating platform and the hardware on which it is installed) to another. Because of the large number of possible operating platform and hardware combinations, our products can be used in a wide variety of information technology environments. The underlying breakthrough technology that makes this possible is our proprietary source code analysis and migration engine called the Migration Workbench(TM). Our products are built on the Migration Workbench technology and are designed to address migration problems related to specific operating platforms. Our 32Direct series of products consists of software which assists the migration of code from one operating platform to another (for example from Sun Solaris to Linux or Windows). Our 64Express series of products consists of software which migrates code from a 32-bit environment to a 64-bit environment within the same type of operating system, including Microsoft Windows 2000/64(TM), Linux on Intel Itanium and AIX 5L among others. Each of our MigraSUITE products is a combination of at least one 32Direct product and one 64Express product. The purpose of MigraSUITE is to allow a customer to migrate code first from a 32-bit environment to another 32-bit environment and then to a 64-bit environment (for example, a 32-bit Solaris application would be migrated first to a 32-bit Linux application and then to a 64-bit Linux application).

         We currently have six commercially available products, all of which comprise our 32Direct and 64Express product lines. These products are: 32Direct Solaris to Windows, 32Direct Solaris to Linux, 32Direct Solaris to AIX, 64Express to Windows, 64Express to Linux and 64Express to AIX 5L. Our 64Express products facilitate the use of the Intel Itanium 64-bit processor and the PowerPC 64-bit processor.

         Our existing MigraSUITE product line consists of the following:

MigraSUITE to Windows

         o 32Direct Solaris to Windows assists in the assessment and migration of Solaris applications to Windows.

         o 64Express to Windows enables rapid migration of existing 32-bit Windows applications to 64-bit Windows on the Intel Itanium architecture.

MigraSUITE to Linux:

         o 32Direct Solaris to Linux assists in the assessment and migration of 32-bit Solaris applications to 32-bit Linux applications.

         o 64Express to Linux enables rapid migration of existing 32-bit Linux applications to 64-bit Linux on the Intel Itanium architecture.

MigraSUITE to AIX:

         o 32Direct Solaris to AIX assists in the assessment and migration of 32-bit Solaris applications to 32-bit AIX applications.

         o 64Express to AIX 5L enables rapid migration of existing 32-bit AIX applications to 64-bit AIX on the PowerPC architecture.

         At the core of MigraSUITE is our patented Migration Workbench engine, which we believe to have broader applicability in solving business problems beyond migration in both the application and the operations (infrastructure, support and maintenance) segments of the information technology market. While Migration Workbench supports a large variety of our existing and potential products focused on migration, it can also provide analytical data to permit automated documentation of application architecture or a suite of tools to support maintenance of an existing set of source code.

PRODUCT DEVELOPMENT

         Our current technology is primarily focused on capitalizing on the market presented by server consolidation activities and adoption of lower TCO information technology platforms by:

         o automating migrations of software from one 32-bit environment to another (cross-platform); and

         o automating the migration of software from 32-bit to 64-bit environments.

         Current product development efforts are intended to build upon and enhance our existing technology and increase our ability to address businesses' migration problems. We have plans that focus on delivering operations/maintenance products for use by systems integrator consultants and IT departments throughout the businesses world. These products are designed to substantially increase the efficiency of both consultants and IT departments by providing real-time visibility into the software environment in which one is operating and to allow users to not only document changes they make to that environment but also to see the impact of those changes prior to making them. Management intends to accelerate these development efforts once we have achieved a significant flow of revenue from our core products.

         We are also currently evaluating the market potential for additional future products, such as computer language conversion software, which would convert code written in one language into another language (e.g., from "C" and "C++" to Java or managed "C#").

         We previously announced formalized efforts to further protect our intellectual property. The first phase of this initiative resulted in a patent for our technology being issued to MigraTEC on July 31, 2001. We intend to continue such efforts by seeking additional patents as warranted. In addition to this patent, we also have several unregistered trademarks, which include "MigraTEC Workbench," "MigraSUITE," "64Express," and "32Direct."

DISTRIBUTION STRATEGY

         The cornerstone of our distribution strategy is a leveraged customer acquisition model which focuses on establishing relationships with targeted providers of comprehensive IT products and IT service providers whose strategic objectives are aligned with ours. We believe that comprehensive IT product providers will offer our products and services to their customers to accelerate adoption of their core products and that IT service providers will license our technology to improve the quality of services they offer to their clients as well as enhance the profitability of delivering those services. We anticipate that licenses with IT service providers will be structured on a "pay as you go" basis. Our business development executives and account managers are focused on generating revenue from IT product and service providers with extensive sales and marketing resources and a vested interest in offering our products to independent software vendors and corporate IT organizations.

         In addition to licensing and supporting our technology, we offer customers migration and consulting services provided by our own core professional services and support team. While we intend to offer primarily packaged products and enablement services rather than traditional IT services, we anticipate that a significant number of customers will demand our direct involvement in migration projects, particularly early in the adoption cycle. To date, we have performed direct migration services in several small projects for customers. Such services were primarily performed at our migration center located at our headquarters in Farmers Branch, Texas, a suburb of Dallas.

         Management believes that relationships with IT product and service providers will yield longer term benefits beyond generating revenue in the near future. In particular, we believe these relationships can direct development efforts toward emerging markets and growing customer bases as well as provide funding to expand key development efforts.


         Consistent with our customer acquisition model and strategy, we have developed a contractual, non-exclusive technology relationship with Intel, a contractual, non-exclusive referral relationship with Dell, non-contractual, non-exclusive technology relationships with IBM and Microsoft, as well as non-contractual, non-exclusive marketing relationships with Unisys, Intel, Hewlett-Packard/Compaq, Dell and IBM.


COMPETITIVE ADVANTAGES

         UNIQUE AND PROPRIETARY SOFTWARE ADDRESSING A MARKET NEED

         Over the past three years, we have invested the majority of our efforts in developing our technology and modifying it to address the industry's major hardware and software platforms. We believe that this investment has created a technological advantage in our proprietary source code analysis engine, consisting primarily of our being the first company that we know of to develop such an engine. Unlike the traditional manual approaches to analyzing source code by text scanning, and using a formal specification language or mathematical rendering in algebraic notation, we use syntactic (language) and semantic (word) analysis based on a customized parse of the source code. This approach automatically permits:

         o extraction of contextual attributes to support identification of issues specific to a migration such as a cross-platform or 32-bit to 64-bit upgrade;

         o        identification of data relationships and sequences;

         o        data flow tracing to identify the impact of a change; and

         o        grouping or extraction of related data and functionality.

         UPGRADES EXISTING SOFTWARE AT LOW COST

         We believe that the need for businesses to migrate software (in lieu of the other options discussed earlier) when combined with the inherent problems and issues of manual migrations (currently, the only alternative to our automated migration processes), presents a very significant market opportunity. The portion of the migration process that can be migrated using our software is limited only by the fact that automated migration is not compatible with all software. In certain instances, automated migration will only be partially effective, however, we can quickly determine whether or not automated migration will be effective and to what extent. By automating the majority of the migration process, we believe that our migration software provides the following key benefits for businesses:

         o Reduces the cost of migrating software while enhancing the quality of the end product.

                  o Reduces average time for a complete migration by over 60%.

                  o Reduces labor input into migration effort on average by over 80%. Using MigraSUITE a programmer can migrate up to 25,000 lines of code per day - at least 10 times the manual rate. The sheer "volume of code" issue, therefore, can be easily addressed by deploying additional software, not hiring an army of programmers.

                  o Reduces test cycle times by producing virtually error-free source code due to automated generation capability.

                  o Improves accuracy of project planning efforts and dramatically reduces both perceived and actual risk by making accurate data available.

         o Maximizes current technology investment. A business can retain the functionality of current software applications as they are upgraded or migrated to a new operating system, thereby maximizing the investment in their current technology.

                  o        Businesses do not have to rewrite custom code;
                           instead, they can migrate it in a cost effective manner.

         o Minimizes or eliminates retraining expense. Much of the productivity that comes from new technology can be exploited without the corresponding need to retrain every user of that technology. Migration of the user interface allows the application to keep the current "look and feel" on the new platform, thereby eliminating otherwise significant retraining expense.

         o        Focuses information systems staff on application enhancements.
                  Skilled information systems staff is a precious commodity and should be assigned to projects with the highest return on investment to the business. By using our automated technology, such staff will not be burdened with the time-consuming process of manual migration.

                  o In today's labor-constrained environment, most information systems departments and software businesses are under tremendous pressure to develop new products that will generate incremental revenue. Migrating applications manually only helps protect existing revenue streams. Because of the intelligence built into our automated technology, a less qualified (therefore less expensive) programmer can perform the migration. As a result, automated migration frees those highly skilled, high-cost computer engineers to focus on new revenue streams while safeguarding existing revenue streams.

         o Reduces the time required for development of new software versions.

                  o In the technology sector, time to market often determines success or failure. Because automated migration is more than 60% faster than writing an application from scratch or manually moving it, businesses that avail themselves of our automated migration products and expertise may, therefore, have a competitive advantage over their competition.

         o Extends life of software applications. Due to the frequent and dramatic changes in computing technology, vendors may abandon a platform. Our technology allows software vendors to offer customers the alternative of migrating their current applications to a new platform.

         o Due to the prohibitive cost of traditional migrations, vendors have abandoned platforms instead of incurring the cost of maintaining them for customers. Our technology and expertise reduces the cost of the migration, making the extension of life of the software or the supporting of an old platform possible.

         NO DIRECT COMPETITION

         Currently, we do not believe that we have any direct competitors who have developed automated migration products for the "C" and "C++" language, although there are a small number of companies who have developed automated migration products of one kind or another for other language sets. We expect that some competitors will emerge as the market develops. However, we believe we have a competitive advantage by virtue of having developed our software during the last few years and as a result of the in depth relationships we have built with the majority of the industry leading original equipment manufactures ("OEMs"). Therefore, we believe our competition consists only of the manual migrations performed by either a company's internal staff using "home grown" tools, or a professional service provider/systems integrator. As a result, we believe that the value proposition of our code engines is so compelling that we view these organizations and their efforts not as competition, but rather as potential customers whose jobs will be significantly simplified and whose performance will be dramatically improved through the use of our products and services.

MIGRATION METHOD    MANUAL MIGRATION              USE OF "HOME GROWN TOOLS"(1)             MIGRATEC MIGRATION WORKBENCH
----------------    ----------------              ----------------------------             ----------------------------
PROS:               o   Can ultimately be         o   Less expensive than manual           o    Extremely short cycle
                        done in most every
                        situation                 o   Quicker than manual                  o    Very thorough

                                                                                           o    Consistent methodology results
                                                                                                in very high quality work

                                                                                           o    Very low labor content requires
                                                                                                less programmer time, assistance
                                                                                                and follow-up than manual or home
                                                                                                grown tools

                                                                                           o    Relatively inexpensive

                                                                                           o    More flexible than manual or home
                                                                                                grown tools - can be used with
                                                                                                various software applications

CONS:               o   Very time consuming       o   Limited Use - only works well        o    Cost and time to train may exceed
                                                      with relatively "clean" code              benefits in certain cases involving
                    o   Extremely labor               and specific software applications        small amounts of clean code
                        intensive and costly,
                        especially if systems     o   More labor intensive and costly
                        integrators are used          than our automated migration
                                                      software
                    o   Long cycle time
                                                  o   Longer cycle time than our
                    o   Lots of QA/Test               automated migration software
                        required
                                                  o   New tools must be developed for
                                                      most situations

                                                  o   Less sophisticated than
                                                      our automated migration
                                                      software

                                                  o   Lots of QA/Test required

----------

(1) Software utilities that are custom built by systems integrators or independent software vendors on behalf of an in-house IT department. These customized utilities are only able to perform a preliminary portion of the migration process, leaving the majority of the migration to be performed manually, whereas our products allow many applications to be migrated without customization and greatly reduce the amount of labor involved. Unlike our automated migration software, homegrown tools are generally not much more sophisticated than a compiler (software that translates a program written in a high-level programming language into machine language).


         EMPLOYEES


         As of May 14, 2002, we employed approximately 31 full-time personnel and approximately two programming consultants for particular projects. None of these employees are covered by collective bargaining agreements and management believes its employee relations are good.


         PROPERTIES

         We do not own any real property. Our headquarters are located in Farmers Branch, a suburb of Dallas, Texas and consist of approximately 12,313 square feet of leased office space. Our lease extends through February 2004 with an option to renew for an additional 60 months at the then prevailing rate. Current annual rents are $224,640. Management believes that the property is adequately covered by insurance. Our offices are located at 11494 Luna Road, Suite 100, Farmers Branch, Texas 75234-9421.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to our directors and executive officers:


       NAME                AGE                  POSITION
       ----                ---                  --------
William B. Patton, Jr.     66     Chairman of the Board
W. Curtis Overstreet       56     Director and Chief Executive Officer
T. Ulrich Brechbuhl        38     Director, President, Chief Financial Officer and Secretary
Rick J. Johnson            43     Chief Operating Officer
Richard A. Gray, Jr.       54     Director
Drew R. Johnson            33     Director


         Directors hold office until the next annual meeting of stockholders or until their successors are duly elected and qualify.

         WILLIAM B. PATTON, JR. has been a director and Chairman of the Board since February 2002. He currently serves as a director of Site of Care Systems and Transnational Computer Technology and sits on the advisory boards of Centor and CraniaMania. Mr. Patton also serves as the non-executive Chairman of the Board of Transnational Computer Technology. All of the forgoing boards are of computer and software related high technology companies. Additionally, he serves on two not-for-profit boards, including the University of California at Irvine and the University of Missouri at Rolla and he is a limited partner of ARCH Venture Partners, a venture capital firm specializing in seed and second round investments in the computer and related high technology fields. Prior to his retirement in November of 1997, Mr. Patton served as Chairman of MicroOptical Devices, one of the world's leading developers of vertical cavity surface emitting laser technology. Prior to joining MicroOptical Devices in 1996, Mr. Patton was an elected officer, Senior Vice President and Chairman of the Federal System Group and one of the three members of the Office of President of Unisys Corporation, reporting to the Chairman.




         W. CURTIS OVERSTREET has served as Chief Executive Officer and as a director since April 1997 and served as President from April 1997 through October 2000. From October 1994 to March 1997, Mr. Overstreet was Regional Vice President for Software AG, Americas, based in Dallas, Texas.

         T. ULRICH BRECHBUHL has been a director since February 2002. He has served as Chief Financial Officer and Board Secretary since March 1, 2000 and President since the fourth quarter of 2000. From 1997 until joining MigraTEC, Mr. Brechbuhl was Chief Financial Officer and a founding partner of Thayer Aerospace, L.L.C., a Wichita, Kansas-based manufacturer of precision-machined parts for the aerospace industry. He continues to serve as an executive board member for Thayer. Prior to joining Thayer, Mr. Brechbuhl worked as a consultant and manager with Bain & Company, Inc. in Boston, Massachusetts and Dallas, Texas, for four years, where he focused on high technology and aerospace industries.

         RICK J. JOHNSON has served as Chief Operating Officer since July 1997, and served as Board Secretary from July 1997 to March 1998. From 1995 to July 1997, Mr. Johnson was with Software AG, Americas, based in Dallas, Texas, where he served as Director of Operations Support - Integrated Business Solutions, Director of Applications Solutions and Business Manager - West U.S. Area.

         RICHARD A. GRAY, JR. has served as a director since April 1998. Since 1985, he has been President and owner of Gray & Company Realtors, Inc., a commercial real estate brokerage and developer in U.S. and Asian markets based in Dallas, Texas.

         DREW R. JOHNSON has served as a director since January 2000. He has been a principal of Cardinal Investment Company, an investment firm in Dallas, Texas, since 1997. Prior to joining Cardinal, Mr. Johnson was employed with the consulting firm of McKinsey & Company.

         No family relationships exist among our directors and executive officers.

         No events have occurred during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer, promoter or control person.

SIGNIFICANT EMPLOYEES

         R. WESLEY BLAIR has served as Vice President of Sales and Marketing since January 2002. Prior to joining MigraTEC, Mr. Blair was a Senior Manager with Bain & Company, Inc. in Dallas, Texas, where he focused on technology growth strategies and turnarounds. From 1996 until 1999, Mr. Blair served as an officer of Amtran, Inc., a public leisure travel holding company based in Indianapolis, Indiana, where his roles included corporate strategy, sales and marketing, and divisional general management.

         ALAN LARSON, Vice President of Professional Services, joined the Company in March 2001. Mr. Larson brings over 20 years of experience in the management and delivery of information systems. Prior to joining MigraTEC, Mr. Larson held professional services and other senior management positions at companies including Sybase, Inc. from 1993 to 1997, EMC Corporation from 1997 to 1998, Siebel Systems, Inc. in 1998, EXE Technologies, Inc. from 1998 to 1999, Interworld Corporation from 1999 to 2000 and Objectspace, Inc. from 2000 to 2001.


         SIMON MAK, Vice President of Business Development, joined us in July 2000. From 1998 to 2001, Mr. Mak was the Chief Executive Officer of Protarget.com, Inc., an online portal providing e-services that target dentists. In 1998, Mr. Mak also served as Vice President of Sales and Marketing for Horizon Media, Inc., a startup publisher of business intelligence on the Asia/Pacific region. From 1995 to 1996, Mr. Mak worked as an independent consultant.

         SHELDON TRAVIS, Vice President of Research, has been with the Company since 1995. He has also held senior engineering positions (for both software and hardware) with a variety of companies including Xerox, Adobe and Sprint, and has degrees in both Electrical Engineering and Computer Sciences.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS


         During the years ended December 31, 2001, and 2000, an aggregate of $80,000 and $82,500, respectively, was earned by directors for serving on the board of directors. Directors who are not officers or employees of MigraTEC received $10,000 annually, or $2,500 per fiscal quarter, while serving on the board. Kevin Howe, a former director and former Chairman of the Board, received $60,000 annually, or $15,000 per fiscal quarter, while serving as Chairman of the Board. Directors were also reimbursed for out-of-pocket expenses incurred in attending board and committee meetings. In 2002, William B. Patton, Jr. received $8,000 and an option to purchase 1,000,000 shares of common stock at an exercise price of $0.33 per share as our new Chairman of the Board. Additionally, in March and May 2002, we issued three-year warrants to purchase an aggregate of 300,000 shares of common stock at $0.25 per share to Richard A. Gray, Jr. for services rendered to the Company.


EXECUTIVE COMPENSATION

         The following table sets forth the total compensation paid or accrued by us for the three years ended December 31, 2001 on behalf of each of our executive officers.

                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                             LONG TERM COMPENSATION
                                --------------------------------------------------       -------------------------------
                                                                     OTHER ANNUAL         SECURITIES          ALL OTHER
          NAME AND                       SALARY        BONUS         COMPENSATION         UNDERLYING        COMPENSATION
     PRINCIPAL POSITION         YEAR       ($)          ($)               ($)             OPTIONS (#)            ($)
     ------------------         ----    --------       -----         ------------        -------------      ------------
W. Curtis Overstreet            2001    $140,200        -0-          $19,800 (1)               -0-              -0-
   Chief Executive Officer      2000     127,500        -0-          $18,150 (1)         3,000,000 (2)          -0-
                                1999     140,000        -0-              -0-                   -0-              -0-
T. Ulrich Brechbuhl             2001     145,000        -0-              -0-                   -0-              -0-
   President, Chief Financial   2000     123,333        -0-              -0-             3,500,000 (2)          -0-
   Officer and Secretary(3)     1999         -0-        -0-              -0-                   -0-              -0-
Rick J. Johnson                 2001     135,000        -0-              -0-                   -0-              -0-
   Chief Operating Officer      2000     128,917        -0-              -0-               937,500 (2)          -0-
                                1999     117,000        -0-              -0-                   -0-              -0-

---------

         (1) Housing allowance paid directly to Chelsea Homes, Inc. on behalf of Mr. Overstreet.

         (2) Options to purchase shares of our common stock granted in 2000.

         (3)      Mr. Brechbuhl joined MigraTEC in March 2000.

         The following table sets forth information with respect to stock options exercised and held by our executive officers as of December 31, 2001. The closing bid price for our common stock on December 31, 2001 was $0.33.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                      SHARES          VALUE           OPTIONS AT FY-END        IN-THE-MONEY OPTIONS AT
                                   ACQUIRED ON      REALIZED           EXERCISABLE /             FY-END EXERCISABLE /
NAME AND PRINCIPAL POSITION         EXERCISE           ($)            UNEXERCISABLE (#)          UNEXERCISABLE ($)
---------------------------        -----------     -----------      ---------------------      -----------------------
W. Curtis Overstreet               275,000 (1)     $40,000(1)       1,375,000 / 1,625,000        $125,000 / $152,500
   Chief Executive Officer
T. Ulrich Brechbuhl                    -0-             -0-          1,266,667 / 2,233,333        $106,333 / $212,667
   President, Chief Financial
   Officer and Secretary (3)
Rick J. Johnson                        -0-             -0-           866,667 / 520,833           $94,333 / $47,292
   Chief Operating Officer

---------

(1)      On April 1, 2001, August 2, 2001, August 27, 2001 and December 6, 2001,
         Mr. Overstreet transferred options to acquire 450,000, 1,750,000, 250,000, and 25,000 shares of our common stock, respectively, to certain individuals in exchange for releases from prior obligations. An aggregate of 275,000 shares of our common stock were acquired through the exercise of certain of these options in September 2001, November 2001 and December 2001. The value realized is the difference between the fair market value of the securities underlying the options on the date of exercise and the exercise price of the options.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

         We entered into an employment agreement with W. Curtis Overstreet, our Chief Executive Officer, dated April 10, 1997, which provides for an annual base salary ($140,200 at December 31, 2001) and incentives for salary increases and bonuses to be determined by and subject to the discretion of our board.

         We entered into an employment agreement with Rick Johnson, our Chief Operating Officer, dated July 1, 1997, providing for an annual base salary ($135,000 at December 31, 2001) and incentives for salary increases and bonuses to be determined by and subject to the discretion of our board.

STOCK OPTION PLANS

         1999 PLAN


         We terminated our prior stock option plan and adopted a new stock option plan in 1999. Under the 1999 plan, we are authorized to issue up to 2,000,000 shares of our common stock as incentive stock options or as non-qualified stock options. The 1999 plan was not approved by the stockholders within one year of adoption by our board of directors, and accordingly, all options granted under the 1999 plan were converted to non-qualified options for federal income tax purposes. As of May 14, 2002, a total of 599,318 shares are issuable upon exercise of options currently outstanding under the 1999 plan. We registered the 2,000,000 shares of common stock issuable under the 1999 plan on a Form S-8 filed with the Securities and Exchange Commission on March 12, 1999.


         2000 PLAN


         In January of 2000, our board of directors approved our long-term incentive plan, which provided for the issuance of up to 7,000,000 shares of our common stock in the form of stock options, dividend equivalent rights or restricted share awards to our directors, officers, employees and consultants. The 2000 plan was approved by our stockholders at our annual stockholders meeting held in June 2000. In December 2000 and February 2002, the board of directors approved an additional 7,000,000 and 6,669,000 shares, respectively, of our common stock for issuance under the 2000 plan. As of May 14, 2002, a total of 14,831,352 shares are issuable upon exercise of options currently outstanding under the 2000 plan. We registered the original 7,000,000 shares of common stock available under the 2000 plan on a Form S-8 filed with the SEC on November 6, 2000 and the additional 7,000,000 shares on a Form S-8 filed with the SEC on April 24, 2001. We plan to register the additional 6,669,000 shares on a Form S-8 later this year.


LIMITATION OF LIABILITY AND INDEMNIFICATION

         SECTION 145 OF THE DELAWARE GENERAL CORPORATION LAW

         Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection with such defense.

         Section 145(d) provides that any indemnification under subsections (a) and (b) of Section 145, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination:

         o by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum;

         o by a committee of such directors designated by majority vote of such directors, even though less than a quorum;

         o if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

         o        by the stockholders.

         Section 145(e) provides that expenses, including attorneys' fees, incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or for such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses, including attorneys' fees, incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         CERTIFICATE OF INCORPORATION

         Our certificate of incorporation provides that, to the fullest extent permitted by Delaware General Corporation Law, our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director and that we will indemnify all persons whom we may indemnify to the fullest extent permitted by law.

         BYLAWS

         Our bylaws generally make mandatory the provisions of Section 145 of the Delaware General Corporation Law discussed above, including the advancement of expenses reasonably incurred in defending a claim prior to its final resolution, and provide that our directors and officers will at all times be indemnified to the maximum extent permitted by law.

         INDEMNIFICATION AGREEMENTS

         We have entered into indemnification agreements with each of our directors. These agreements provide our directors with indemnification to the maximum extent permitted by law. These agreements also include provisions requiring advancement of expenses (such as attorney's fees, witness fees, damages, judgments, fines and settlement costs), establishing procedures and standards for resolving claims, and providing for indemnification following a change of control of MigraTEC.

         D&O INSURANCE

         We have a directors' and officers' liability insurance policy to insure our directors and officers against losses resulting from wrongful acts committed by them in their capacities as our directors and officers, including liabilities arising under the Securities Act.

         SEC POLICY ON INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During 1999, Deane Watson, a former director who resigned in November 2000, loaned us $25,000 at an interest rate of 10% and received a warrant to purchase 50,000 shares of our common stock at $0.01 per share. Mr. Watson exercised these warrants in February 1999 and the loan was repaid in February 2000.

         During 1999 and 2000, Mark Myers, a former executive officer of MigraTEC who resigned in January 2000, received warrants to purchase an aggregate of 7,000 shares of our common stock at a price of $.01 per share as compensation for consulting services. He exercised these warrants in January 2000.


         Kevin Howe, the Company's Chairman through January 2002, and Drew Johnson joined our board of directors in January 2000 as representatives of Mercury Fund No. 1, Ltd. and MT Partners, L.P., respectively, in connection with the initial tranche of funding in a three-stage $3,750,000 investment in the Company, completed May 1, 2000. On May 1, 2002, Mr. Howe resigned from our board. As a result of this investment, Mercury and MT Partners each received convertible promissory notes and warrants convertible into an aggregate of up to 17,039,800 and 18,960,200 shares of our common stock, respectively. As of May 14, 2002, all of the warrants have been exercised and effective as of May 14, 2002, the notes have been converted in full.



         In connection with the investments described above, we entered into a security agreement with Mercury and MT Partners. Under the terms of the security agreement, we pledged all of our assets as of the date of the agreement and those assets acquired after the date of the agreement as collateral for the convertible promissory notes, subject to the collateral rights of BEM Capital Partners, Inc. under notes dated December 4 and 28, 1998 and January 4 and 27, 1999.



         We also entered into a shareholders' agreement with Mercury, MT Partners, Curtis Overstreet and Rick Johnson, pursuant to which the parties agreed to vote their shares of common stock so as to effectuate the election of Mr. Drew Johnson and Mr. Howe to our board of directors. The shareholders' agreement restricts the parties' transfer of our common stock and provides MT Partners and Mercury with a right of first refusal for private transfers of our common stock. In addition, the agreement requires the approval of at least 70% of our board of directors for any of the following corporate actions:


         o permitting authorization of additional series or classes of shares of any capital stock resulting in dilution greater than 10% when compared to our fully diluted common stock equivalent position as of January 25, 2000;

         o disposing of all or substantially all of our properties or assets;

         o merging where such transaction involves greater than 20% of our market capitalization;

         o        voluntarily dissolving, liquidating or partially liquidating;

         o        incurring additional debt in excess of $250,000;

         o incurring any single capital expenditure in excess of $150,000;

         o declaring or paying any dividend with respect to any of our capital stock;

         o        purchasing any of our capital stock;

         o amending the employment contracts or making material changes to the compensation or severance amounts of certain of our officers;

         o amending, altering or repealing our Certificate of Incorporation or Bylaws; or

         o        entering into contracts with any of our affiliates.


         William B. Patton, Jr., our current Chairman, serves as a designee to the Board of Mercury and MT Partners.


         In a separate transaction occurring in December 2000, Mercury loaned us $565,000 with an interest rate that varies between 0% and 10%. Under the terms of the agreement, we pledged all of our assets as of the date of the agreement and those acquired after the date of the agreement as collateral, subject to the collateral rights of notes dated December 4 and 28, 1998, January 4 and 27, 1999 and January 25, 2000. The principal of this note was repaid on June 22, 2001 upon Mercury's exercise of warrants, originally obtained with the issuance of the convertible secured promissory notes, to purchase 2,839,800 shares of common stock as the exercise price consisted of conversion of this note plus cash in the amount of $2,960. Accrued interest of $14,419 due to Mercury under this note was renewed as a note with an interest rate of 4 1/2% maturing December 22, 2001. This note and its accrued interest were repaid in December 2001.


         In March and May 2002, we issued three-year warrants to purchase an aggregate of 300,000 shares of common stock at $0.25 per share to Richard A. Gray, Jr., a director of the Company, for services rendered to the Company. We also issued 400,000 shares of common stock at a price of $0.25 per share to each of Mr. Gray and Mr. Gray's spouse. In April 2002, we issued an additional 31,000 shares of common stock at a price of $0.25 per share to Mr. Gray's spouse upon the exercise of a warrant to purchase common stock.

     STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL HOLDERS

         The following table sets forth information regarding the beneficial ownership of common stock for each person who is known by us to be the beneficial owner of more than 5% of our voting securities, for each director and named executive officer, and for all directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person named below has sole voting and investment power over the shares indicated.


         All information is as of May 14, 2002. As of such date, 158,954,431 shares of our common stock were issued and outstanding. For purposes of this table, a person is deemed to be the "beneficial owner" of the number of shares of common stock that such person has the right to acquire within 60 days of May 14, 2002 through the exercise of any option, warrant or right, through the conversion of any security, through the power to revoke a trust, discretionary account, or similar arrangement, or through the automatic termination of a trust, discretionary account or similar arrangement.





                                                 AMOUNT AND NATURE
                                                   OF BENEFICIAL
NAME AND ADDRESS(1)                                 OWNERSHIP            PERCENT OF CLASS
---------------------                            ------------------      ----------------
W. Curtis Overstreet                                1,750,000(2)                1.09%
T. Ulrich Brechbuhl                                 1,852,500(3)                1.15%
Rick J. Johnson                                     1,120,417(4)                   *
Richard A. Gray, Jr.                                4,276,000(5)                2.67%
Kevin C. Howe                                      15,414,800(6)                9.70%
Drew R. Johnson                                             0                      *
William B. Patton, Jr.                                312,500(7)                   *
Thomas H. Cabe                                      8,984,000(8)                5.65%
Mercury Fund No. 1, Ltd.                           15,414,800(6)                9.70%
MT Partners L.P.                                   12,788,700(9)                8.05%
Marshall Payne                                     12,788,700(9)                8.05%
Directors and Executive Officers as a Group         9,311,417                   5.65%


---------

*        Less than 1%

(1) The business address for Messrs. Overstreet, Brechbuhl and R. Johnson is 11494 Luna Road, Suite 100, Farmers Branch, Texas 75234. The address for Mr. Patton is 4217 Loma Rosada, El Paso, Texas 79934. The business address for Mr. Gray is 2611 Cedar Springs, Dallas, Texas 75201. The business address for Mr. Howe and Mercury Fund No. 1, Ltd. is 2707 Hibernia St., Dallas, Texas 75204. The business address for Mr. Payne, Mr. Drew Johnson and MT Partners, L.P. is 500 Crescent Court, Suite 250, Dallas, Texas 75201. The business address for Thomas H. Cabe is 5114 Yolanda Lane, Dallas, Texas 75229.

(2) These shares are issuable to Mr. Overstreet upon the exercise of outstanding stock options.


(3) Includes 1,850,000 shares issuable to Mr. Brechbuhl upon the exercise of outstanding stock options.



(4) Includes 1,022,417 shares issuable to Mr. R. Johnson upon the exercise of outstanding stock options.


(5) Includes 750,000 shares issuable to Mr. Gray upon the exercise of outstanding stock options, 300,000 shares issuable upon the exercise of outstanding warrants, 531,000 shares held Mr. Gray's spouse and 100,000 shares held by the Gray Family Trust, of which Mr. Gray is the trustee.


(6) Mr. Howe exercises voting control over these shares on behalf of the general partner of Mercury Fund No. 1, Ltd.


(7) These shares are issuable to Mr. Patton upon the exercise of outstanding stock options.

(8) Includes 2,000,000 shares held by Phoenix Energy Companies, Inc. Mr. Cabe is the President of Phoenix Energy Companies, Inc. and exercises voting control over these shares.


(9) Mr. Payne exercises voting control over these shares on behalf of the general partner of MT Partners, L.P.

                          DESCRIPTION OF CAPITAL STOCK


         Our certificate of incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of May 14, 2002, we had 158,954,431 shares of common stock issued and outstanding held by approximately 948 record holders. We have no preferred stock issued and outstanding.


COMMON STOCK

         Each holder of common stock is entitled to one vote for each share owned of record on all matters voted upon by stockholders, and a majority vote of the outstanding shares present at a stockholders' meeting is required for most actions to be taken by stockholders. Our directors are elected by a plurality. The holders of the common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the voting power of the shares voting for the election of directors can elect all of the directors if they choose to do so. The common stock bears no preemptive rights, and is not subject to redemption, sinking fund or conversion provisions.

         Holders of common stock are entitled to receive dividends if, as and when declared by our board of directors out of funds legally available for dividends, subject to the dividend and liquidation rights of our outstanding preferred stock and any other series of preferred stock that may be issued in the future and subject to any dividend restriction contained in any credit facility which we may enter into in the future. Any dividends declared with respect to shares of common stock will be paid pro rata in accordance with the number of shares of common stock held by each stockholder.

         Our shares are currently traded on the OTC Bulletin Board. The OTC Bulletin Board is separate and distinct from The Nasdaq Stock Market. Although the OTC Bulletin Board is a regulated quotation service operated by The Nasdaq Stock Market that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities like our common stock, we are not required to meet or maintain any qualitative or quantitative standards for our common stock to be traded on the OTC Bulletin Board. Our common stock does not presently meet the minimum listing standards for listing on The Nasdaq Stock Market or any national securities exchange.

PREFERRED STOCK

         Our board of directors is authorized to issue our preferred stock in one or more series with such limitations and restrictions as may be determined in the sole discretion of the board.

FUTURE ISSUANCES OF PREFERRED STOCK

         We have no present intention to issue any shares of our preferred stock. However, our board may issue such shares in connection with raising additional capital in the future if the board deems it advisable to do so.

SHARES ELIGIBLE FOR FUTURE SALE


         As of May 14, 2002, 158,954,431 shares of our common stock were issued and outstanding of which 46,886,361 shares are "restricted securities," as such term is defined under the Securities Act.


         In general, Rule 144 (as presently in effect), promulgated under the Securities Act, permits a stockholder who has beneficially owned restricted shares of common stock for at least one year to sell without registration, within any three-month period, such number of shares not exceeding the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume over a defined period of time, assuming compliance by the Company with certain reporting requirements of Rule 144. In addition, if the restricted shares of common stock are held for at least two years by a person not affiliated with the Company (in general, a person who is not an executive officer, director or principal stockholder of the Company during the three-month period prior to resale), such restricted shares can be sold without any volume limitation. Any sales of shares by stockholders pursuant to Rule 144 may have a depressive effect on the price of our common stock.

        THE PRIVATE EQUITY LINE OF CREDIT COMMON STOCK PURCHASE AGREEMENT

         On March 27, 2001, we entered into a common stock purchase agreement with Ironhead Investments, Inc., a British Virgin Islands corporation, for the future issuance and purchase of shares of our common stock. The common stock purchase agreement establishes what is sometimes termed a private equity line of credit or an equity draw down facility. In general, the private equity line provides that Ironhead has committed up to $20,000,000 to purchase shares of our common stock over a 20-month period. We may request a draw down of up to $5,000,000 of that money, subject to a formula based on the average price and trading volume of our common stock over a 22 trading day pricing period. Each draw down request must be for at least $100,000. The actual draw down amount is determined based on the volume-weighted average stock price during the 90-day period immediately preceding the start of the pricing period. We then use the formula in the common stock purchase agreement to calculate the amount of money that Ironhead will provide to us and the number of shares of our common stock we will issue to Ironhead in return for that money. The formulas for determining the actual draw down amounts, the number of shares we issue to Ironhead and the price per share paid by Ironhead are described below.

         Ironhead will receive a 6% discount to the volume weighted average price for each trading day of the 22 trading day pricing period. We will receive the amount of the draw down less an escrow agent fee of $1,000 and a 5% placement agent fee to the placement agent, GKN Securities, which introduced Ironhead to us. GKN Securities is not obligated to purchase any of our shares.

         We are under no obligation to request a draw down for any period. At least five trading days must pass between the end of one 22-day pricing period and the commencement of the next pricing period. The aggregate total of all draws cannot exceed $20,000,000 and no single draw can exceed $5,000,000. In addition, the common stock purchase agreement does not permit us to make a draw down if the issuance of shares to Ironhead pursuant to the draw down would result in Ironhead and certain of its affiliates owning more than 9.9% of our outstanding common stock on the date we exercise a draw down.

         In lieu of providing Ironhead with a minimum aggregate draw down commitment, we issued to Ironhead stock purchase warrants to purchase an aggregate of 325,000 shares of our common stock at an exercise price of $.42 per share. The Ironhead warrants expire March 27, 2006. We also issued to GKN Securities and its designees warrants to purchase an aggregate of 325,000 shares of our common stock at an exercise price of $.42 per share. The GKN Securities warrants expire March 27, 2006.

         The common stock purchase agreement limits our ability to raise money by selling our securities for cash at a discount to the market price until the earlier of 20 months after the effective date of the agreement or the date which is 60 days after Ironhead has purchased the maximum of $20,000,000 worth of common stock from us under the private equity line. We are not prevented or limited from engaging in the sale of securities in any of the following situations:

         o in a registered public offering which is underwritten by one or more established investment banks (not including an equity line type of financing);

         o in one or more private placements where the purchasers do not have demand registration rights;

         o pursuant to any presently existing or future employee benefit plan which plan has been or is approved by our stockholders;

         o pursuant to any compensatory plan for a full-time employee or key consultant;

         o in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money; or

         o in a transaction to which Ironhead gives its prior written consent.


         On June 28, 2001, the SEC declared our registration statement on Form SB-2 to register a total of 30,650,000 shares of common stock in connection with the private equity line effective. Based on a review of our trading volume and stock price history and the number of draw downs we could make, we decided to register 30,000,000 shares of common stock for possible issuance under the private equity line and 650,000 shares of common stock underlying the warrants delivered to Ironhead and GKN Securities and its designees. As of May 14, 2002, we have issued 5,027,189 shares of common stock at a weighted average price of $0.3629 per share under the private equity line, yielding proceeds of $1,726,690 net of commission and escrow costs.

                                LEGAL PROCEEDINGS


         On July 24, 1998, Carroll Independent School District filed suit against us in District Court, Tarrant County, Texas, seeking payment for business and personal property taxes (Carroll Independent School District v. One Up Corporation, Cause No. L-14690). Judgment was entered on January 27, 2000 for Carroll ISD in the amount of $89,853.45, which included interest and court costs.


         From time to time we are party to what we believe is routine litigation and proceedings that may be considered as part of the ordinary course of our business. Currently, we are not aware of any current or pending litigation or proceedings that would have a material adverse effect on our business, results of operations or financial condition.

                                  LEGAL MATTERS

         The validity of the issuance of the securities offered hereby will be passed upon for us by Winstead Sechrest & Minick P.C., Dallas, Texas.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements at December 31, 2001 and 2000, and for each of the three years in the period ended December 31, 2001, as set forth in their report thereon (which report contains an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern as described in Note 2 to the consolidated financial statements). We have included our consolidated financial statements in this prospectus and registration statement in reliance on Ernst & Young LLP's report given on their authority as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. In addition, our complete registration statement with all exhibits is filed with the SEC.

         You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding us and other issuers that file electronically with the SEC. The address of the SEC's Internet site is http://www.sec.gov.

         Please note that our registration statement, of which this prospectus is only a part, contains additional information about us. In addition, our registration statement includes numerous exhibits containing information about us. Copies of our complete registration statement may be obtained from the SEC by following the procedures described above.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                  PAGE
                                                                  ----
REPORT OF INDEPENDENT AUDITORS                                     F-2

FINANCIAL STATEMENTS

     Consolidated Balance Sheets                                   F-3

     Consolidated Statements of Operations                         F-4

     Consolidated Statements of Stockholders' Deficit              F-5

     Consolidated Statements of Cash Flows                         F-6

     Notes to Consolidated Financial Statements                    F-7

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors MigraTEC, Inc.

We have audited the accompanying consolidated balance sheets of MigraTEC, Inc. and subsidiary (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MigraTEC, Inc. and subsidiary at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's recurring losses, negative cash flows from operations, and net capital deficiency, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that might result from the outcome of this uncertainty.


                                                 /s/ ERNST & YOUNG LLP
                                                 -------------------------------
                                                 ERNST & YOUNG LLP

Dallas, Texas
March  1, 2002

                          MIGRATEC, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS


                                                                                        DECEMBER 31,
                                                                              ------------------------------
                                                                                  2001              2000
                                                                              ------------      ------------
ASSETS
CURRENT ASSETS
     Cash                                                                     $    649,302      $    242,254
     Accounts receivable                                                            15,000            15,000
     Other current assets                                                           73,206            77,313
                                                                              ------------      ------------
         Total current assets                                                      737,508           334,567

PROPERTY AND EQUIPMENT, NET                                                        145,381           154,132

OTHER ASSETS
     Capitalized software costs, net of amortization of $90,352 and
       $65,280 in 2001 and 2000, respectively                                          465            26,742
     Other assets                                                                    7,756             7,756
                                                                              ------------      ------------
         Total other assets                                                          8,221            34,498
                                                                              ------------      ------------

         Total Assets                                                         $    891,110      $    523,197
                                                                              ============      ============

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
     Current portion of long-term debt and notes payable                      $    118,763      $    574,643
     Accounts payable                                                              305,663           297,778
     Accrued expenses                                                              157,388           179,345
     Deferred income                                                                    --            55,500
     Obligation under capital leases                                                 1,744             1,159
                                                                              ------------      ------------
         Total current liabilities                                                 583,558         1,108,425

LONG-TERM LIABILITIES
     Long-term portion of notes payable                                          2,509,639         3,769,880
     Long-term portion of obligation under capital leases                            2,459             4,203
                                                                              ------------      ------------
         Total long-term liabilities                                             2,512,098         3,774,083
                                                                              ------------      ------------
         Total liabilities                                                       3,095,656         4,882,508

MINORITY INTEREST                                                                   (3,752)           (3,752)

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
     Preferred stock 50,000,000 shares authorized; $0.001 par value; none issued or outstanding
     Common stock $0.001 par value; 200,000,000 shares authorized;
       128,586,361 and 91,353,074 shares issued at December 31, 2001 and
       2000, respectively; 118,721,912 and 81,488,625 shares outstanding
       at December 31, 2001 and 2000, respectively                                 128,586            91,353
     Additional paid-in capital                                                 27,911,907        20,989,692
     Deferred stock compensation                                                  (769,062)       (1,827,396)
     Treasury stock, at cost (9,864,449 shares in 2001 and 2000)                (1,777,891)       (1,777,891)
     Accumulated deficit                                                       (27,694,334)      (21,831,317)
                                                                              ------------      ------------
         Total stockholders' deficit                                            (2,200,794)       (4,355,559)
                                                                              ------------      ------------

         Total Liabilities and Stockholders' Deficit                          $    891,110      $    523,197
                                                                              ============      ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                          YEAR ENDED DECEMBER 31,
                                                     --------------------------------
                                                         2001               2000
                                                     -------------      -------------
REVENUES
Consulting services                                  $     206,833      $     189,067
Software maintenance fees                                    2,167             12,433
                                                     -------------      -------------
      TOTAL REVENUES                                       209,000            201,500
                                                     -------------      -------------

COSTS AND EXPENSES
Cost of revenues                                           104,242             50,173
Selling and marketing                                    1,156,442          1,071,559
Research and development                                 1,564,616          2,434,125
General and administrative                               3,074,255          3,039,456
                                                     -------------      -------------
      TOTAL COSTS AND EXPENSES                           5,899,555          6,595,313
                                                     -------------      -------------

LOSS FROM OPERATIONS                                    (5,690,555)        (6,393,813)
Other income (expense)
    Interest and financing expense                        (182,560)        (3,863,615)
    Other income, net                                       10,098             64,298
                                                     -------------      -------------
      TOTAL OTHER INCOME (EXPENSE)                        (172,462)        (3,799,317)
                                                     -------------      -------------

NET LOSS                                             $  (5,863,017)     $ (10,193,130)
                                                     =============      =============

NET LOSS PER COMMON SHARE (BASIC AND DILUTED)        $       (0.06)     $       (0.13)
                                                     =============      =============

WEIGHTED AVERAGE COMMON SHARES
      ISSUED AND OUTSTANDING (BASIC AND DILUTED)       103,676,530         79,249,917
                                                     =============      =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
                     Years Ended December 31, 2001 and 2000

                                           COMMON           COMMON         ADDITIONAL         DEFERRED
                                            STOCK           STOCK            PAID-IN            STOCK
                                          (SHARES)          AMOUNT           CAPITAL         COMPENSATION
                                        ------------     ------------      ------------      ------------
Balance at January 1, 2000                78,660,189     $  9,912,535      $  2,261,472      $         --

Issuance of stock in connection
with
private placements for cash                2,451,000          306,375                --                --

Issuance of stock in connection
with
exercise of options and warrants          10,241,885        1,822,498            48,235                --

Change in par value of common stock               --      (11,950,055)       11,950,055                --

Deferred stock compensation                       --               --         2,975,000        (2,975,000)

Deferred stock compensation expense               --               --                --         1,147,604

Issuance of warrants for financing                --               --             4,930                --
fees

Expense associated with beneficial
conversion feature of convertible                 --               --         3,750,000                --
debt

Net loss                                          --               --                --                --
                                        ------------     ------------      ------------      ------------
Balance at December 31, 2000              91,353,074           91,353        20,989,692        (1,827,396)

Issuance of stock in connection
with
private placements for cash               10,914,285           10,914         2,278,586                --

Issuance of stock in connection
with
private equity line                        2,990,670            2,991           946,329                --

Issuance of stock in connection
with
exercise of options and warrants          13,328,055           13,328         2,653,815                --

Modification of EAI Partners, Inc.
options                                           --               --            84,000                --

Issuance of stock in connection
with
conversion of debt to equity              10,000,000           10,000         1,240,000                --

Issuance of options for services                  --               --            17,000                --
rendered

Deferred stock compensation expense               --               --                --           728,334

Deferred stock compensation                       --               --          (330,000)          330,000
forfeited

Issuance of warrants for financing                --               --            32,336                --
fees

Issuance of stock to employees
under the
Employee Stock Purchase Plan -
shares matched by employer                       277               --               149                --

Net loss                                          --               --                --                --
                                        ------------     ------------      ------------      ------------
Balance at December 31, 2001             128,586,361     $    128,586      $ 27,911,907      $   (769,062)
                                        ============     ============      ============      ============


                                         TREASURY          TREASURY          ACCUMU-
                                           STOCK            STOCK             LATED
                                         (SHARES)           AMOUNT            DEFICIT           TOTAL
                                       ------------      ------------      ------------      ------------
Balance at January 1, 2000               (9,864,449)     $ (1,777,891)     $(11,638,187)     $ (1,242,071)

Issuance of stock in connection
with private placements for cash                 --                --                --           306,375

Issuance of stock in connection
with exercise of options and warrants            --                --                --         1,870,733

Change in par value of common stock              --                --                --                --

Deferred stock compensation                      --                --                --                --

Deferred stock compensation expense              --                --                --         1,147,604

Issuance of warrants for financing
fees                                             --                --                --             4,930

Expense associated with beneficial
conversion feature of convertible
debt                                             --                --                --         3,750,000

Net loss                                         --                --       (10,193,130)      (10,193,130)
                                       ------------      ------------      ------------      ------------
Balance at December 31, 2000             (9,864,449)       (1,777,891)      (21,831,317)       (4,355,559)

Issuance of stock in connection
with private placements for cash                 --                --                --         2,289,500

Issuance of stock in connection
with private equity line                         --                --                --           949,320

Issuance of stock in connection
with exercise of options and warrants            --                --                --         2,667,143

Modification of EAI Partners, Inc.
options                                          --                --                --            84,000

Issuance of stock in connection
with conversion of debt to equity                --                --                --         1,250,000

Issuance of options for services
rendered                                         --                --                --            17,000

Deferred stock compensation expense              --                --                --           728,334

Deferred stock compensation
forfeited                                        --                --                --                --

Issuance of warrants for financing
fees                                             --                --                --            32,336

Issuance of stock to employees
under the Employee Stock Purchase
Plan - shares matched by employer                --                --                --               149

Net loss                                         --                --        (5,863,017)       (5,863,017)
                                       ------------      ------------      ------------      ------------
Balance at December 31, 2001             (9,864,449)     $ (1,777,891)     $(27,694,334      $ (2,200,794)
                                       ============      ============      ============      ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                              YEAR ENDED DECEMBER 31,
                                                                                           ------------------------------
                                                                                               2001              2000
                                                                                           ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                                 $ (5,863,017)     $(10,193,130)
  Adjustments to reconcile net loss to net cash used by operating activities:
    Depreciation and amortization                                                               113,981           119,185
    Deferred stock compensation                                                                 728,334         1,147,604
    Interest expense associated with beneficial conversion feature of convertible debt               --         3,750,000
    (Gain) loss on sale and disposal of assets                                                       --             1,252
    Warrants issued for financing fees                                                           32,336             4,930
    Modification of EAI Partners, Inc. options                                                   84,000                --
    Common stock options issued for services                                                     17,000                --
    Amortization of discount on notes payable                                                        --            20,797
    Change in assets and liabilities:
        Decrease in accounts receivable                                                              --           145,700
        (Increase) decrease in other current assets                                               4,107           (49,097)
        Decrease in deferred financing costs                                                         --            30,000
        Decrease in other assets                                                                     --            13,792
        Increase (decrease) in accounts payable                                                   7,885          (145,761)
        Increase (decrease) in accrued expenses                                                 (21,957)           14,544
        Increase (decrease) in deferred income                                                  (55,500)           43,500
                                                                                           ------------      ------------

   Net cash (used by) operating activities                                                   (4,952,831)       (5,096,684)

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                          (78,953)         (177,527)
   (Increase) in capitalized software costs                                                          --            (2,022)
                                                                                           ------------      ------------
   Net cash (used in) investing activities                                                      (78,953)         (179,549)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from notes payable                                                                  450,000         4,315,000
   Proceeds from issuance of common stock                                                     5,906,112         2,177,108
   Payments under obligations of capital lease                                                   (1,159)           (1,848)
   Repayment of notes payable                                                                  (916,121)         (973,190)
                                                                                           ------------      ------------
   Net cash provided by financing activities                                                  5,438,832         5,517,070
                                                                                           ------------      ------------
   Net increase (decrease) in cash                                                              407,048           240,837

Cash - beginning                                                                                242,254             1,417
                                                                                           ------------      ------------
Cash - ending                                                                              $    649,302      $    242,254
                                                                                           ============      ============

SUPPLEMENTAL DISCLOSURES:
   Interest paid                                                                           $     47,133      $    124,103
                                                                                           ============      ============

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
   Issuance of stock upon conversion of debt to equity                                     $  1,250,000      $         --
                                                                                           ============      ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


NOTE 1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

MigraTEC, Inc., a Delaware corporation, is a developer and provider of software technology and expertise that automates the process of upgrading or migrating software, enabling it to operate on increasingly advanced operating and hardware systems.

Beginning in 1999, MigraTEC redirected its strategic focus from selling software products aimed at Y2K solutions to developing proprietary technology designed to automate a significant amount of the manual upgrade or migration process from 32-bit to 64-bit operating systems and associated hardware and development of automated solutions for cross-platform migrations. The majority of MigraTEC's efforts in 2001 and 2000 were related to research and development activities.

MigraTEC provides migration services and consulting to customers. MigraTEC also intends to license its software solutions to "end users" for their own internal migration projects, and to systems integrators and large service providers to perform outsourced projects for their own customers.

MigraTEC is the parent of a majority owned foreign subsidiary, One Up Computer Services, Ltd. ("One Up, Ltd."), incorporated under the laws of the Province of Ontario, Canada. One Up, Ltd. ceased its operations in 1997. At December 31, 1999, a reserve was provided for all of the assets of One Up, Ltd. in the amount of $36,808, which MigraTEC does not expect to be realizable. Liabilities of One Up, Ltd. in the amount of $45,736 will remain until the obligations are resolved.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of MigraTEC and One Up, Ltd., collectively referred to as the "Company." Intercompany transactions and balances have been eliminated in consolidation.

INDUSTRY SEGMENT

The Company operates in a single industry segment, the developing and providing of software technology that automates the process of upgrading or migrating software.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation and amortization. The Company provides for depreciation on a straight-line basis over the estimated useful life of three to five years for the related assets. Leasehold improvements are amortized over the life of the improvements or the lease term if shorter on a straight-line basis.

Major repairs or replacements of property and equipment are capitalized. Maintenance, repairs and minor replacements are expensed as incurred.

CAPITALIZED SOFTWARE

The cost of purchased software is capitalized and amortized on a straight-line basis over the estimated useful life of three years. Amortization expense in 2001 and 2000 was $26,277 and $27,780, respectively.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments include accounts receivable and accounts payable, for which the carrying amounts approximate fair value.

COSTS OF SOFTWARE DEVELOPED FOR SALE

The Company expenses or capitalizes development costs of software to be sold in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." These development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers.

INCOME TAXES

The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting. Valuation allowances are established when necessary to reduce tax assets to the amount more likely than not to be realized.

REVENUE RECOGNITION

The Company's revenues consist of consulting services revenues and software maintenance and support revenues.

Consulting services are provided under time and materials contracts and agreed upon fee arrangements. Revenues from consulting services under time and materials contracts and for training are recognized as services are performed. Revenues from agreed upon fee arrangements typically have short-term durations and are recognized upon completion and acceptance by the customer. Consulting services revenues in 2001 and 2000 include revenue related to a multiple elements agreement between the Company and Dell for which revenue is recognized pro rata over the contract term.

Revenues from software licenses and software maintenance and support services are recognized in accordance with American Institute of Certified Public Accountant's Statement of Position 97-2 "Software Revenue Recognition."

The Company intends to license software under software license agreements. License fee revenues are recognized when an agreement is in force, the product has been delivered, the license fee is fixed or determinable, no significant production modification or customization of the software is required and collectibility is reasonably assured. Total fees under multiple element arrangements are allocated to individual elements based on vendor-specific objective evidence of fair value, principally determined on values when sold separately. License fee revenue for certain application development and data access tools is recognized upon direct shipment to the end user. If collectibility is not considered probable, revenue is recognized when the fee is collected.

Software maintenance and support revenues are recognized ratably over the term of the related agreements, which in most cases is one year.

CASH EQUIVALENTS

Cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of three months or less when purchased.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


LOSS PER SHARE

Basic earnings per share is computed only on the weighted average number of common shares outstanding during the respective periods, and the dilutive effect of stock options and warrants is excluded. Diluted earnings per share is computed to show the dilutive effect, if any, of stock options and warrants using the treasury stock method based on the average market price of the stock during the respective periods.

The effect of stock options and warrants that aggregated 18,647,813 and 31,029,143 shares as of December 31, 2001 and 2000, respectively, would be anti-dilutive due to the Company's losses in 2001 and 2000 and, accordingly, are not included in the computation of diluted earnings per share for the respective periods.

If the convertible secured promissory notes discussed in Note 4 are converted in full, an additional 20,000,000 shares of the Company's common stock would be outstanding as of December 31, 2001.

POTENTIAL DILUTION

The following chart demonstrates the potential dilution of our issued and outstanding common stock as of December 31, 2001.


Common stock issued                              128,586,361
Treasury stock                                    (9,864,449)
                                                ------------
    Common stock outstanding as of December      118,721,912
    31, 2001
Warrants                                           1,152,143
Stock Options:
    Non-Employees                                    350,000
    Directors, Officers and Employees             17,145,670
Shares issuable if convertible secured
promissory notes are converted in full            20,000,000
                                                ------------
                                                 157,369,725
                                                ============

Subsequent to December 31, 2001, the Company issued an aggregate of 15,990,519 shares of unregistered common stock in connection with completed private placements discussed in Note 13 and the private equity line discussed in Note
11. The Company issued a three-year warrant to purchase 175,425 shares of common stock at $0.25 per share to Richard A. Gray, Jr. for services rendered in connection with assisting us in raising capital. We also issued options to purchase an aggregate of 3,220,000 shares of common stock at prices ranging from $0.33 to $0.34 per share to one director and certain employees.

USE OF ESTIMATES AND ASSUMPTIONS

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could vary from estimates used.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


STOCK-BASED COMPENSATION

The Company has elected to account for stock-based compensation to employees using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. Such excess is deferred and amortized as compensation expense over the respective vesting periods, which are principally 36 months. See Note 11 regarding the pro forma net loss per common share information as required by the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," ("SFAS No. 123").

The Company accounts for stock-based awards issued to non-employees in accordance with the fair value method of SFAS 123 and Emerging Issues Task Force Issue No. 96-18. Accordingly, the Company measures the cost of such awards based on the fair value of the options using the Black-Scholes method option-pricing model.

NEW ACCOUNTING STANDARDS

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141, "Business Combinations," ("SFAS No. 141") and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," ("SFAS No. 142") effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the statements. Other intangible assets will continue to be amortized over their useful lives. The Company does not anticipate that SFAS Nos. 141 and 142 will have a significant impact on the Company's financial statements when adopted on January 1, 2002.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," ("SFAS No. 144") which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of," and the accounting and reporting provisions of APB Opinion No. 30, "Reporting the Results of Operations, for a disposal of a segment of a business." SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. We do not expect that adoption of SFAS No. 144 will have a significant impact on our financial position or results of operations.

RECLASSIFICATIONS

Certain reclassifications have been made to prior year amounts to conform to the current year presentation.

NOTE 2. GOING CONCERN UNCERTAINTY

The Company incurred a loss of $5,863,017 and used cash in operations of $4,952,831 for the year ended December 31, 2001. In addition, at December 31, 2001, the Company had a net stockholder's deficit of $2,200,794. The Company's continued existence and plans for future growth are dependent in part upon its ability to obtain the capital necessary to operate, primarily through the issuance of additional debt or equity, and on its ability to effectively penetrate the developing market for migration software, services and related products. Management believes the Company will successfully complete its plan to raise additional capital in 2002 and that funds will be available to meet the Company's obligations for at least the next 12 months (see Note 13). If the Company is not able to obtain additional or alternative funding, or generate sufficient revenues and cash flows in the near term, the Company will be unable to continue as a going concern.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000

In 2001, the Company raised $2,289,500 in private equity transactions and has received $2,667,143 from the exercise of options and warrants. In addition, the Company entered into a private equity line of credit on March 27, 2001, pursuant to which the Company can draw down, under certain conditions, up to $20,000,000 over a 20 month period, of which the Company has drawn $949,320 (net of commissions and escrow costs of $161,870) as of December 31, 2001 (see Note 11). The Company plans to raise additional capital in 2002 to fund expanded sales and marketing as well as development efforts and continued operations (see Note 13). There can be no assurance that the Company will successfully raise additional funds sufficient to finance its continued operations. The financial statements do not include any adjustments to reflect the possible effects on recoverability and classification of assets or classification of liabilities, which may result from the inability of the Company to continue as a going concern.

NOTE 3.  PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2001 and 2000:

                                                      2001           2000
                                                   ---------      ---------
Furniture and equipment                            $ 915,471      $ 859,089
Equipment under capital lease                          7,069          7,069
Leasehold improvements                                44,612         22,041
                                                   ---------      ---------
                                                     967,152        888,199
Less accumulated depreciation and amortization      (821,771)      (734,067)
                                                   ---------      ---------
                                                   $ 145,381      $ 154,132
                                                   =========      =========

Depreciation expense for the years ended December 31, 2001 and 2000, was $74,400 and $68,076, respectively. Amortization expense for equipment under capital lease and leasehold improvements was $13,304 and $23,530 for the years ended December 31, 2001 and 2000, respectively.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


NOTE 4. NOTES PAYABLE

Notes payable at December 31, 2001 and 2000, include the following:

                                                                             2001             2000
                                                                         -----------      -----------
Note payable to Mercury Fund No. 1, Ltd. in the amount of $565,000 dated December 1, 2000, with interest varying between 0% and 10%, due the earlier of December 1, 2001 or upon the occurrence of a qualified financing transaction, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998, January 4 and 27, 1999 and
January 25, 2000. This note was repaid on June 22, 2001 upon the of exercise Mercury's warrants, originally obtained with the issuance of the convertible secured promissory notes, to purchase
2,839,800 shares of common stock as the exercise price consisted
of conversion of this note plus cash in the amount of $2,960.            $        --      $   565,000

Convertible secured promissory notes to Mercury Fund No. 1, Ltd.
in the amount of $1,775,000, dated January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or thereafter acquired, subject to collateral rights of notes dated December 4 and 28, 1998 and January 4 and 27, 1999. A
portion of this note was converted into shares of common stock as
more fully described below.                                                1,275,000        1,775,000

Convertible secured promissory notes to MT Partners, L.P. in the amount of $1,975,000, dated January 25, 2000, without interest, due January 24, 2003, collateralized by all assets owned or
thereafter acquired to collateral rights of notes dated December
4 and 28, 1998 and January 4 and 27, 1999. A portion of this note was converted into shares of common stock as more full described
below.                                                                     1,225,000        1,975,000

Notes payable to BEM Capital Partners, Inc. (assignee of MJ Capital
Partners III, L.P. as of January 2001) in the aggregate amount of
$250,000, dated December 4 and December 28, 1998 and January 4 and
27, 1999, bearing interest at 16% per annum, collateralized by all assets owned or thereafter acquired. Modified, extended and renewed
February 1, 1999 bearing interest at 16% per annum, repayable with monthly installments of principal and interest totaling $31,000 with a final maturity of December 31, 1999. Modified, extended and renewed October 31, 1999 bearing interest at 16% per annum,
repayable with monthly installments of principal and interest totaling $21,100 with a final maturity of December 31, 2000. In connection with the October 31, 1999 modification, the note holder was issued two-year warrants to purchase of 100,000 shares of common stock at $0.01 per share and 100,000 shares of common stock at $0.20 per share, exercised January 2000 and June 2001,
respectively. Modified, extended and renewed January 26, 2001, so as to increase the outstanding loan amount to $250,000, bearing interest at 15% per annum, interest only payable monthly until May
1, 2001. Thereafter payable with monthly installments of principal and interest totaling $22,565 with a final maturity of May 1, 2002
In connection with the January 26, 2001 modification, the note holder was issued a one-year warrant to purchase 40,000 shares of common stock at $0.01 per share. This warrant was exercised in March
2001.                                                                        108,777              958

Note payable to a former employee in the amount of $68,250, dated
March 3, 1998, bearing interest at 14%, payable in monthly
installments of $1,000, due December 10, 2003.                                19,625           28,565
                                                                         -----------      -----------


    Total outstanding                                                    $ 2,628,402      $ 4,344,523
    Less current portion                                                    (118,763)        (574,643)
                                                                         -----------      -----------
    Long-term portion                                                    $ 2,509,639      $ 3,769,880
                                                                         ===========      ===========

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


A summary of future maturities is as follows:

YEAR ENDING DECEMBER 31,
------------------------
           2002                $    118,763
           2003                   2,509,639
                               ------------
                               $  2,628,402
                               ============

In the first quarter of 2000, the Company closed a private financing of the Company by MT Partners, L.P., an affiliate of Cardinal Investment Company, Inc., and Mercury Fund No. 1, Ltd., an affiliate of Mercury Ventures, Ltd. (collectively, the "Investors"). Since January 25, 2000, each of the Investors has had a representative on the Company's Board of Directors.

The Investors entered into a Note and Warrant Purchase Agreement with the Company (the "Agreement") pursuant to which the Investors provided $3,750,000 of private financing to the Company, evidenced by convertible secured promissory notes of the Company.

The notes are convertible at any time, at the election of the Investors, into shares of the Company's common stock, on the basis of one share of common stock for each $0.125 in principal amount of the notes outstanding at the time of conversion. The notes do not accrue interest.

The notes automatically convert into shares of common stock on the terms described above, upon the earlier of either:

         o The closing of a sale of the Company's common stock, preferred stock or issuance of debt with equity features in one or more transactions in which the Company receives aggregate proceeds of at least $5,000,000; or

         o The first trading day following a period of 90 consecutive trading days, during which the closing sale price of the Company's common stock has been in excess of $1.25.

Pursuant to the Agreement, the Company issued to the Investors warrants to purchase up to an aggregate of 6,000,000 shares of common stock. All of such warrants are exercisable for a period of five years from the date of issuance and have an exercise price of $0.20 per share. The notes and the associated warrants contain conversion features considered to be "beneficial" because the conversion prices were below the market price of the common stock at the date of issuance. As a result, the Company recorded $2,500,000 and $1,250,000 of interest expense during the quarters ended March 31, 2000 and June 30, 2000, respectively, in accordance with Emerging Issues Task Force Pronouncement Number 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios." In 2001, Mercury Fund and MT Partners converted $500,000 and $750,000, respectively, of these notes into an aggregate of 10,000,000 shares of common stock and exercised all of their warrants to purchase an aggregate of 6,000,000 shares of common stock at an exercise price of $0.20 per share.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


In connection with this private financing, the Investors, the Company and certain stockholders executed a Shareholders' Agreement which requires approval of at least 70% of the Company's Board of Directors for any of the following corporate actions:

         1. permitting authorization of additional series or classes of shares of any capital stock resulting in dilution greater than 10% when compared to the fully diluted common stock equivalent position of the Company as of January 25, 2000;

         2. disposing of all or substantially all of the properties or assets of the Company;

         3. merging where such transaction involves greater than 20% of the Company's market capitalization;

         4. voluntarily dissolving, liquidating or partially liquidating the Company;

         5.       incurring additional debt in excess of $250,000;

         6. incurring any single capital expenditure in excess of $150,000;

         7. declaring or paying any dividend with respect to any capital stock of the Company;

         8.       purchasing any capital stock of the Company;

         9. amending the employment contracts or making material changes to the compensation or severance amounts of certain officers of the Company;

         10. amending, altering or repealing the Company's Certificate of Incorporation or Bylaws; or

         11.      entering into contracts with any affiliate of the Company.

Additionally, the Shareholders' Agreement restricts transfers of the Company's common stock and provides the Investors with a right of first refusal for private transfers of shares of the Company's common stock.

NOTE 5. ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31, 2001 and 2000:

                                     2001         2000
                                   --------     --------
Interest                           $  1,577     $  5,333
Legal and professional               38,240       25,797
Salaries and employee benefits       78,086      110,516
Deferred rent                        35,044       37,274
Other                                 4,441          425
                                   --------     --------
                                   $157,388     $179,345
                                   ========     ========

NOTE 6. OTHER INCOME (EXPENSE)

Other income (expense) for the years ended December 31, 2001 and 2000 consisted of the following:

                             2001         2000
                           --------     --------
Interest income            $ 10,098     $ 65,365
Miscellaneous income             --          185
Loss on sale of assets           --       (1,252)
                           --------     --------
                           $ 10,098     $ 64,298
                           ========     ========

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


NOTE 7.  INCOME TAXES

As of December 31, 2001 and 2000, temporary differences that give rise to deferred income tax assets and liabilities are as follows:

                                                        2001             2000
                                                    -----------      -----------
Deferred income tax assets
    Benefit of net operating losses                 $ 8,538,966      $ 6,735,333
    Deferred stock compensation                         637,819          390,185
    Issuance of options - settlement with EAI           240,210          240,210
    Expense associated with restructure of debt          85,846           85,846
    Depreciation                                         91,574           78,662
    Accrued vacation, severance and bonuses              19,542           31,145
    Deferred software revenues                               --           18,870
    Deferred rent expense                                11,915           12,673
    Other                                                17,108           12,578
                                                    -----------      -----------
                                                      9,642,980        7,605,502
                                                    -----------      -----------

Deferred income tax liabilities
    Abandonment of property and equipment               (53,586)         (53,586)
    Warrants issued for financing fees                       --          (35,025)
    Other                                                   (99)             (71)
                                                    -----------      -----------
                                                        (53,685)         (88,682)
                                                    -----------      -----------
    Valuation allowance                              (9,589,295)      (7,516,820)
                                                    -----------      -----------
    Net deferred income tax asset (liability)       $        --      $        --
                                                    ===========      ===========

The net deferred tax asset has been fully reserved due to the uncertainty of generating future taxable income during the carry forward period. The valuation allowance increased by $2,072,475 from December 31, 2000 to December 31, 2001.

The Company's income tax expense (benefit) for the years ended December 31, 2001 and 2000, differed from the statutory federal tax rate as follows:

                                                           2001             2000
                                                       -----------      -----------
Statutory rate applied to loss before income taxes     $(1,993,426)     $(3,465,664)
Permanent differences between financial and tax
  losses
   Interest expense associated with beneficial
            conversion feature of convertible debt              --        1,275,000
   Expense from exercise of non-qualified
            stock options                                  (83,128)      (1,506,974)
   Other                                                     4,079           20,526
Increase in valuation allowance                          2,072,475        3,677,112
                                                       -----------      -----------
Income tax expense (benefit)                           $        --      $        --
                                                       ===========      ===========

Net operating losses generated through December 31, 2001, eligible to be carried forward to future years of approximately $25,115,000 will expire between 2011 and 2016.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


NOTE 8. RELATED PARTY TRANSACTIONS

Mr. Kevin Howe, the Company's Chairman through January 2002, and Mr. Drew Johnson joined the Company's board of directors in January 2000 as representatives of Mercury Fund No. 1, Ltd. and MT Partners, L.P., respectively, in connection with the initial tranche of funding of a three-stage $3,750,000 investment in the Company, completed May 1, 2000. The notes related to the funding are convertible at any time, at the election of Mercury and MT Partners, on the basis of one share of common stock for each $0.125 in principal amount of the notes outstanding at the time of conversion. The notes do not accrue interest. In connection with the notes, Mercury and MT Partners were issued warrants to purchase 2,839,800 and 3,160,200 shares of common stock, respectively, at an exercise price of $0.20 per share. As of December 31, 2001, Mercury had converted $500,000 of its convertible promissory note into 4,000,000 shares of common stock, exercised warrants to purchase 2,839,800 shares of common stock and sold 1,625,000 shares of common stock. MT Partners had converted $750,000 of its convertible promissory note into 6,000,000 shares of common stock, exercised warrants to purchase 3,160,200 shares of common stock and sold 4,234,500 shares of common stock.

As a result of this investment, at December 31, 2001, Mercury and MT Partners each hold convertible promissory notes convertible into an aggregate of up to 10,200,000 and 9,800,000 shares of the Company's common stock, respectively.

In December 2000, Mercury loaned the Company $565,000 with an interest rate that varied between 0% and 10%. The principal of this note was repaid on June 22, 2001 upon Mercury's exercise of warrants, originally obtained with the issuance of the convertible secured promissory notes, to purchase 2,839,800 shares of common stock as the exercise price consisted of conversion of this note plus cash in the amount of $2,960. Accrued interest of $14,419 due to Mercury under this note was renewed as a new note with an interest rate of 4 1/2% maturing December 22, 2001. This note and its accrued interest were repaid in December 2001.

NOTE 9. COMMITMENTS AND CONTINGENCIES

On April 12, 2000, the Company executed a non-cancelable operating lease for its office facility for a term of 39 months beginning May 1, 2000. This lease was modified on November 16, 2000 to increase leased space and extend the term of the lease through February 2004. The modified lease provides for a monthly base rent of $16,977 until August 2001 and $18,720 thereafter. At the end of the lease term, the Company has the right to renew the lease for an additional 60 months at the then prevailing rental rates. The following is a summary of future base rents as of December 31, 2001.

YEAR ENDING DECEMBER 31,        AMOUNT
------------------------       ---------
        2002                   $ 224,640
        2003                     224,640
        2004                      37,440
                               ---------
                               $ 486,720
                               =========

Total rent expense in 2001 and 2000 was $213,571 and $163,098, respectively.

On July 24, 1998, Carroll Independent School District filed suit against the Company in District Court, Tarrant County, Texas, seeking payment for business and personal property taxes (Carroll Independent School District v. One Up Corporation, Cause No. L-14690). Judgment was entered on January 27, 2000 for Carrol ISD in the amount of $89,853, which included interest and court costs. From time to time the Company is party to what it believes is routine litigation and proceedings that may be considered as part of the ordinary course of its business. Currently, the Company is not aware of any current or pending litigation or proceedings that would have a material adverse effect on the Company's business, results of operations or financial condition.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


NOTE 10. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of accounts receivable. Accounts receivable which aggregated $15,000 as of December 31, 2001, have been subsequently collected. The Company's accounts receivables are unsecured.

For the years ended December 31, 2001 and 2000, significant customers accounted for the percentages of the Company's total revenues as indicated below:

                                 2001     2000
                                 ----     ----
Dell Products, LP                 52%      83%
Pivotech Systems, Inc.            24       --
Microsoft Corporation             12       --
Labtec, Inc.                       7       --
Unisys Corporation                 4       --
Centura Software Corporation      --       11
Federal Express                    1        6
                                 ---      ---
                                 100%     100%
                                 ===      ===

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


NOTE 11. CAPITAL STOCK, WARRANTS AND OPTIONS

CAPITAL STRUCTURE

The Company is authorized to issue 200,000,000 shares of common stock, $0.001 par value per share, of which approximately 128,586,361 and 91,353,074 shares were issued at December 31, 2001 and 2000, respectively. As discussed below, the Company reincorporated in Delaware in August 2000 and, in connection with the reincorporation, established a par value of $0.001 per common share. Accordingly, the Board of Directors authorized the stated capital of the Company to be adjusted to reflect this new par value, with a corresponding adjustment to additional paid-in capital.

On June 23, 2000, the Company held its Annual Stockholders' Meeting, at which the stockholders approved reincorporation in Delaware and the creation of blank check preferred stock. The reincorporation was completed in August 2000. As a result, the Company's Board of Directors is authorized to issue up to 50,000,000 shares of preferred stock in one or more series with such limitations and restrictions as may be determined in its sole discretion without further stockholder approval. The preferred stock authorized under the Company's previous Florida Articles of Incorporation, none of which was outstanding at the time of reincorporation, was cancelled at the time of reincorporation.

ISSUANCES OF COMMON STOCK

Private Placements

During 2001, the Company completed private placements of 10,914,285 shares of unregistered common stock with a weighted average price per share of $0.2098. During 2000, the Company completed private placements of 2,451,000 shares of unregistered common stock at a price of $0.125 per share. In connection with these private placements, the Company issued two-year warrants to purchase a total of 490,200 unregistered shares of common stock at $0.20 per share. As of December 2001, warrants to purchase 407,000 shares of common stock of the original 490,200 remain unexercised.

Private Equity Line

On March 27, 2001 the Company and Ironhead Investments Inc. entered into a Common Stock Purchase Agreement establishing a private equity line of credit. Ironhead has committed to purchase from the Company up to a maximum of approximately 30,000,000 shares of common stock for up to $20,000,000 over a twenty-month period. The number of shares issuable by the Company and the price per share to be paid by Ironhead are dependent upon a defined trading volume of the Company's common stock and defined average trading price (net of a 6% discount). The Company has reserved 30,000,000 shares of common stock for possible issuance under the equity line of credit. During 2001, the Company sold 2,990,670 shares of common stock under the Stock Purchase Agreement with a weighted average price per share of $0.3926.

In connection with the equity line of credit, Ironhead and GKN Securities were issued five-year warrants to purchase an aggregate of 650,000 shares of the Company's common stock at an exercise price of $0.42 per share. None of these warrants have been exercised as of December 31, 2001. The Company engaged GKN as a sales agent to facilitate this transaction. GKN will also receive a 5% placement fee for each draw under the equity line of credit.

The Company is prevented from issuing shares to Ironhead to the extent Ironhead would beneficially own more than 9.9% of the then outstanding common stock. Any resale of shares by Ironhead would reduce the number of shares beneficially owned by Ironhead and would enable the Company to issue additional shares to Ironhead without violating this condition.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


Conversion of Debt to Equity

During 2001, the Company issued 10,000,000 shares of common stock at $0.125 per share from conversion of convertible debt aggregating $1,250,000 in accordance with the provisions of the convertible debt agreement dated January 25, 2000 (see Note 4).

Exercise Of Options and Warrants

During 2001 and 2000, the Company issued 13,328,055 and 10,241,885 shares of common stock, respectively, upon exercise of options and warrants yielding proceeds of $2,667,143 and $1,870,733, respectively.

Financing fees of $18,976 were recorded in connection with the issuance of a one-year warrant to purchase 40,000 shares of common stock at $0.01 per share. This warrant was issued as a condition of the modification of a note payable in January 2001 and was exercised in March 2001.

During 2001, the Company agreed to modify the exercise price for 4,000,000 options previously issued to EAI Partners, Inc. 2,000,000 of which expired on May 13, 2001 with the remainder expiring on November 12, 2001. The effect of the modification was a reduction of the option exercise price by approximately $0.02 per option share. The Company recorded financing fees of $84,000 in connection with these modifications. These options were exercised in 2001.

Financing fees aggregating $13,360 were recorded in connection with the issuance of two six-month warrants to purchase an aggregate of 40,000 shares of common stock at $0.01 per share. These warrants were issued as a condition of the extension of a note payable in May 2001 and subsequent renewal and modification of this note in September 2001. Both warrants were exercised in 2001.

Employee Stock Purchase Plan

During 2001, the Company issued 277 shares of common stock representing the employer's match of shares purchased by employees under the Company's Employee Stock Purchase Plan.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


WARRANTS

A summary of warrants outstanding as of December 31, 2001 and 2000 is as follows:

                                                                                 2001          2000
                                                                               ---------     ---------
Warrants for purchase of 2,335,900 shares at $0.20 per share, issued in connection with private placements of unregistered common stock in
1999, expiring between March and December 2001                                        --     1,974,200

Warrants for purchase of 1,000,000 shares at $0.10 per share, issued in connection with the private placement of unregistered common
stock in September 1998, expiring September 2001                                      --       100,000

Warrants for purchase of 2,147,750 shares of common stock at $0.20 per share, issued in connection with the private placement of common
stock in March 1998, expiring July 2001                                               --       185,750

Warrants for purchase of 3,178,591 shares of common stock at $0.20 per share, issued in connection with Senior Secured Promissory Notes,
expiring July 2001, as modified in 1999                                               --       142,858

Warrants for purchase of 927,650 shares of common stock at $0.01 to
$0.20 per share, issued in connection with short term borrowings in 1999,
expiring between October and December 2001                                            --       100,000

Warrants issued for purchase of 6,000,000 shares of common stock at
$0.20 per share, issued in connection with convertible notes payable in
January 2000, expiring equally in January 2005, March 2005 and April 2005             --     6,000,000

Warrants for purchase of 95,143 shares of common stock at $0.35 per share, issued in connection with private placements of unregistered common
stock in 2001, expiring December 23, 2004                                         95,143            --

Warrants for purchase of 650,000 shares of common stock at $0.42 per share, issued in connection with private equity line of credit, expiring
March 2006                                                                       650,000            --

Warrants for purchase of 490,200 shares of common stock at $0.20 per share, issued in connection with January 2000 private placement of common
stock, expiring January 2002                                                     407,000       438,200
                                                                               ---------     ---------
Total                                                                          1,152,143     8,941,008
                                                                               =========     =========

Warrant activity is summarized as follows:

                                                          WARRANT PRICE
                                                     -------------------------
                                                     WEIGHTED
                                      WARRANTS        AVERAGE         TOTAL
                                     -----------     --------      -----------
Outstanding at December 31, 1999       8,931,891     $ 0.1851      $ 1,653,045
     Granted                           6,507,200       0.1995        1,298,210
     Exercised                        (6,498,083)     (0.1805)      (1,173,053)
                                     -----------     --------      -----------
Outstanding at December 31, 2000       8,941,008       0.1989        1,778,202
     Granted                             825,143       0.3722          307,100
     Exercised                        (8,019,579)     (0.1969)      (1,578,716)
     Forfeited                          (594,429)     (0.2000)        (118,886)
                                     -----------     --------      -----------
Outstanding at December 31, 2001       1,152,143     $ 0.3365      $   387,700
                                     ===========     ========      ===========

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


STOCK OPTIONS GRANTED TO NON-EMPLOYEES

A summary of stock options granted to non-employees outstanding as of December 31, 2001 and 2000 is as follows:

                                                                              2001          2000
                                                                           ---------     ---------
Granted August 1999 to EAI Partners, Inc. to purchase 5,902,614
   shares of common stock, expiring between May 2001 and November 2001            --     4,000,000

Granted September 1997 to one individual for services rendered,
   exercisable at $0.70 per share, expiring December 2002                    240,000       240,000

Granted April 2001 to five individuals for services rendered,
   exercisable at $0.38 per share, expiring April 2004                        50,000            --

Granted July 1999 to one individual for services rendered,
   exercisable at $0.20 per share vesting at rate of 7,500
   per month through July 2001, expiring July 2002. Agreement canceled February 2000 at which time 60,000 shares were
   vested, expiring February 2002                                             60,000        60,000
                                                                           ---------     ---------

Total                                                                        350,000     4,300,000
                                                                           =========     =========

Stock options granted to non-employees are summarized as follows:

                                                           OPTION PRICE
                                                     -------------------------
                                                     WEIGHTED
                                      OPTIONS         AVERAGE         TOTAL
                                     -----------     --------      -----------
Outstanding at December 31, 1999       5,685,281      $0.2160      $ 1,228,121
     Forfeited                          (120,000)     (0.2000)         (24,000)
     Exercised                        (1,265,281)     (0.1771)        (224,121)
                                     -----------      -------      -----------
Outstanding at December 31, 2000       4,300,000       0.2279          980,000
     Granted                              50,000       0.3800           19,000
     Exercised                        (4,000,000)     (0.2000)        (800,000)
                                     -----------      -------      -----------
Outstanding at December 31, 2001         350,000      $0.5686      $   199,000
                                     ===========      =======      ===========

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


STOCK OPTIONS GRANTED TO EMPLOYEES, OFFICERS AND DIRECTORS

In 1997, the Company established a stock option plan ("1997 Plan"); however, the 1997 Plan was not approved by the Company's stockholders within the time specified and was terminated in 1999. Outstanding options issued pursuant to the 1997 Plan were canceled in 1999. Substantially all of the cancelled 1997 Plan options were reissued under the 1999 Plan at the then current fair market value. In accordance with FASB Interpretation No. 44, these modified grants are accounted for as variable from the date of modification until the options are exercised, forfeited or expire unexercised. No additional compensation expense was recorded in 2001 or 2000 related to these options. At December 31, 2001, there were 338,178 options accounted for as variable.

In 1999, the Company adopted a new stock option plan, the 1999 Stock Option Plan ("1999 Plan"). Under the terms of the 1999 Plan, the Company could grant up to 2,000,000 shares of the Company's common stock. The 1999 Plan was not approved by the Company's stockholders within one year of adoption by the Company's Board of Directors, thereby converting options, granted under the 1999 Plan to non-qualified options for federal income tax purposes. All terms of the options remained unchanged.

In January 2000, the Company's Board of Directors approved, subject to the stockholders' approval, the MigraTEC, Inc. Long-Term Incentive Plan ("2000 Plan"), which provides for the issuance of up to 7,000,000 shares of the Company's common stock in the form of stock options, dividend equivalent rights or restricted share awards to Company directors, officers, employees and consultants. The 2000 Plan was approved at the Company's Annual Stockholders' meeting held June 23, 2000.

In December 2000, the Company's Board of Directors approved, subject to the stockholders' approval, an additional 7,000,000 shares of the Company's common stock for issuance under the 2000 Plan. The additional shares were not submitted for approval to the Company's stockholders within one year of approval by the Company's Board of Directors, thereby converting these options to non-qualified options for federal income tax purposes.

The Company has issued stock options to employees, officers and directors as summarized in the table below:

                                                            OPTION PRICE
                                                     -------------------------
                                                     WEIGHTED
                                       OPTIONS        AVERAGE         TOTAL
                                     -----------     --------      -----------
Outstanding at December 31, 1999       8,514,209     $ 0.2007      $ 1,708,754
   Granted                            12,185,382       0.4300        5,239,692
   Forfeited                            (432,935)     (0.4270)        (184,842)
   Exercised                          (2,478,521)     (0.2014)        (499,273)
                                     -----------     --------      -----------
Outstanding at December 31, 2000      17,788,135       0.3522        6,264,331
   Granted                             2,483,899       0.3651          906,769
   Forfeited                          (1,817,888)     (0.5851)      (1,063,642)
   Exercised                          (1,308,476)     (0.2021)        (264,427)
                                     -----------     --------      -----------
Outstanding at December 31, 2001      17,145,670     $ 0.3408      $ 5,843,031
                                     ===========     ========      ===========

Employee options, which aggregate 599,318, expire between August 2003 and through December 2004. Expiration of the remaining options, which aggregate 16,546,352, is summarized below:

                                    OFFICERS
                                       AND
EXPIRATION                          DIRECTORS      EMPLOYEES       TOTAL
----------                         ----------     ----------     ----------
48 months after termination of      4,060,000             --      4,060,000
  employment or directorship          100,000             --        100,000
  April 2004
January 2010 to September 2011      7,912,500      4,473,852     12,386,352
                                   ----------     ----------     ----------
                                   12,072,500      4,473,852     16,546,352
                                   ==========     ==========     ==========

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


COMPENSATION EXPENSE FOR OPTIONS AND WARRANTS GRANTED TO EMPLOYEES, OFFICERS AND DIRECTORS

In 2000, the Company recorded deferred stock compensation of $2,975,000 for the difference between the exercise price and the market value of the Company's common stock underlying an aggregate of 3,800,000 options to purchase common stock granted in 2000. This amount is being amortized over the vesting period of the individual options, which vesting periods vary from immediate to three years. During 2001, as a result of individuals no longer being employed by the Company, deferred stock compensation in the aggregate amount of $330,000 was forfeited for an aggregate of 540,000 options to purchase common stock which were granted in 2000. The amount forfeited is reflected as reduction of deferred stock compensation and additional paid-in capital. Stock compensation expense charged to operations was $728,334 and $1,147,604 for the years ended December 2001 and 2000, respectively.

Substantially all other options issued to directors, officers and employees were issued with exercise prices equal to fair value. Fair value for all options issued is generally the trading price at the date of issuance. Had compensation cost for the Company's stock options been determined consistent with SFAS No. 123, the Company's net loss per share would have been adjusted to the pro forma amounts indicated below:

                                            YEARS ENDED DECEMBER 31,
                                       ----------------------------------
                                            2001                2000
                                       --------------      --------------
Net income (loss)
   As reported                         $   (5,863,017)     $  (10,193,130)
                                       ==============      ==============
   Pro forma                           $   (6,831,124)     $  (11,220,879)
                                       ==============      ==============
Net income (loss) per common share
(basic and diluted)
   As reported                         $        (0.06)     $        (0.13)
                                       ==============      ==============
   Pro forma                           $        (0.07)     $        (0.14)
                                       ==============      ==============

The effects of applying SFAS No. 123 in this pro forma disclosure are not indicative of future amounts. SFAS No. 123 does not apply to awards made prior to 1995, and the Company anticipates making awards in the future under its stock-based compensation plan.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes method option-pricing model. The following assumptions were used for grants in 2001: dividend yield of 0%, volatility of 160%, risk free interest rate estimated as ranging from 3.4% to 4.8% with an expected life of 3 years. The following assumptions were used for grants in 2000: dividend yield of 0%, volatility range of 122% to 155%, risk free interest rate estimated as 6.3% with an expected life of 3 to 4 years.

The fair value of each option grant given to both employees and non-employees is estimated on the date of grant using the Black-Scholes method option-pricing model. The weighted average fair value of the option granted under this model when fair value equaled the exercise price was $0.31 and $0.59 per option, respectively, for the years ended December 31, 2001 and 2000.

The model is based on historical stock prices and volatility which, due to the low volume of transactions, may not be representative of future price variances.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


The following summarizes information about options and warrants granted to employees, officers, directors and non-employees outstanding at December 31, 2001:

                                 OUTSTANDING OPTIONS AND WARRANTS                         OPTIONS AND WARRANTS EXERCISABLE
                                -----------------------------------                      ----------------------------------
                                                                          WEIGHTED
                                                   WEIGHTED AVERAGE        AVERAGE                         WEIGHTED AVERAGE
         RANGE OF                 NUMBER              REMAINING           EXERCISE         NUMBER             EXERCISABLE
      EXERCISE PRICES           OUTSTANDING        CONTRACTUAL LIFE         PRICE        EXERCISABLE             PRICE
      ---------------           -----------        ----------------       --------       -----------       ----------------
Employees
  $0.1719 to $2.625              5,073,170            8.202 years          $0.4867         1,967,222             $0.4857

Officers and Directors
  $0.20 to $0.75                12,072,500                    N/A          $0.2795         7,693,333             $0.2606

Non-Employees-options
  $0.20 to $0.70                   350,000             1.041 years         $0.5686           350,000             $0.5686

Non-Employees-warrants
  $0.20 to $0.42                 1,152,143             2.644 years         $0.3365         1,152,143             $0.3365
                                ----------                                                ----------
                                18,647,813                                                11,162,698
                                ==========                                                ==========

TOTAL OPTIONS AND WARRANTS OUTSTANDING AT DECEMBER 31, 2001

At December 31, 2001, the Company had options and warrants outstanding for the purchase of shares of common stock as follows:

Warrants                                  1,152,143
Stock Options:
   Non-Employees                            350,000
   Directors, Officers and Employees     17,145,670
                                         ----------
Total                                    18,647,813
                                         ==========

All of the warrants and non-employee stock options are vested and exercisable as of December 31, 2001.

COMPENSATION EXPENSE FOR OPTIONS AND WARRANTS

The Company has recorded compensation expense in 2001 and 2000 for all options and warrants issued to non-employees. Such compensation expense was determined using the Black-Scholes method option-pricing model, using assumptions consistent with those noted above.

NOTE 12. EMPLOYEE SAVINGS PLAN

Effective January 1, 1994, the Company adopted a discretionary 401(k) savings plan (the "Plan") for its employees. The Plan is available to all employees meeting certain eligibility requirements, as further described in the Plan documents. No discretionary employer contributions were made for the years ended December 31, 2001 and 2000. Participants are 100% vested in the portion of the Plan representing employee contributions. Participants vest 20% in employer contributions after two years of service (as defined by the Plan document) and 20% each year thereafter.

                          MIGRATEC, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2001 and 2000


NOTE 13. SUBSEQUENT EVENTS

Subsequent to December 31, 2001, the Company issued 873,000 shares of common stock upon exercise of options and warrants, yielding proceeds of $174,600 and completed private placements of 13,954,000 shares of unregistered common stock with a weighted average price per share of $0.25. The Company issued a three-year warrant to purchase 175,425 shares of common stock at $0.25 per share to Richard A. Gray, Jr. for services rendered by Mr. Gray in connection with assisting the Company in raising capital. We also issued options to purchase an aggregate of 3,220,000 shares of common stock at prices ranging from $0.33 to $0.34 per share to one director and certain employees.

In connection with the private equity line discussed in Note 11, the Company issued 2,036,519 shares of common stock at a weighted average price per share of $0.3192, yielding proceeds of $615,500 net of commissions and escrow costs.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

DELAWARE GENERAL CORPORATION LAW

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in
Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

CERTIFICATE OF INCORPORATION

         The Certificate of Incorporation of MigraTEC, a copy of which is filed as Exhibit 3.1 to the Registration Statement, provides that a director of MigraTEC shall not be liable to MigraTEC or its stockholders for monetary damages for breach of fiduciary duty as a director, unless the breach involves

         o a breach of the director's duty of loyalty to MigraTEC or its stockholders;

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o liability for unlawful dividend payments or stock purchases or redemptions; or

         o for a transaction from which the director derived an improper personal benefit.

         The Certificate of Incorporation provides MigraTEC will indemnify all persons whom it may indemnify to the fullest extent permitted by the DGCL.

         The Bylaws of MigraTEC provide that MigraTEC shall indemnify any person against any and all judgments, fines, amounts paid in settling or otherwise disposing of actions or threatened actions, and expenses in connection therewith, incurred by reason of the fact that such person, or such person's testator or intestate is or was a director or officer of MigraTEC or of any other corporation of any type or kind, domestic or foreign, which such person served in any capacity at the request of MigraTEC. To the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall at such person's request be paid by MigraTEC in advance of the final disposition of such action or proceeding.

INDEMNIFICATION AGREEMENTS

         MigraTEC has entered into indemnification agreements with each of its directors pursuant to which it will indemnify its directors against judgments, claims, damages, losses and expenses incurred as a result of the fact that a director, in his capacity as a director, is made or threatened to be made a party to any suit or proceeding. Such persons will be indemnified to the fullest extent now or hereafter permitted by the DGCL. The indemnification agreements also provide for the advancement of certain expenses (such as attorney's fees, witness fees, damages, judgments, fines and settlement costs) to such directors in connection with any such suit or proceeding.

INSURANCE

         MigraTEC has a directors' and officers' liability insurance policy to insure its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of MigraTEC, including liabilities arising under the Securities Act.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered hereby. The selling security holders will not incur any of the following expenses. All amounts are estimated except the Commission registration fee and will be paid by the Company.


SEC registration fee ....................    $   504.63
Blue Sky fees and expenses ..............         3,835
Accounting Fees and expenses ............         5,000
Printing and engraving expenses .........         3,000
Legal fees and expenses .................         5,000
Registrar and transfer agent's fees .....           -0-
Miscellaneous fees and expenses .........         1,000
                                             ----------
    Total ...............................    $18,339.63
                                             ==========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


         During the years ended December 31, 1999, 2000, 2001 and through May 14, 2002, MigraTEC sold its unregistered securities in the transactions described below.




         On April 3, 2002, we issued 31,000 shares of common stock at a price of $0.25 per share to one individual upon the exercise of an option to purchase common stock. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.


         In March and May, 2002, we issued three-year warrants to purchase an aggregate of 300,000 shares of common stock at an exercise price of $0.25 per share to one of our directors for services rendered to the Company. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in section 4(2) of the Securities Act.



         Between March 18, 2002 and May 14, 2002, we issued an aggregate of 17,217,000 shares of common stock at a price of $0.25 per share to seven partnerships, four corporations, 34 individuals, four trusts and one limited liability company. Each of these investors was an accredited investor that acquired such securities for investment purposes. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

         On February 1, 2002, we issued an option to purchase 1,000,000 shares of common stock at an exercise price of $0.33 per share to one director in connection with services rendered as a director. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.


         On January 23, 2002 through February 28, 2002, we issued an aggregate of 2,036,519 shares of common stock at a weighted average price of $0.3192 per share to one investor under the private equity line. These shares are registered for resale under our Registration Statement on Form SB-2 (File No. 333-57830). We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

         On December 28, 2001, we issued 500,000 shares of common stock at a price of $0.20 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On October 30, 2001, we issued 1,270,834 shares of common stock at a price of $0.177 per share to one limited liability company. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On September 28, 2001, we issued 1,250,000 shares of common stock at a price of $0.20 per share to one limited liability company. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On August 10, 2001, we issued 40,000 shares of common stock at a price of $0.01 per share to one corporation. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in
Section 4(2) of the Securities Act.

         On July 31, 2001, we issued a six-month warrant to purchase 24,000 shares of common stock at an exercise price of $0.01 per share to one corporation as part of a financing transaction. We issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On July 31, 2001, we issued 1,250,000 shares of common stock at a price of $0.20 per share to one limited liability company. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On July 30, 2001, we issued 150,000 shares of common stock at a price of $0.38 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On July 5 through December 12, 2001, we issued an aggregate of 2,990,670 shares of common stock at a weighted average price of $0.3926 per share to one investor under the private equity line. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

         On June 29, 2001, we issued 100,000 shares of common stock at a price of $0.20 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 19, 2001, we issued 125,000 shares of common stock at a price of $0.20 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 15, 2001, we issued 125,000 shares of common stock at a price of $0.20 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 14, 2001, we issued 625,000 shares of common stock at a price of $0.20 per share to two individuals and a limited partnership. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 12, 2001, we issued 75,000 shares of common stock at a price of $0.20 per share to two individuals. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 6, 2001, we issued 1,050,000 shares of common stock at a price of $0.20 per share to eight individuals, two limited liability companies and one trust. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On June 1, 2001, we issued 500,000 shares of common stock at a price of $0.20 per share to three individuals. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On May 24, 2001, we issued 350,000 shares of common stock at a price of $0.20 per share to three individuals and one corporation. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On May 18, 2001, we issued 500,000 shares of common stock at a price of $0.20 per share to one limited liability company. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On May 15, 2001, we issued 50,000 shares of common stock at a price of $0.25 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On May 11, 2001, we issued a six-month warrant to purchase 16,000 shares of common stock at an exercise price of $0.01 per share to one corporation as part of a financing transaction. We issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On May 4, 2001, we issued 250,000 shares of common stock at a price of $0.20 per share to one corporation. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On April 12, 2001, we issued 200,000 shares of common stock at a price of $0.20 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On April 11, 2001, we issued 250,000 shares of common stock at a price of $0.20 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On April 4, 2001, we issued 500,000 shares of common stock at a price of $0.20 per share to one individual. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On April 2, 2001, we issued 729,166 shares of common stock at a price of $0.24 per share to one limited liability company. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On March 28, 2001, we issued 250,000 shares of common stock at a price of $.20 per share to a corporation. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On March 27, 2001, we issued five-year warrants to purchase 325,000 shares of common stock at an exercise price of $0.42 per share to one corporation as additional inducement to enter into the private equity line agreement. We also issued 325,000 warrants to one corporation and four individuals as partial consideration for services rendered in connection with the private equity line agreement. Each of these persons was an accredited investor that acquired such securities for investment purposes. We issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On March 12, 2001, we issued an aggregate of 892,857 shares of common stock at a price of $0.28 per share to one individual and one limited liability company. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On March 5, 2001, we issued 40,000 shares of common stock to a corporation as a result of the exercise of a one-year warrant to purchase shares at $0.01 per share that was issued as part of a financing transaction. We issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On February 16, 2001 we issued 200,000 shares of common stock at a price of $0.30 per share to a general partnership. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Throughout 2000, we issued options to purchase an aggregate of 12,185,382 shares of common stock at a weighted average exercise price of $0.43 per share to our directors and employees in connection with services rendered as employees or directors. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.


         On January 25, 2000, pursuant to a note and warrant purchase agreement, we issued convertible notes in the aggregate principal amount of $3,750,000, convertible into an aggregate of 30,000,000 shares of common stock, to two limited partnerships. As additional inducement to enter into the note and warrant purchase agreement, we issued warrants to purchase an aggregate of 6,000,000 shares of common stock at a price of $0.20 per share. As of May 14, 2002, we have issued the total number of shares of common stock issuable upon conversion and exercise of the notes and warrants. Each of these limited partnerships was an accredited investor that acquired such securities for investment purposes. We issued such securities in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act and in reliance on the safe harbor provided by Rule 506 thereunder.


         Between January 20 and March 2, 2000, we issued an aggregate of 1,064,500 shares of common stock at a weighted average exercise price of $0.228 per share to four individuals upon the exercise of options and warrants. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between January 5 and January 17, 2000, we issued an aggregate of 2,451,000 shares of common stock at a price of $0.125 per share and, as additional inducement for the purchase of such shares, two-year warrants to purchase a total of 490,200 shares of common stock at $0.20 per share to 12 individuals and one trust. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On December 31, 1999, as additional inducement for a short-term loan, we issued a two-year warrant to purchase up to an aggregate of 10,000 shares of common stock at $0.01 per share to a limited partnership. Such warrant was issued in a transaction not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On December 31, 1999, as additional inducement to enter into a short-term loan agreement, we issued a two-year warrant to purchase up to an aggregate of 3,500 shares of common stock at $0.01 per share to an individual. Such warrant was issued in a transaction not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On December 13, 1999, as additional inducement for a short-term loan made to us by one corporation, we issued a two-year warrant to purchase up to an aggregate of 10,000 shares of common stock at $0.01 per share. We issued 10,000 shares of common stock to the corporation on December 29, 1999 pursuant to the exercise of the warrant. Such securities were issued in transactions not involving any public offering in reliance upon the exemption set forth in
Section 4(2) of the Securities Act.

         Between November 16 and December 20 1999, we issued an aggregate of 1,975,000 shares of common stock at a price of $0.125 per share and, as additional inducement for the purchase of such shares, two-year warrants to purchase an aggregate of 395,000 shares of common stock at a price of $0.20 per share to four individuals, one corporation and two trusts. Such securities were issued in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective October 31, 1999, as additional inducement to enter into an agreement with a limited partnership to modify and extend the payment terms of an existing debt owed by us, we issued a two-year warrant to purchase up to an aggregate of 100,000 shares of common stock at $0.01 per share and a two-year warrant to purchase up to an aggregate of 100,000 shares of common stock at $0.20 per share. Such warrants were issued in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective October 13, 1999, we issued 200,000 shares of common stock to one corporation upon the exercise of an outstanding warrant to purchase shares at $0.01 per share. Such securities were issued in a transaction not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective October 13, 1999, we issued 704,878 shares of common stock to a consulting corporation at a reduced exercise price of $0.125 per share upon the exercise of outstanding warrants to purchase shares at prices which originally ranged from $0.25625 to $0.40 per share and which were issued in exchange for placement agent consulting services. Such securities were issued in a transaction not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On October 1, 1999, as additional inducement for a four-month loan made to us by an individual programming consultant, we issued a two-year warrant to purchase up to an aggregate of 6,150 shares of common stock at $0.01 per share in exchange for consulting services rendered. Such warrant was issued in a transaction not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective September 8, 1999, pursuant to a consulting services agreement and short-term loan made to us by one individual, we issued 20,000 shares of common stock upon exercise of a warrant to purchase shares at $0.01 per share issued on August 31, 1999, partially in exchange for consulting services rendered. Such securities were issued in a transaction not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective August 9, 1999 and August 31, 1999, we issued to a corporation an aggregate of 1,333,333 shares of common stock at $0.075 per share, pursuant to a stock option agreement which grants an option to purchase up to an aggregate of 5,903,614 shares of common stock. During the fourth quarter of 2000, we issued to the corporation an aggregate of 570,281 shares of common stock at $0.075 per share, pursuant to the stock option agreement. As of December 31, 2000, an aggregate of 4,000,000 option shares remained exercisable at the greater of $0.20 or 50% of the previous five-day average closing bid price per share of our common stock for the five trading days immediately prior to exercise. Such option expires equally on May 13, 2001 and November 13, 2001. In January 2001, we agreed to modify the exercise price for the 2,000,000 options expiring May 13, 2001 to $0.18 per share in exchange for immediate exercise. We agreed to payment terms of $120,000 within 45 days from the date of exercise on February 16, 2001 and payments of $80,000 on March 15, 2001, April 15, 2001 and May 15, 2001. The corporation has exercised all 2,000,000 of such options. This corporation was an accredited investor that had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the subject securities. This corporation confirmed that it was acquiring such securities for investment purposes and not with a view to the distribution thereof within the meaning of the Securities Act. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective August 1, 1999, pursuant to a marketing services agreement between an individual consultant and us, we issued to such consultant a two-year warrant to purchase up to an aggregate of 25,000 shares of common stock at $0.20 per share, fully vested and immediately exercisable upon the date of grant in exchange for marketing advisory services rendered. Such warrant was issued in a transaction not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between July 17 and September 24, 1999, we issued an aggregate of 4,174,000 shares of common stock at a price of $0.125 per share and, as additional inducement for the purchase of such shares, two-year warrants to purchase an aggregate of 834,800 shares of common stock at a price of $0.20 per share to 25 individuals, two trusts and two corporations. We issued such securities in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective July 29, 1999, as additional inducement for a short-term loan made to us by one corporation, we issued a two-year warrant to purchase up to an aggregate of 10,000 shares of common stock at $0.01 per share, fully vested and immediately exercisable upon the date of grant. Effective September 1, 1999, as inducement to enter into an agreement to extend the due date of the loan, we agreed to issue a two-year warrant to purchase up to an aggregate of 10,000 additional shares of common stock at $0.01 per share upon each monthly renewal, fully vested and immediately exercisable upon the date of grant. In connection with this agreement, on December 29, 1999, we issued 50,000 shares of common stock pursuant to the exercise of warrants to purchase up to an aggregate of 50,000 shares of common stock at $0.01 per share. The loan was repaid in January 2000. Such securities were issued in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective July 1, 1999, pursuant to a two-year consulting service agreement between one individual and us, we issued to the individual a warrant to purchase up to an aggregate of 180,000 shares of common stock at $0.20 per share in exchange for marketing advisory services to be provided. The warrant vested at a rate of 7,500 shares per month beginning July 1, 1999. The agreement was terminated effective February 29, 2000, at which time 60,000 shares were vested under the agreement and exercisable through February 28, 2002. Such warrant was issued in a transaction not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.


         On July 1, 1999, we were unable to meet our obligations to repay senior secured promissory notes in the principal amount of $1,112,500 plus accrued interest. As additional inducement to enter into a settlement agreement with the holders of such notes, which holders included 22 individuals, one professional association, three limited partnerships, one general partnership and two trusts, we reduced the exercise price of warrants to purchase an aggregate of 3,178,591 shares of common stock issued in connection with the notes from $0.35 to $0.20 per share. As further inducement, we also agreed to convert the principal amount of the notes plus any accrued interest into shares of common stock at prices per share of $0.125 through November 30, 1999, $0.20 from December 1, 1999 through February 29, 2000 and $0.35 from March 1, 2000 through May 31, 2000. As of May 14, 2002 we have issued 9,059,605 shares of common stock to the senior secured note holders, who have converted notes in the principal amount of $1,112,500 plus accrued interest of $19,949. All of the foregoing securities were issued in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.


         Effective July 1, 1999, we issued 348 shares of common stock at a price of $0.73 per share to a former employee, representing our 50% matching of shares previously purchased by the employee pursuant to the terms of our 1996 Employee Stock Purchase Plan. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On April 27 and May 3, 1999, we issued an aggregate of 200,000 shares of common stock to two individual programming consultants upon exercise of warrants previously granted to purchase shares at $0.12 per share in exchange for consulting services rendered, valued at $12,000 for each consultant. We issued such securities in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between April 12 and June 25, 1999, we issued an aggregate of 3,687,500 shares of common stock at a price of $0.125 per share and, as additional inducement for the purchase of such shares, two-year warrants to purchase an aggregate of 737,500 shares of common stock at a price of $0.20 per share to three individuals and one corporation. We issued such securities in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         On March 30 and 31, 1999, we issued an aggregate of 112,500 shares of common stock to three individuals and one limited corporation as a result of the exercise of warrants to purchase shares at $0.20 per share. We issued such shares in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between March 9 and 16, 1999, we issued an aggregate of 1,843,000 shares of common stock at a price of $0.125 per share and, as additional inducement for the purchase of such shares, two-year warrants to purchase an aggregate of 368,600 shares of common stock at a price of $0.20 per share to 12 individuals. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Between February 8, 1999 and March 19, 1999, as additional inducement for certain short-term loans made to us by seven individuals, one corporation and one trust, we issued warrants to purchase an aggregate of 635,000 shares of common stock at an exercise price of $0.01 per share, fully vested at the date of grant, all of which were exercised prior to March 31, 1999. We issued such securities in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective February 8, 1999, we issued an aggregate of 33,000 shares of common stock to one individual and one limited partnership, as a result of the exercise of warrants to purchase shares at $0.01 per share, and an aggregate of 50,000 shares of common stock to one individual upon exercise of warrants previously granted to purchase shares at $0.10 per share. We issued such securities in transactions not involving a public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

         Effective February 4, 1999, we issued 332 shares of common stock at a price of $0.73 per share to a former employee, representing the Company's 50% matching of shares previously purchased by the employee pursuant to the terms of the 1996 Employee Stock Purchase Plan. We issued such shares in a transaction not involving a public offering in reliance upon the exemption set forth in
Section 4(2) of the Securities Act.

         Effective January 29, 1999, we entered into a short-term loan agreement with one individual for $30,000 at an interest rate of 16% per annum. As additional inducement to enter into the loan agreement, we issued a two-year warrant to purchase 3,000 shares of common stock at $0.01 per share. This loan, including fees and accrued interest, was paid in full on March 15, 1999, and the warrant was exercised effective February 8, 1999. We issued such securities in transactions not involving any public offering in reliance upon the exemption set forth in Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS


EXHIBIT
NUMBER        DESCRIPTION OF DOCUMENT
-------       -----------------------
 3.1          Certificate of Incorporation (incorporated herein by reference to
              Exhibit 3.1 to MigraTEC's registration statement on Form SB-2 filed August 31, 2000, File No. 333-44946).

 3.2 Bylaws (incorporated herein by reference to Exhibit 3.2 to MigraTEC's registration statement on Form SB-2 filed August 31,
              2000, File No. 333-44946).

 4.1 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed November 13, 2000, File No.
              333-44946).

 5.1          Opinion of Winstead Sechrest & Minick P.C. (filed herewith).

 10.1         Employment Agreement between MigraTEC, Inc. and W. Curtis
              Overstreet dated, April 10, 1997 (incorporated herein by reference to Exhibit 10.3 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093).

 10.2 Employment Agreement between MigraTEC, Inc. and Rick J. Johnson, dated July 1, 1997 (incorporated herein by reference to Exhibit
              10.5 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093).

 10.3         Stock Option Agreement between MigraTEC, Inc. and EAI Partners,
              Inc., dated as of August 6, 1999 (incorporated herein by reference to Exhibit 10.5 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed November 13, 2000, File No.
              333-44946).

 10.4         MigraTEC, Inc. Long-Term Incentive Plan, as amended and restated
              (incorporated herein by reference to Exhibit 99.1 to MigraTEC's
              Form S-8 filed November 6, 2000, File No. 333-49398).

 10.5         Form of Stock Option Agreement pursuant to the MigraTEC, Inc.
              Long-Term Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 99.2 to MigraTEC's Form S-8 filed
              November 6, 2000, File No. 333-49398).

 10.6         Warrant Agreement between MigraTEC, Inc. and MT Partners, L.P. and
              Mercury Fund No. 1, Ltd., dated as of January 25, 2000
              (incorporated herein by reference to Exhibit 10.9 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

 10.7         Form of Warrant to MT Partners, L.P. and Mercury Fund No. 1, Ltd.
              (incorporated herein by reference to Exhibit 4.2 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

 10.8         $1,975,000 Convertible Secured Promissory Note by MigraTEC, Inc.
              to MT Partners, L.P., dated as of January 25, 2000 (incorporated herein by reference to Exhibit 10.10 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No.
              000-28220).

 10.9         $1,775,000 Convertible Secured Promissory Note by MigraTEC, Inc.
              to Mercury Fund No. 1, Ltd., dated as of January 25, 2000
              (incorporated herein by reference to Exhibit 10.11 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

10.10         Security Agreement between MigraTEC, Inc. and MT Partners, L.P.
              and Mercury Fund No. 1, Ltd., dated as of January 25, 2000
              (incorporated herein by reference to Exhibit 10.12 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

EXHIBIT
NUMBER        DESCRIPTION OF DOCUMENT
-------       -----------------------
10.11         Shareholders Agreement between MigraTEC, Inc., MT Partners, L.P.,
              Mercury Fund No. 1, Ltd. and certain stockholders, dated as of
              January 25, 2000 (incorporated herein by reference to Exhibit
              10.13 to MigraTEC's Form 10-KSB for the year ended December 31,
              1999 filed April 14, 2000, File No. 000-28220).

10.12         Registration Rights Agreement between MigraTEC, Inc. and MT
              Partners, L.P. and Mercury Fund No. 1, Ltd., dated as of January
              25, 2000 (incorporated herein by reference to Exhibit 10.14 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed
              April 14, 2000, File No. 000-28220).

10.13         Form of Director Indemnification Agreement between MigraTEC, Inc.
              and each of Drew R. Johnson, W. Curtis Overstreet and Richard A.
              Gray, Jr., dated as of January 25, 2000, and each of William B.
              Patton, Jr. and T. Ulrich Brechbuhl, dated as of January 29, 2002 and February 11, 2002, respectively (incorporated herein by reference to Exhibit 10.15 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.14         Amendment No. 1 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of MT Partners, L.P., dated February 28,
              2000 (incorporated herein by reference to Exhibit 10.16 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed
              March 22, 2001, File No. 000-28220).

10.15         Amendment No. 1 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated
              February 28, 2000 (incorporated herein by reference to Exhibit
              10.17 to MigraTEC's Form 10-KSB for the year ended December 31,
              2000 filed March 22, 2001, File No. 000-28220).

10.16         Office Lease Agreement between MigraTEC, Inc. and Charter Crown
              Plaza Partners, L.P., dated as of April 12, 2000 (incorporated herein by reference to Exhibit 10.16 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No.
              000-28220).

10.17         Amendment No. 2 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of MT Partners, L.P., dated June 1, 2000
              (incorporated herein by reference to Exhibit 10.19 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

10.18         Amendment No. 2 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated June 1,
              2000 (incorporated herein by reference to Exhibit 10.20 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed
              March 22, 2001, File No. 000-28220).

10.19         Lease Modification Agreement Number One between MigraTEC, Inc. and
              Charter Crown Plaza Partners, L.P., dated November 16, 2000
              (incorporated herein by reference to Exhibit 10.21 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

10.20         $565,000 Promissory Note by MigraTEC, Inc. to Mercury Fund No. 1,
              Ltd., dated as of December 1, 2000 (incorporated herein by reference to Exhibit 10.22 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.21         Security Agreement between MigraTEC, Inc. and Mercury Fund No. 1,
              Ltd., dated as of December 1, 2000 (incorporated herein by reference to Exhibit 10.23 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.22         Stock Option Amendment Agreement between MigraTEC, Inc. and EAI
              Partners, Inc., dated January 2, 2001 (incorporated herein by reference to Exhibit 10.24 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.23 Modification, Renewal and Extension of Note and Security Agreement between MigraTEC, Inc. and BEM Capital Partners, Inc., dated
              January 26, 2001 (incorporated herein by reference to Exhibit
              10.25 to MigraTEC's Form 10-KSB for the year ended December 31,
              2000 filed March 22, 2001, File No. 000-28220).

EXHIBIT
NUMBER        DESCRIPTION OF DOCUMENT
-------       -----------------------
10.24         Assignment and Assumption Agreement between MJ Capital Partners
              III, L.P. and BEM Capital Partners, L.P., dated January 26, 2001
              (incorporated herein by reference to Exhibit 10.26 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

10.25 Common Stock Purchase Warrant for 40,000 shares of common stock issued to BEM Capital Partners, L.P. dated, January 31, 2001
              (incorporated herein by reference to Exhibit 10.27 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

10.26 Form of Stock Purchase Warrant issued to GKN Securities Corp. and its designees (incorporated herein by reference to Exhibit 10.28 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

10.27 Stock Purchase Warrant for 325,000 shares of common stock issued to Ironhead Investments Inc. (incorporated herein by reference to Exhibit 10.29 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

10.28         Common Stock Purchase Agreement between MigraTEC, Inc. and
              Ironhead Investments Inc., dated as of March 27, 2001
              (incorporated herein by reference to Exhibit 10.30 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No.
              333-57830).

10.29         Escrow Agreement among MigraTEC, Inc., Ironhead Investments Inc.
              and Epstein Becker & Green, P.C., dated as of March 27, 2001
              (incorporated herein by reference to Exhibit 10.31 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No.
              333-57830).

10.30         Registration Rights Agreement between MigraTEC, Inc. and Ironhead
              Investments Inc., dated as of March 27, 2001 (incorporated herein by reference to Exhibit 10.32 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

11.1 Statement re: Computations of Net Loss per Share (incorporated herein by reference to Exhibit 11.1 to MigraTEC's Form 10-KSB for the fiscal year ended December 31, 2001, filed April 1, 2002, File
              No. 000-28220).

21.1 Subsidiary of MigraTEC, Inc. (incorporated herein by reference to Exhibit 21.1 to MigraTEC's Form 10-KSB for the year ended December
              31, 1999 filed April 14, 2000, File No. 000-28220).

23.1          Consent of Ernst & Young LLP (filed herewith).

23.2          Consent of Winstead Sechrest & Minick P.C. (included in Exhibit
              5.1 filed herewith).

23.3 Consent of the Aberdeen Group, Inc. (incorporated herein by reference to Exhibit 23.3 to MigraTEC's Amendment No. 1 to registration statement on Form SB-2 filed May 21, 2001, File No.
              333-57830).

24.1          Power of Attorney (incorporated herein by reference to Exhibit
              24.1 to MigraTEC's registration statement on Form SB-2 filed April
              30, 2002, File No. 333-87278).

99.1 An Executive White Paper by the Aberdeen Group, Inc. (incorporated herein by reference to Exhibit 99.1 to MigraTEC's Amendment No. 1 to registration statement on Form SB-2 filed May 21, 2001, File
              No. 333-57830).

RULE 415

MigraTEC will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (a) Include any prospectus required by section 10(a)(3) of the Securities Act.

         (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

COMMISSION POLICY ON INDEMNIFICATION

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of MigraTEC pursuant to the foregoing provisions, or otherwise, MigraTEC has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MigraTEC will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amendment No. 1 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on May 14, 2002.


                                           MIGRATEC, INC.

                                           By: /s/ T. ULRICH BRECHBUHL
                                               ------------------------------
                                               T. Ulrich Brechbuhl, President
                                               and Chief Financial Officer


         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates stated.



          SIGNATURE                           TITLE                                DATE
          ---------                           -----                                ----
/s/           *                  Chairman of the Board                     Dated: May 14, 2002
--------------------------
William B. Patton, Jr.

/s/           *                  Chief Executive Officer                   Dated: May 14, 2002
--------------------------       and Director (Principal
W. Curtis Overstreet             Executive Officer)



/s/ T. ULRICH BRECHBUHL          President, Chief Financial Officer,       Dated: May 14, 2002
--------------------------       Secretary, Director (Principal
T. Ulrich Brechbuhl              Financial and Accounting Officer)

/s/           *                  Director                                  Dated: May 14, 2002
--------------------------
Richard A. Gray, Jr.

/s/           *                  Director                                  Dated: May 14, 2002
--------------------------
Drew R. Johnson

* /s/ T. ULRICH BRECHBUHL
--------------------------
T. Ulrich Brechbuhl,
attorney-in-fact

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER        DESCRIPTION OF DOCUMENT
-------       -----------------------
 3.1          Certificate of Incorporation (incorporated herein by reference to
              Exhibit 3.1 to MigraTEC's registration statement on Form SB-2 filed August 31, 2000, File No. 333-44946).

 3.2 Bylaws (incorporated herein by reference to Exhibit 3.2 to MigraTEC's registration statement on Form SB-2 filed August 31,
              2000, File No. 333-44946).

 4.1 Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed November 13, 2000, File No.
              333-44946).

 5.1          Opinion of Winstead Sechrest & Minick P.C. (filed herewith).

 10.1         Employment Agreement between MigraTEC, Inc. and W. Curtis
              Overstreet dated, April 10, 1997 (incorporated herein by reference to Exhibit 10.3 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093).

 10.2 Employment Agreement between MigraTEC, Inc. and Rick J. Johnson, dated July 1, 1997 (incorporated herein by reference to Exhibit
              10.5 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed May 7, 1999, File No. 333-65093).

 10.3         Stock Option Agreement between MigraTEC, Inc. and EAI Partners,
              Inc., dated as of August 6, 1999 (incorporated herein by reference to Exhibit 10.5 to Amendment No. 1 to MigraTEC's registration statement on Form SB-2 filed November 13, 2000, File No.
              333-44946).

 10.4         MigraTEC, Inc. Long-Term Incentive Plan, as amended and restated
              (incorporated herein by reference to Exhibit 99.1 to MigraTEC's
              Form S-8 filed November 6, 2000, File No. 333-49398).

 10.5         Form of Stock Option Agreement pursuant to the MigraTEC, Inc.
              Long-Term Incentive Plan, as amended and restated (incorporated herein by reference to Exhibit 99.2 to MigraTEC's Form S-8 filed
              November 6, 2000, File No. 333-49398).

 10.6         Warrant Agreement between MigraTEC, Inc. and MT Partners, L.P. and
              Mercury Fund No. 1, Ltd., dated as of January 25, 2000
              (incorporated herein by reference to Exhibit 10.9 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

 10.7         Form of Warrant to MT Partners, L.P. and Mercury Fund No. 1, Ltd.
              (incorporated herein by reference to Exhibit 4.2 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

 10.8         $1,975,000 Convertible Secured Promissory Note by MigraTEC, Inc.
              to MT Partners, L.P., dated as of January 25, 2000 (incorporated herein by reference to Exhibit 10.10 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No.
              000-28220).

 10.9         $1,775,000 Convertible Secured Promissory Note by MigraTEC, Inc.
              to Mercury Fund No. 1, Ltd., dated as of January 25, 2000
              (incorporated herein by reference to Exhibit 10.11 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

10.10         Security Agreement between MigraTEC, Inc. and MT Partners, L.P.
              and Mercury Fund No. 1, Ltd., dated as of January 25, 2000
              (incorporated herein by reference to Exhibit 10.12 to MigraTEC's
              Form 10-KSB for the year ended December 31, 1999 filed April 14,
              2000, File No. 000-28220).

EXHIBIT
NUMBER        DESCRIPTION OF DOCUMENT
-------       -----------------------
10.11         Shareholders Agreement between MigraTEC, Inc., MT Partners, L.P.,
              Mercury Fund No. 1, Ltd. and certain stockholders, dated as of
              January 25, 2000 (incorporated herein by reference to Exhibit
              10.13 to MigraTEC's Form 10-KSB for the year ended December 31,
              1999 filed April 14, 2000, File No. 000-28220).

10.12         Registration Rights Agreement between MigraTEC, Inc. and MT
              Partners, L.P. and Mercury Fund No. 1, Ltd., dated as of January
              25, 2000 (incorporated herein by reference to Exhibit 10.14 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed
              April 14, 2000, File No. 000-28220).

10.13         Form of Director Indemnification Agreement between MigraTEC, Inc.
              and each of Drew R. Johnson, W. Curtis Overstreet and Richard A.
              Gray, Jr., dated as of January 25, 2000, and each of William B.
              Patton, Jr. and T. Ulrich Brechbuhl, dated as of January 29, 2002 and February 11, 2002, respectively (incorporated herein by reference to Exhibit 10.15 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No. 000-28220).

10.14         Amendment No. 1 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of MT Partners, L.P., dated February 28,
              2000 (incorporated herein by reference to Exhibit 10.16 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed
              March 22, 2001, File No. 000-28220).

10.15         Amendment No. 1 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated
              February 28, 2000 (incorporated herein by reference to Exhibit
              10.17 to MigraTEC's Form 10-KSB for the year ended December 31,
              2000 filed March 22, 2001, File No. 000-28220).

10.16         Office Lease Agreement between MigraTEC, Inc. and Charter Crown
              Plaza Partners, L.P., dated as of April 12, 2000 (incorporated herein by reference to Exhibit 10.16 to MigraTEC's Form 10-KSB for the year ended December 31, 1999 filed April 14, 2000, File No.
              000-28220).

10.17         Amendment No. 2 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of MT Partners, L.P., dated June 1, 2000
              (incorporated herein by reference to Exhibit 10.19 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

10.18         Amendment No. 2 to Convertible Secured Promissory Note by
              MigraTEC, Inc. in favor of Mercury Fund No. 1, Ltd., dated June 1,
              2000 (incorporated herein by reference to Exhibit 10.20 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed
              March 22, 2001, File No. 000-28220).

10.19         Lease Modification Agreement Number One between MigraTEC, Inc. and
              Charter Crown Plaza Partners, L.P., dated November 16, 2000
              (incorporated herein by reference to Exhibit 10.21 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

10.20         $565,000 Promissory Note by MigraTEC, Inc. to Mercury Fund No. 1,
              Ltd., dated as of December 1, 2000 (incorporated herein by reference to Exhibit 10.22 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.21         Security Agreement between MigraTEC, Inc. and Mercury Fund No. 1,
              Ltd., dated as of December 1, 2000 (incorporated herein by reference to Exhibit 10.23 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.22         Stock Option Amendment Agreement between MigraTEC, Inc. and EAI
              Partners, Inc., dated January 2, 2001 (incorporated herein by reference to Exhibit 10.24 to MigraTEC's Form 10-KSB for the year ended December 31, 2000 filed March 22, 2001, File No. 000-28220).

10.23 Modification, Renewal and Extension of Note and Security Agreement between MigraTEC, Inc. and BEM Capital Partners, Inc., dated
              January 26, 2001 (incorporated herein by reference to Exhibit
              10.25 to MigraTEC's Form 10-KSB for the year ended December 31,
              2000 filed March 22, 2001, File No. 000-28220).

EXHIBIT
NUMBER        DESCRIPTION OF DOCUMENT
-------       -----------------------
10.24         Assignment and Assumption Agreement between MJ Capital Partners
              III, L.P. and BEM Capital Partners, L.P., dated January 26, 2001
              (incorporated herein by reference to Exhibit 10.26 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

10.25 Common Stock Purchase Warrant for 40,000 shares of common stock issued to BEM Capital Partners, L.P. dated, January 31, 2001
              (incorporated herein by reference to Exhibit 10.27 to MigraTEC's
              Form 10-KSB for the year ended December 31, 2000 filed March 22,
              2001, File No. 000-28220).

10.26 Form of Stock Purchase Warrant issued to GKN Securities Corp. and its designees (incorporated herein by reference to Exhibit 10.28 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

10.27 Stock Purchase Warrant for 325,000 shares of common stock issued to Ironhead Investments Inc. (incorporated herein by reference to Exhibit 10.29 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

10.28         Common Stock Purchase Agreement between MigraTEC, Inc. and
              Ironhead Investments Inc., dated as of March 27, 2001
              (incorporated herein by reference to Exhibit 10.30 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No.
              333-57830).

10.29         Escrow Agreement among MigraTEC, Inc., Ironhead Investments Inc.
              and Epstein Becker & Green, P.C., dated as of March 27, 2001
              (incorporated herein by reference to Exhibit 10.31 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No.
              333-57830).

10.30         Registration Rights Agreement between MigraTEC, Inc. and Ironhead
              Investments Inc., dated as of March 27, 2001 (incorporated herein by reference to Exhibit 10.32 to MigraTEC's registration statement on Form SB-2 filed March 29, 2001, File No. 333-57830).

11.1 Statement re: Computations of Net Loss per Share (incorporated herein by reference to Exhibit 11.1 to MigraTEC's Form 10-KSB for the fiscal year ended December 31, 2001, filed April 1, 2002, File
              No. 000-28220).

21.1 Subsidiary of MigraTEC, Inc. (incorporated herein by reference to Exhibit 21.1 to MigraTEC's Form 10-KSB for the year ended December
              31, 1999 filed April 14, 2000, File No. 000-28220).

23.1          Consent of Ernst & Young LLP (filed herewith).

23.2          Consent of Winstead Sechrest & Minick P.C. (included in Exhibit
              5.1 filed herewith).

23.3 Consent of the Aberdeen Group, Inc. (incorporated herein by reference to Exhibit 23.3 to MigraTEC's Amendment No. 1 to registration statement on Form SB-2 filed May 21, 2001, File No.
              333-57830).


24.1          Power of Attorney (incorporated herein by reference to Exhibit
              24.1 to MigraTEC's registration statement on Form SB-2 filed April
              30, 2002, File No. 333-87278).


99.1 An Executive White Paper by the Aberdeen Group, Inc. (incorporated herein by reference to Exhibit 99.1 to MigraTEC's Amendment No. 1 to registration statement on Form SB-2 filed May 21, 2001, File
              No. 333-57830).